UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Overhill Farms, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of stockholders of Overhill Farms, Inc., which is referred to as Overhill, to be held on August 6, 2013, at 9:00 a.m. (Pacific Time), at Overhill’s headquarters, 2727 E. Vernon Avenue, Vernon, California 90058, unless postponed to a later date.

At the special meeting, you will be asked to consider and vote upon (1) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 14, 2013, by and among Overhill, Bellisio Foods, Inc., which is referred to as Bellisio, and Bellisio Acquisition Corp., a wholly-owned subsidiary of Bellisio, pursuant to which Overhill would be acquired by Bellisio, (2) a proposal to approve a merger-related named executive officer compensation proposal, and (3) a proposal to adjourn or postpone the special meeting, if necessary, in order to further solicit proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If the merger agreement is approved and adopted and the merger is completed, Overhill will become a wholly-owned subsidiary of Bellisio and each of your shares of Overhill common stock will be converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes.

The proxy statement accompanying this letter is furnished in connection with the solicitation by the Board of Directors of Overhill of proxies to be used at the special meeting.

The Board of Directors of Overhill, which is referred to as the Board, has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the Board has determined that the merger is fair to and in the best interests of Overhill and its stockholders. Accordingly, the Board has unanimously approved the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement, FOR the approval of the merger-related named executive officer compensation proposal and, if necessary, FOR the adjournment proposal.

Your vote is very important. The merger cannot be completed unless holders of a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting vote to approve and adopt the merger agreement.

Only holders of record of shares of Overhill common stock at the close of business on June 10, 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope, or submit your proxy by telephone or over the Internet by following the instructions on the proxy card. You may revoke the proxy at any time prior to its exercise at the special meeting in the manner described in the proxy statement accompanying this letter. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. Your vote in person at the special meeting will supersede any previously submitted proxy.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the special meeting.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the approval and adoption of the merger agreement, FOR the approval of the merger-related named executive officer compensation proposal and, if necessary, FOR the adjournment proposal.

If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote AGAINST the approval and adoption of the merger agreement.

If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Overhill’s proxy solicitor, Okapi Partners LLC at (877) 796-5274 (toll free), info@okapipartners.com (email) or write to Okapi Partners, 437 Madison Ave., 28th Floor, New York, NY 10022.

The proxy statement accompanying this letter explains the proposed merger, the merger agreement and the merger-related named executive officer compensation proposal, and provides specific information concerning the special meeting. Please read the entire proxy statement carefully.

Sincerely,

James Rudis
Chairman & Chief Executive Officer

This Proxy Statement is dated July 1, 2013, and is first being mailed to Overhill stockholders on or about July 1, 2013.

2727 E. Vernon Avenue

Vernon, California 90058

NOTICE TO STOCKHOLDERS

A special meeting of stockholders of Overhill Farms, Inc., which is referred to as Overhill, will be held at 9:00 a.m. (Pacific Time), on August 6, 2013, at Overhill’s headquarters, 2727 E. Vernon Avenue, Vernon, California 90058, unless postponed to a later date. The special meeting is being held to consider and vote upon the following proposals:

1. To approve and adopt the Agreement and Plan of Merger, dated as of May 14, 2013, as such agreement may be amended from time to time in accordance with its terms, by and among Overhill, Bellisio Foods, Inc. which is referred to as Bellisio, and Bellisio Acquisition Corp., a wholly-owned subsidiary of Bellisio. If the merger agreement is approved and adopted and the merger is completed, Overhill will become a wholly-owned subsidiary of Bellisio and each outstanding share of Overhill common stock will be converted into the right to receive $5.00 in cash, without interest and less applicable withholding taxes.

2. To approve, on a non-binding advisory basis, the compensation to be paid to Overhill’s named executive officers that is based on or otherwise relates to the merger (this proposal is referred to as the merger-related named executive officer compensation proposal).

3. To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Only holders of record of shares of Overhill common stock at the close of business on June 10, 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each share of common stock is entitled to vote on all matters that properly come before the special meeting and is entitled to one vote on each matter properly brought before the special meeting.

The Board of Directors of Overhill, which is referred to as the Board, unanimously recommends that Overhill stockholders vote FOR the approval and adoption of the merger agreement. Overhill cannot complete the merger unless the merger agreement is approved and adopted by the affirmative vote of the holders of a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting.

The Board also unanimously recommends that Overhill stockholders vote FOR the merger-related named executive officer compensation proposal and FOR any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

The attached proxy statement describes the proposed merger, the actions to be taken in connection with the merger, and the merger-related named executive officer compensation proposal, and provides additional information about the parties involved. A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board from holders of Overhill common stock.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope, or submit your proxy by telephone or over the Internet by following the instructions on the proxy card. You may revoke the proxy at any time prior to its exercise at the special meeting in the manner described in the attached proxy statement. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. Your vote at the special meeting will supersede any previously submitted proxy.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the special meeting.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the approval and adoption of the merger agreement, FOR the approval of the merger-related named executive officer compensation proposal and, if necessary, FOR the adjournment proposal.

If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote AGAINST the approval and adoption of the merger agreement.

If you have any questions concerning the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares, please contact Overhill’s proxy solicitor:

437 Madison Ave., 28th Floor

New York, NY 10022

Direct Dial: (212) 297-0720

Toll Free: (877) 796-5274

Email: info@okapipartners.com

Please do not send any stock certificates at this time.

By Order of the Board of Directors,

Robert Olivarez
Secretary

July 1, 2013

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Overhill from documents that are not included in or delivered with this document. See “Additional Information” beginning on page 74. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Overhill, 2727 E. Vernon Avenue, Vernon, California 90058, Attn: Corporate Secretary. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so as promptly as possible in order to receive them before the special meeting.

-i-

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, and the other documents referenced herein. Overhill Farms, Inc. is sometimes referred to in this proxy statement as “Overhill.” Parenthetical page references direct you to a more complete description of the topics presented in this summary.

Information About the Merger Parties

Overhill

Overhill Farms, Inc., a Nevada corporation, is a value-added manufacturer of high quality, prepared frozen food products for branded retail, private label, foodservice and airline customers. Overhill’s principal offices are located at 2727 E. Vernon Avenue, Vernon, California 90058 (telephone (323) 582-9977).

Bellisio

Bellisio Foods, Inc., a Minnesota corporation, which is referred to as Bellisio, is one of North America’s largest manufacturers and distributors of frozen single-serve entrees and meals. Bellisio also produces private label frozen products for a number of the nation’s largest retailers, and provides co-packing services to leading consumer packaged goods customers. Bellisio’s principal executive offices are located at 1201 Harmon Place, Minneapolis, Minnesota 55403 (telephone (612) 371-8222).

Merger Sub

Bellisio Acquisition Corp., a Nevada corporation, which is referred to as Merger Sub, is a wholly owned subsidiary of Bellisio formed solely for the purpose of effecting the merger with Overhill. Merger Sub has not conducted any activities to date, except for activities incidental to its formation, the merger agreement or the merger with Overhill. Upon consummation of the merger, Merger Sub will merge with and into Overhill and will cease to exist. Merger Sub’s principal executive offices are located at c/o Bellisio Foods, Inc. at 1201 Harmon Place, Minneapolis, Minnesota 55403 (telephone (612) 371-8222).

The Special Meeting (page 13)

Overhill is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its Board of Directors, which is referred to as the Board, for use at the special meeting of stockholders of Overhill, which is referred to as the special meeting.

Date, Time and Place

The special meeting will be held at 9:00 a.m. (Pacific Time), on August 6, 2013, at Overhill’s headquarters, 2727 E. Vernon Avenue, Vernon, California 90058, unless postponed to a later date.

Purpose

You will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 14, 2013, by and among Bellisio, Merger Sub and Overhill, which is referred to as the merger agreement. The merger agreement provides that Merger Sub will merge with and into Overhill, which is referred to as the merger, and Overhill will become a wholly-owned subsidiary of Bellisio. Each share of Overhill common stock that you own immediately prior to the effective time of the merger will be converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes.

You will also be asked to consider and vote upon a proposal to approve, on a non-binding advisory basis, the compensation to be paid to Overhill’s named executive officers that is based on or otherwise relates to the merger, which is referred to as the merger-related named executive officer compensation proposal. As an advisory vote, the result will not be binding on Overhill, or on the board of directors or compensation committee of Overhill. Therefore, as the compensation to be paid in connection with the proposed merger is contractual with respect to the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the terms and conditions applicable thereto, if the merger is completed.

You may also be asked to vote to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Record Date; Stockholders Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of Overhill common stock as of the close of business on June 10, 2013, the record date for the special meeting. As of June 10, 2013, there were 16,046,544 shares of Overhill common stock outstanding. You will have one vote on each matter properly submitted to a vote at the special meeting for each share of Overhill common stock that you owned as of the close of business on the record date.

Voting and Proxies

Stockholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. See and read carefully “Proposals to be Considered at the Special Meeting — Voting and Proxies” beginning on page 19. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on August 5, 2013.

The Internet and telephone proxy submission procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Brokers or banks holding shares of Overhill common stock in “street name” may vote your shares of Overhill common stock at the special meeting only if you provide instructions on how to vote. Brokers or banks will provide you with directions on how to instruct the broker or bank to vote your shares of Overhill common stock, and you should carefully follow these instructions.

You may revoke your proxy at any time prior to the vote at the special meeting by delivering to Overhill’s Corporate Secretary a written notice of revocation or submitting a later-dated, signed proxy (either manually, telephonically or over the Internet) following the instructions provided on the proxy card. You also may revoke your proxy by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Overhill common stock to be voted.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the special meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Under Overhill’s Bylaws, the holders of record of a majority of the shares of Overhill common stock entitled to vote at the special meeting, present in person or by proxy, constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Overhill common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

If a quorum is not present, it is expected that the special meeting will be postponed until the holders of the number of shares of Overhill common stock required to constitute a quorum attend. Even if a quorum is present, it is expected that the special meeting will be adjourned or postponed to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Vote Required

Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting.

The approval, on a non-binding advisory basis, of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Overhill common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

A proposal to approve an adjournment or postponement of the special meeting, whether or not a quorum is present, requires the affirmative vote of holders of a majority of the shares of Overhill common stock present or represented by proxy at the special meeting and entitled to vote on the proposal.

As of June 10, 2013, there were 16,046,544 shares of Overhill common stock outstanding.

Effect of Abstentions and Broker Non-Votes on Voting

Abstentions and shares not in attendance at the special meeting and not voted by proxy will have the same effect as a vote AGAINST the proposal to approve and adopt the merger agreement. Abstentions and shares not in attendance at the special meeting and not voted by proxy will have no effect on the merger-related named executive officer compensation proposal. Abstentions will have the same effect as a vote AGAINST the proposal to adjourn or postpone the special meeting, if necessary, but shares not in attendance at the special meeting and not voted by proxy will have no effect on the proposal to adjourn or postpone the special meeting, if necessary. Because brokers or banks holding shares of Overhill common stock in “street name” may vote your shares of Overhill common stock at the special meeting only if you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the special meeting and not being voted on any of the proposals. Consequently, there cannot be any broker non-votes occurring in connection with the proposals at the special meeting. It is very important that ALL Overhill stockholders vote their shares of Overhill common stock, so please promptly complete and return the enclosed proxy card.

Expenses of Proxy Solicitation

Overhill’s directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. In addition, Overhill has retained the services of Okapi Partners LLC for a fee of $19,000 to assist in the solicitation process. Overhill also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Okapi Partners against certain losses, costs and expenses. Brokers, banks and other persons will be reimbursed by Overhill for expenses they incur in forwarding proxy materials to obtain voting instructions from beneficial stockholders. The total cost of solicitation of proxies will be borne by Overhill. For a description of the costs and expenses to Overhill of soliciting proxies, see “Proposals to be Considered at the Special Meeting — Solicitation Costs” on page 19.

Stockholders should not send in their stock certificates with their proxies. A letter of transmittal with instructions for the surrender of certificates representing shares of Overhill common stock will be mailed to stockholders if the merger is completed.

Board Recommendation (pages 14 and 31)

The Board (i) has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Overhill and its stockholders, (ii) has unanimously approved, adopted and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and (iii) unanimously recommends that Overhill’s stockholders vote FOR the approval and adoption of the merger agreement and the transactions contemplated thereby. The Board considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the merger compared to the value likely to be realized by stockholders if Overhill remained independent, the current and historical market prices of Overhill shares relative to the $5.00 per share merger consideration, and the fact that the merger consideration consists entirely of cash. See and read carefully “The Merger — Overhill’s Reasons for the Merger” beginning on page 31.

The Board also unanimously recommends that Overhill stockholders vote FOR the merger-related named executive officer compensation proposal and FOR any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

The Merger and the Merger Agreement (pages 21 and 51)

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement. You should read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger

At the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Bellisio, will be merged with and into Overhill. Overhill will continue as the surviving corporation of the merger and become a wholly-owned subsidiary of Bellisio.

Overhill Common Stock

At the effective time of the merger, each outstanding share of Overhill common stock will be converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes. After the effective time of the merger, shares of Overhill common stock will no longer be publicly traded or listed on the NYSE MKT.

Overhill Stock Options

Immediately prior to the effective time of the merger, each outstanding stock option to acquire shares of Overhill common stock, whether or not vested or exercisable, will be converted into the right of the holder to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of:

•	the total number of shares of Overhill common stock covered by the option, multiplied by

•	the excess, if any, of $5.00 over the per share exercise price of the option.

Opinion of Overhill’s Financial Advisor

On May 14, 2013, Piper Jaffray & Co., which is referred to as Piper Jaffray, rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Piper Jaffray’s written opinion dated the same date) to the effect that, as of May 14, 2013, and based upon and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by the holders of Overhill common stock in the merger was fair, from a financial point of view, to such stockholders. Piper Jaffray’s opinion was directed to the Board, and only addressed the fairness, from a financial point of view, to the holders of Overhill common stock of the merger consideration to be received by such stockholders in the merger and did not address any other aspect or implication of the merger. The summary of Piper Jaffray’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Piper Jaffray in preparing its opinion. However, neither Piper Jaffray’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation to any holder of Overhill common stock as to how such stockholder should vote or act with respect to any matter relating to the merger. See “The Merger — Opinion of Financial Advisor” beginning on page 34.

Conditions to the Merger

Consummation of the merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (1) the approval and adoption of the merger agreement by Overhill stockholders, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act, and obtaining other consents and approvals required under other applicable regulatory laws, (3) obtaining certain third party consents, (4) the absence of any law, order or other legal restraint preventing or prohibiting the consummation of the merger, (5) the absence of certain governmental actions, (6) the absence of a material adverse effect on Overhill, (7) subject to certain exceptions, the accuracy of representations and warranties of Overhill, Bellisio and Merger Sub and (8) the performance or compliance by Overhill, Bellisio and Merger Sub of or with their respective covenants and agreements. See and read carefully “The Merger Agreement — Conditions of the Merger” beginning on page 65. Overhill can offer no assurance that all of the conditions will be satisfied or waived or that the merger will occur.

Termination of the Merger Agreement and Termination Fees

The merger agreement may be terminated by the mutual written consent of Bellisio, Merger Sub and Overhill, and under certain specified circumstances by either Overhill or Bellisio. Upon termination of the merger agreement under certain specified circumstances, Overhill is required to pay a termination fee of $2,426,450 to Bellisio, and under specified circumstances, to reimburse Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement. Upon termination of the merger agreement under certain other specified circumstances, Bellisio is required to pay a termination fee of $2,426,450 to Overhill, and under specified circumstances, to reimburse Overhill for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement. See and read carefully “The Merger Agreement — Termination” beginning on page 66, “The Merger Agreement — Termination Fee and Expense Reimbursement to Bellisio” beginning on page 67, “The Merger Agreement — Termination Fee and Expense Reimbursement to Overhill” beginning on page 68 and “The Merger Agreement — Effect of Termination” beginning on page 69.

No Solicitation

The merger agreement restricts Overhill’s ability to solicit or engage in discussions or negotiations with third parties regarding acquisition proposals (as defined in the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitation; Board Recommendation”). However, subject to certain specified conditions, Overhill may furnish information to, or enter into discussions or negotiations with, a third party in response to an unsolicited acquisition proposal from such third party if the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that the acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal (as defined in the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitation; Board Recommendation”). See and read carefully “The Merger Agreement — Covenants and Agreements — No Solicitation; Board Recommendation” beginning on page 59.

Governmental Review

The merger is subject to review under the HSR Act. Under the provisions of the HSR Act, the merger cannot be completed until Overhill and Bellisio have made required notifications, given certain information and materials to the U.S. Federal Trade Commission, which is referred to as the FTC, and to the Antitrust Division of the U.S. Department of Justice, which is referred to as the Antitrust Division, and the applicable waiting period has expired or been terminated. Overhill and Bellisio filed the notifications required under the HSR Act with the FTC and the Antitrust Division on May 22, 2013 and were granted early termination of the HSR Act waiting period on June 20, 2013. Overhill and Bellisio currently expect to complete the merger in August, 2013. See “The Merger — Governmental and Regulatory Matters” beginning on page 46.

Certain Material United States Federal Income Tax Consequences (page 47)

In general, the receipt of cash in exchange for shares of Overhill common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes.

You should read “The Merger — Certain Material United States Federal Income Tax Consequences” beginning on page 47 for a more complete discussion of certain material United States federal income tax consequences of the merger. You should consult your own tax advisor regarding the particular tax consequences of the merger to you (including the application and effect of any state, local, or foreign income and other tax laws).

Interests of Overhill Directors and Executive Officers in the Merger (pages 15 and 45)

In considering the Board’s recommendation to vote for the proposal to approve and adopt the merger agreement, Overhill stockholders should be aware that some of the directors and executive officers of Overhill have interests in the merger that are different from, or in addition to, the interests of Overhill stockholders generally and that may create potential conflicts of interest, including:

•

payment of the merger consideration for stock options held by Overhill’s Chief Executive Officer, James Rudis, and each other member of the Board, which payment will be on the same terms as payments of the merger consideration for stock options held by all other option holders;

•	change of control payments and other potential payments and benefits in connection with the merger; and

•

provision under the merger agreement of certain indemnification arrangements by Bellisio, which indemnification arrangements will continue in force the indemnification arrangements in existence as of the date of this proxy statement.

The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending the approval and adoption of the merger agreement to Overhill stockholders.

For a more detailed discussion of these interests, see “The Special Meeting — Proposals to be Considered at the Special Meeting — Item 2-Advisory Vote Regarding Certain Executive Compensation” beginning on page 15 and “The Merger — Interests of Overhill Directors and Executive Officers in the Merger” beginning on page 45.

No Dissenters’ Rights

Pursuant to Section 92A.390 of the Nevada Revised Statutes, which are referred to as the NRS, Overhill’s stockholders will not be entitled to exercise dissenters’ rights if the merger is approved and adopted and consummated because Overhill’s common stock was listed on the NYSE MKT on the record date.

Section 92A.390 of the NRS provides that a dissenting stockholder’s right to receive payment of the fair value of his, her or its shares under Section 92A.380 of the NRS is not available to a holder of shares of any class or series of stock, if such shares were listed on a national securities exchange, such as the NYSE MKT, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to vote upon the merger agreement.

Certain Litigation Related to the Merger

Between May 17 and May 21, 2013, four putative class action complaints were filed in connection with the proposed merger. Two of the complaints were filed with the Superior Court of California, County of Los Angeles (Kosko v. Overhill Farms, Inc., et. al., Case No. BC509639; and Lenz vs. Overhill Farms, Inc., et. al., Case No. BC509536), and have now been consolidated. Two of the complaints were filed with the District Court in Clark County, Nevada (Morrozoff v. Overhill Farms, Inc., et. al., Case No. A-13-681991-C; and Hall v. Rudis, et. al., Case No. A-13-682173-C), and are expected to be consolidated. An amended complaint was filed in the Morrozoff lawsuit on June 25, 2013. Each lawsuit names Overhill, its board of directors, Bellisio and Merger Sub as defendants. The lawsuits generally allege that Overhill’s directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire Overhill. The lawsuits also allege that one or more of Overhill, Bellisio and Merger Sub aided and abetted the alleged breaches of fiduciary duties by Overhill’s directors. Among other things, plaintiffs seek an injunction (to prevent consummation of the merger), damages, declaratory relief, and attorneys’ fees. The amended complaint in the Morrozoff lawsuit additionally asserts that Overhill’s preliminary proxy statement, filed on June 18, 2013, with the SEC, fails to provide Overhill’s stockholders with material information and/or provides Overhill’s stockholders with materially misleading information concerning the proposed merger.

Overhill believes these lawsuits are without merit. See “The Merger — Certain Litigation Related to the Merger” beginning on page 49.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Overhill common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents referred to in this proxy statement.

The Merger

Q. Why am I receiving this proxy statement?

A. Bellisio has agreed to acquire Overhill under the terms of the merger agreement that is described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, Overhill’s stockholders must vote to approve and adopt the merger agreement. Overhill is seeking to obtain this approval at the special meeting to be held on August 6, 2013. The approval of this proposal by Overhill stockholders is a condition to the effectiveness of the merger. See “The Merger Agreement — Conditions of the Merger” beginning on page 65.

You are also being asked to vote on a proposal to approve, on a non-binding advisory basis, the merger-related named executive officer compensation proposal and on a proposal to adjourn or postpone the special meeting, if necessary, in order to further solicit proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. Please vote as soon as possible.

Q. What is the position of the Board regarding the merger?

A. The Board has unanimously approved, adopted and declared advisable the merger agreement and has determined that the merger is fair to and in the best interests of Overhill and its stockholders. The Board unanimously recommends that Overhill stockholders vote FOR the proposal to approve and adopt the merger agreement at the special meeting. See “The Merger — Overhill’s Reasons for the Merger” beginning on page 31.

Q. What vote of Overhill stockholders is required to approve and adopt the merger agreement?

A. The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting. If an Overhill stockholder does not attend and does not vote by proxy, or attends the special meeting but does not vote on the proposal, it will have the same effect as a vote AGAINST the approval and adoption of the merger agreement. See “The Special Meeting — Stockholder Vote Required to Adopt the Proposals at the Special Meeting” beginning on page 18.

Bellisio owns no shares of Overhill common stock entitled to vote at the special meeting. In connection with the transactions contemplated by the merger agreement, Bellisio entered into separate voting agreements with two of Overhill’s largest stockholders, Hotchkis and Wiley Capital Management, LLC, which is referred to as Hotchkis, and Lord, Abbett & Co. LLC, which is referred to as Lord, Abbett, to, among other things, vote their respective shares of Overhill common stock over which they hold the power to vote in favor of the merger, with certain limited exceptions. Hotchkis and Lord, Abbett held the power to vote approximately 6.6% and 7.4%, respectively, of the total outstanding shares of Overhill common stock as of their most recent filings with the Securities and Exchange Commission, which is referred to as the SEC, available as of the date of this proxy statement. See “Voting Agreements” beginning on page 71.

Q. How do Overhill directors and executive officers intend to vote their shares of Overhill common stock in respect of approval and adoption of the merger agreement?

A. All of Overhill’s directors and executive officers, who collectively own approximately 9.5% of the shares of Overhill’s common stock entitled to vote at the special meeting, have informed Overhill that they currently intend to vote all of their shares of Overhill common stock FOR the approval and adoption of the merger agreement.

Q. When does Overhill expect the merger to be completed?

A. Overhill is working to complete the merger as quickly as reasonably practicable. In addition to obtaining stockholder approval, Overhill and Bellisio must satisfy all other closing conditions, including, without limitation, the expiration or termination of applicable regulatory waiting periods and the receipt of other required regulatory approvals. Overhill currently expects to complete the merger promptly following the special meeting.

Q. What will happen to my shares of Overhill common stock after the merger?

A. Upon completion of the merger, each issued and outstanding share of Overhill common stock will automatically be converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes, which is referred to as the merger consideration.

Q. How does the merger consideration compare to the market price of Overhill common stock?

A. The merger consideration of $5.00 per share of Overhill common stock represents a premium of approximately 25% over the average closing price of Overhill’s common stock on the NYSE MKT during the 60 calendar day period ended May 13, 2013, the last full trading day before the Board met to review and consider approval of the merger agreement and the transactions contemplated thereby, and a premium of approximately 16% over the closing price of Overhill’s common stock on the NYSE MKT on May 13, 2013.

Q. What happens if I sell my shares of Overhill common stock before the special meeting?

A. The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Overhill common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q. Should I send in my stock certificates now?

A. No. Please do not send in your stock certificates with your proxy. If the merger is completed, promptly after the effective date of the merger a separate letter of transmittal with instructions for the surrender of your Overhill stock certificates will be mailed to you. Stockholders can expect to receive payment following receipt by the paying agent (which will be a national bank or trust company designated by Bellisio and reasonably satisfactory to Overhill) of a completed and duly executed letter of transmittal and the certificate(s) representing the shares of Overhill common stock owned by such stockholder.

Other Special Meeting Proposals

Q. On what other proposals am I being asked to vote at the special meeting?

A. At the special meeting, in addition to voting on the approval and adoption of the merger agreement, Overhill stockholders are being asked to approve, on a non-binding advisory basis, the merger-related named executive officer compensation proposal and may be asked to approve an adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Q. What vote is necessary to approve the merger-related named executive officer compensation proposal?

A. The approval, on a non-binding advisory basis, of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Overhill common stock present or represented by proxy at the special meeting entitled to vote on the proposal. If an Overhill stockholder does not attend and does not vote by proxy, it will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Q. What vote is necessary to approve an adjournment or postponement of the special meeting?

A. Whether or not a quorum is present, a proposal to approve an adjournment or postponement of the special meeting requires the affirmative vote of holders of a majority of the shares of Overhill common stock entitled to vote on the proposal present or represented by proxy at the special meeting. If an Overhill stockholder does not attend and does not vote by proxy, it will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

Procedures

Q. When and where is the special meeting?

A. The special meeting will be held at 9:00 a.m. (Pacific Time), on August 6, 2013, at Overhill’s headquarters, 2727 E. Vernon Avenue, Vernon, California 90058, unless postponed to a later date.

Q. If I am going to attend the special meeting, should I return my proxy card(s)?

A. Yes. Returning your signed and dated proxy card(s) ensures that your shares will be represented and voted at the special meeting. You may revoke your proxy at any time prior to the vote at the special meeting by delivering to Overhill’s Corporate Secretary a signed notice of revocation or submitting a later-dated, signed proxy (either manually, telephonically or over the Internet) following the instructions provided on the proxy card. You also may revoke your proxy by attending the special meeting and voting in person. See “The Special Meeting — Voting and Proxies” on page 19.

Q. If my Overhill shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A. Your broker or bank will vote your shares of Overhill common stock for you only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares of Overhill common stock. If you do not provide instructions to your broker or bank, your shares of Overhill common stock will not be voted on any of the proposals, which will have the effect of a vote AGAINST the approval and adoption of the merger agreement and no effect on the outcome of the merger-related named executive officers compensation proposal or a proposal to adjourn or postpone the special meeting, if necessary.

Q. What does it mean if I receive more than one proxy?

A. If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q. Who can help answer my questions?

A. If you have any questions about the merger or how to submit your proxy and vote your shares or if you need additional copies of this proxy statement, the enclosed proxy card, or voting instructions, you should contact Overhill’s proxy solicitor, Okapi Partners LLC at 877-796-5274 (toll free) or write to the following address 437 Madison Ave., 28th Floor, New York, NY 10022.

Q. Where can I find more information about Overhill?

A. You can find more information about Overhill from various sources described in “Additional Information” beginning on page 74.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Overhill’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “project,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results, performance or achievements to differ materially from those expressed or indicated by those statements. Overhill cannot assure you that any of its expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and Overhill disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause Overhill’s actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the impact of competitive products and pricing; market conditions that may affect the costs and/or availability of raw materials, fuels, energy, logistics and labor, as well as the market for Overhill’s products, including its customers’ ability to pay and consumer demand; impact of rising fuel prices and surcharges; commodity prices and fulfillment by suppliers of existing raw material contracts; natural disasters that can impact, among other things, costs of fuel and raw materials; changes in Overhill’s business environment, including actions of competitors and changes in customer preferences, as well as disruptions to its customers’ businesses; seasonality in the retail category; loss of key customers due to competitive environment or production being self-manufactured by customers with such capabilities; the occurrence of acts of terrorism or acts of war; changes in governmental laws and regulations, including those concerning the food industry, healthcare and income taxes; change in control or other significant changes in ownership; financial viability and the resulting effect on revenues and collectability of accounts receivable of Overhill’s customers during the on-going economic recovery and any future deep recessionary periods; ability to obtain additional financing, if and when needed, and rising costs of credit that may be associated with new borrowings; ability to remain in compliance with the requirements of Overhill’s credit facility; voluntary or government-mandated food recalls; effects of legal proceedings or labor disputes in which Overhill is or may become involved from time to time; general uncertainty of the domestic economic outlook; other factors that are set forth in management’s discussion and analysis (Item 7 of Form 10-K; Part I, Item 2 of Form 10-Q) and risk factors (Item 1A of Form 10-K; Part II, Item 1A of Form 10-Q) of Overhill’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Overhill by Bellisio, including uncertainties relating to the anticipated timing of filings and approvals relating to the merger, the expected timing of completion of the merger and the ability to complete the merger. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

THE SPECIAL MEETING

Overhill is furnishing this proxy statement to its stockholders as part of the solicitation of the enclosed proxy card by the Board for use at the special meeting in connection with the proposed merger and the other matters to be voted on at the special meeting. This proxy statement provides Overhill’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

Overhill will hold the special meeting on August 6, 2013 at 9:00 a.m. (Pacific Time), at Overhill’s headquarters, 2727 E. Vernon Avenue, Vernon, California 90058, unless postponed to a later date.

Record Date; Stockholders Entitled to Vote

The record date for the special meeting is June 10, 2013. Record holders of shares of Overhill common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. As of June 10, 2013, there were 16,046,544 outstanding shares of Overhill common stock. Stockholders will have one vote for the merger and any other matter properly brought before the special meeting for each share of Overhill common stock they owned at the close of business on the record date.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Under Overhill’s Bylaws, the holders of record of a majority of the shares of Overhill common stock entitled to vote at the special meeting, present in person or by proxy, constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Overhill common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

If a quorum is not present, it is expected that the special meeting will be postponed until the holders of the number of shares of Overhill common stock required to constitute a quorum attend. Even if a quorum is present, it is expected that the special meeting will be adjourned or postponed to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

ITEM 1 — THE MERGER

As discussed elsewhere in this proxy statement, Overhill’s stockholders will consider and vote on a proposal to approve and adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. The Board unanimously recommends that Overhill stockholders vote FOR the approval and adoption of the merger agreement.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Overhill common stock represented by such proxy card will be voted FOR the approval and adoption of the merger agreement.

ITEM 2 — ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION

Overhill is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, to include in this proxy statement a non-binding, advisory vote on the compensation payable to each of Overhill’s named executive officers in connection with the proposed merger pursuant to Overhill compensation and benefit arrangements.

The plans and arrangements pursuant to which this compensation is payable to Overhill’s named executive officers were previously disclosed to Overhill’s stockholders in the executive compensation and related sections of Overhill’s annual report on Form 10-K filed with the SEC on December 18, 2012, and such plans and arrangements have not been amended or modified. Overhill believes that these historical compensation arrangements have played a key role in Overhill’s ability to attract and retain superior executive talent, which has allowed Overhill to achieve key business objectives and maximize stockholder value, and help to ensure that executives remain focused on job duties in connection with a potential transaction. Overhill has not adopted any new or modified any existing compensation arrangements for its named executive officers in connection with the merger.

Overhill and Bellisio have commenced an integration planning process to determine the employment status of the named executive officers following the effective time of the merger. It is anticipated that, after the closing of the merger, Mr. Rudis will continue as Chief Executive Officer of Overhill as a wholly-owned subsidiary of Bellisio. Additional decisions regarding other individuals are expected to be made closer to, or after, the closing of the merger.

The Board unanimously recommends that Overhill stockholders approve the following resolution:

“RESOLVED, that the stockholders of Overhill Farms, Inc. approve, on an advisory basis, the compensation to be paid to its named executive officers that is based on or otherwise relates to the merger as disclosed in the Golden Parachute Compensation table in the proxy statement and the related narrative disclosures in the section of the proxy statement entitled ‘The Merger — Interests of Overhill Directors and Executive Officers in the Merger’.”

The description of the payments contained in the section entitled “The Merger — Interests of Overhill Directors and Executive Officers in the Merger” as well as the table below entitled “Golden Parachute Compensation” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the merger and will or may become payable either by Overhill or Bellisio to any of their respective named executive officers. Overhill is asking its stockholders to approve the “golden parachute” compensation that will or may become payable by Overhill to each of its named executive officers as set forth in the “Golden Parachute Compensation” table below and as described in “The Merger — Interests of Overhill Directors and Executive Officers in the Merger.”

The “Golden Parachute Compensation” table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Overhill’s named executive officers that is based on or otherwise relates to the merger.

No named executive officer of Overhill is entitled to receive any special enhanced severance, pension benefits, non-qualified deferred compensation or tax reimbursement payments in connection with the merger. No compensation is payable to any executive officer of Bellisio based on or otherwise relating to the merger.

Golden Parachute Compensation

Name	Single Trigger Cash Payment ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Total ($)
James Rudis, President & Chief Executive Officer	300,000	—	—	—	300,000
Robert Bruning, Chief Financial Officer	—	—	—	—	—
Robert Olivarez, Vice President – Finance and Strategy	—	—	—	—	—

(1)	Under the terms of Overhill’s employment agreement with Mr. Rudis, dated as of February 1, 2012, upon the occurrence of a “Change in Control,” Mr. Rudis is entitled to receive a single trigger cash transaction bonus of at least $300,000 (which amount may be increased or supplemented in the discretion of Overhill’s compensation committee) payable in a lump sum. A “Change in Control,” for purposes of Mr. Rudis’ employment agreement, includes a transaction, such as the merger, in which the holders of Overhill’s voting securities outstanding immediately prior to the consummation of the transaction own less than 50% of Overhill’s voting securities outstanding immediately after consummation of the transaction. The merger agreement limits the amount of this bonus to $300,000 and Mr. Rudis will not be paid any other change of control bonus payments in connection with the merger.
(2)	The stock options awarded to Mr. Rudis pursuant to Overhill’s 2005 Stock Plan were already fully vested at the time the merger agreement was entered into. As a result, there will be no acceleration of vesting of any outstanding stock options as a result of the merger and the cash-out of such options does not represent additional compensation to be received in connection with the merger. Messrs. Bruning and Olivarez do not hold any stock options to purchase Overhill common stock.

James Rudis Employment Agreement. Overhill’s employment agreement with Mr. Rudis, dated as of February 1, 2012, continues through December 31, 2014, and provides for severance payments and benefits payable upon a termination of employment without cause (as defined in such agreement), regardless of whether such termination occurs in connection with a change of control of Overhill. Such severance payments and benefits generally include:

•	continued payment of base salary for a period equal to the longer of twelve months or the remainder of the term, payable in accordance with Overhill’s standard payroll practices.

•	a lump sum payment equal to such executive’s pro rated annual bonus calculated based on actual performance; and

•	continued health and welfare benefits for the executive until he is eligible for Medicare.

The payment of such severance is conditioned upon the execution of a release of claims and continued compliance with certain post-employment restrictions during the one year period following termination. As described in the table above, under Mr. Rudis’ employment agreement he is eligible for a single trigger cash transaction bonus upon the consummation of a change in control of Overhill (which includes the merger), equal to a minimum of $300,000, in addition to any other amounts that the compensation committee may award in its sole and absolute discretion. The merger agreement limits the amount of this bonus to $300,000 and Mr. Rudis will not be paid any other change of control bonus payments in connection with the merger.

Vote Information and Board of Directors Recommendation

The vote on this Item 2 is a vote separate and apart from the vote on Item 1 to approve and adopt the merger agreement and Item 3 to approve adjournments or postponements of the special meeting. Accordingly, you may vote to approve Item 1 or 3 and vote not to approve this Item 2 on executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on Overhill regardless of whether the merger is completed. Therefore, as the compensation to be paid in connection with the proposed merger is contractual with respect to the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the terms and conditions applicable thereto, if the merger is completed.

The Board unanimously recommends that Overhill stockholders vote FOR the merger-related named executive officer compensation proposal.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Overhill common stock represented by such proxy card will be voted FOR the merger-related named executive officer compensation proposal.

ITEM 3 — APPROVE AN ADJOURNMENT OR POSTPONEMENT OF THE

SPECIAL MEETING, IF NECESSARY, TO PERMIT

FURTHER SOLICITATION OF PROXIES

Stockholders may be asked to vote on a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

The Board unanimously recommends that stockholders vote FOR a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Overhill common stock represented by such proxy card will be voted FOR a proposal to adjourn or postpone the special meeting, if necessary.

Stockholder Vote Required to Adopt the Proposals at the Special Meeting

Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting. Bellisio owns no shares of Overhill common stock entitled to vote at the special meeting. All of Overhill’s directors and executive officers, who collectively own approximately 9.5% of the shares of Overhill common stock entitled to vote at the special meeting, have informed Overhill that they currently intend to vote all of their shares of Overhill common stock FOR the approval and adoption of the merger agreement.

In connection with the transactions contemplated by the merger agreement, Bellisio entered into separate voting agreements with two of Overhill’s largest stockholders, Hotchkis and Lord, Abbett, to, among other things, vote their respective shares of Overhill common stock over which they hold the power to vote in favor of the merger, with certain limited exceptions. Hotchkis and Lord, Abbett held the power to vote approximately 6.6% and 7.4%, respectively, of the total outstanding shares of Overhill common stock as of their most recent filings with the SEC available as of the date of this proxy statement. See “Voting Agreements” beginning on page 71.

Abstentions and shares not in attendance at the special meeting will have the same effect as a vote AGAINST the proposal to approve and adopt the merger agreement. An abstention occurs when a stockholder marks a proxy card to abstain from voting for or against a proposal.

The approval, on a non-binding advisory basis, of the merger-related named executive officer compensation proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Overhill common stock present or represented by proxy at the special meeting entitled to vote on the proposal. Abstentions and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal.

Whether or not a quorum is present, a proposal to approve an adjournment or postponement of the special meeting requires the affirmative vote of holders of a majority of the shares of Overhill common stock present or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote AGAINST a proposal to adjourn or postpone the special meeting, but shares not in attendance at the special meeting will have no effect on the outcome of any vote on a proposal to adjourn or postpone the special meeting.

Because brokers and banks holding shares of Overhill common stock in “street name” may vote your shares of Overhill common stock at the special meeting only if you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the special meeting and not being voted on any proposal. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the special meeting.

Voting and Proxies

Stockholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on August 5, 2013.

If you submit your proxy through use of the Internet or by telephone voting procedures or by returning your signed proxy card, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares will be voted in favor of that proposal. If you indicate “ABSTAIN” on the proposal to approve and adopt the merger agreement or the proposal to adjourn or postpone the special meeting, it will have the same effect as a vote “AGAINST” that proposal. If you indicate “ABSTAIN” on the merger-related named executive officer compensation proposal, it will have no effect on the outcome of the vote on that proposal.

If your shares are held by a bank or broker, you must follow the voting instructions provided to you by the bank or broker. Unless you give your bank or broker instructions on how to vote your shares, your bank or broker will not be able to vote your shares on any of the proposals.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the special meeting.

If a stockholder does not submit a proxy or otherwise vote his or her shares of Overhill common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement, but will have no effect on the merger-related named executive officer compensation proposal and the proposal to adjourn or postpone the special meeting, if necessary.

Stockholders should not send in their stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing shares of Overhill common stock will be mailed to stockholders if the merger is completed.

Revocation of Proxies

Any proxy given by an Overhill stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	delivering a written notice bearing a date later than the date of the previous proxy to Overhill’s Corporate Secretary stating that the previous proxy is revoked;

•

completing, signing and delivering a proxy card (either manually, telephonically or over the Internet) relating to the same shares of Overhill common stock and bearing a later date than the date of the previous proxy; or

•	attending the special meeting and voting in person.

Solicitation Costs

Overhill is soliciting the enclosed proxy card on behalf of the Board. In addition to solicitation by mail, Overhill’s directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Overhill will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Overhill common stock held of record by such nominee holders. Overhill will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Exchange of Stock Certificates

Overhill’s stockholders should not send stock certificates with their proxies. Separate transmittal documents for the surrender of shares of Overhill common stock in exchange for the merger consideration will be mailed to its stockholders promptly following the effective date of the merger. See “The Merger Agreement — Payment for Shares” beginning on page 52.

THE MERGER

The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully.

Background of the Merger

As part of their ongoing oversight and management of Overhill’s business, the Board and senior management of Overhill regularly review strategic alternatives available to Overhill and assess takeover preparedness. In connection with these reviews and assessments, the Board and senior management enlist the assistance of financial advisors and outside legal counsel.

In 2011, in connection with its collaborative arrangement with Bellisio regarding Boston Market products, Overhill considered acquiring Bellisio. Overhill, through its longstanding relationship with its commercial bank, engaged the bank’s investment banking division in connection with the potential transaction. Confidentiality agreements were entered into with several parties as potential acquisition partners and/or financing sources, including between Overhill and Bellisio. Ultimately, the Bellisio acquisition opportunity was put out to bid, and was won by Centre Partners Management, LLC, which is referred to as Centre. However, Overhill remained involved with Bellisio via the collaborative arrangement and also continued to stay in touch with the investment banking division of its bank as a potential financial advisor in connection with future transactions.

On Wednesday, March 7, 2012, Mr. James Rudis, Chief Executive Officer and Chairman of the Board of Overhill, was contacted by a senior executive of a private equity firm, which is referred to as Suitor 1. During the course of their discussions, Suitor 1’s senior executive, on an unsolicited basis, indicated to Mr. Rudis that Suitor 1 might be interested in acquiring Overhill. Mr. Rudis indicated a willingness to participate in future discussions.

On Thursday, March 15, 2012, Mr. Rudis participated in a conference call with executives of Bellisio to discuss the existing collaborative relationship between Overhill and Bellisio regarding the co-manufacture, sale and distribution of Boston Market products and, more specifically, to discuss alternative structures to the current agreement between Overhill and Bellisio. During the course of their discussions, Bellisio’s senior executives, on an unsolicited basis, indicated to Mr. Rudis that Bellisio may be interested in acquiring Overhill. The parties also discussed various acquisition alternatives including selling Overhill’s license to manufacture and distribute products under the Boston Market brand or creating a joint venture between Overhill and Bellisio.

On Tuesday, March 27, 2012, a senior executive of another private equity firm visited Overhill’s facilities in Vernon, California and an employee of Overhill gave the executive a tour of the facilities. Mr. Rudis had a business relationship with the executive from past dealings and the two kept in touch and had lunch from time to time. The private equity firm would later act in concert with Suitor 1, in connection with a proposal by Suitor 1 to acquire Overhill.

During March 2012, Overhill was introduced by the investment banking division of its commercial bank to senior executives of another entity engaged in a business similar to Overhill, which is referred to as Suitor 2. Mr. Rudis spoke over the phone with a senior executive of Suitor 2 and, during this phone conversation, on an unsolicited basis, the executive indicated to Mr. Rudis that Suitor 2 may be interested in acquiring Overhill. From Wednesday, March 28, 2012 through Friday, March 30, 2012, senior executives of Suitor 2 visited Overhill’s facilities in Vernon, California and met with Mr. Rudis. During the visit, the parties discussed possible synergies between the two companies and the general future plans of Overhill.

On Thursday, April 12, 2012, Mr. Rudis and one of Bellisio’s senior executives participated in a telephone call during which they discussed, among other things, Bellisio’s earlier indication of interest to acquire Overhill and general pricing terms with respect to a possible acquisition. Overhill and Bellisio had previously entered into a mutual confidentiality agreement on February 9, 2011 in connection with Overhill’s exploration of a potential acquisition of Bellisio in 2011, and which remained in effect.

On Friday, May 11, 2012, Mr. Rudis called an informal meeting of the Board, whereat Mr. Rudis informed the Board of his conversations with Suitor 1, Suitor 2 and Bellisio. The Board agreed that Mr. Rudis should continue to pursue discussions with all three potential acquirers and agreed that Overhill should consider any and all reasonable offers, as well as other transactions that might enhance stockholder value.

On Friday, May 25, 2012, the Board convened an informal meeting to discuss Suitor 1, Suitor 2 and Bellisio, as well as considerations in connection with a potential sale of Overhill. Overhill’s outside counsel participated in the meeting and advised the Board regarding its fiduciary duties and legal obligations to Overhill and its stockholders in considering a potential sale of Overhill.

On Tuesday, May 29, 2012, the Board convened an informal meeting to continue its discussion concerning a potential sale of Overhill, as well as other alternatives to enhance stockholder value, including the possibility of a stock buy-back program, accretive acquisitions, joint ventures and going-private scenarios. Overhill’s outside counsel was present at the meeting.

On Wednesday, June 6, 2012, the Board convened a special meeting to discuss Suitor 2’s interest in acquiring Overhill. The Board determined that Mr. Rudis should engage in further discussions with Suitor 2 regarding a potential sale of Overhill.

On Friday, June 8, 2012, Mr. Rudis traveled to New Jersey to meet with executives of one of Overhill’s largest stockholders, Lord, Abbett. Prior to any discussions, Lord, Abbett entered into a Regulation FD non-disclosure and standstill agreement. Mr. Rudis and Lord, Abbett’s executives then discussed certain recent events, including the indications of interest that Overhill received from Suitor 1, Suitor 2 and Bellisio. Lord, Abbett provided input on the type of transactions and valuation ranges that would be acceptable to them. As discussed under “Voting Agreements” beginning on page 71, Lord, Abbett has entered into a voting agreement to, among other things, vote its shares of Overhill common stock over which it holds the power to vote in favor of the merger, with certain limited exceptions.

On Monday, June 18, 2012, Mr. Rudis travelled to Minneapolis, Minnesota to have dinner with Bellisio’s executives to discuss Bellisio’s interest in acquiring Overhill. The following day, Mr. Rudis continued discussions with Bellisio’s executives in Minneapolis, including the possibility of Overhill entering into a joint venture with Bellisio regarding the manufacture and distribution of Boston Market products if the parties were unable to reach agreement on an acquisition by Bellisio of the entire Overhill business.

On Tuesday, June 19, 2012, Mr. Rudis received a non-binding written indication of interest from Suitor 2 to acquire Overhill for $5.50 per share in cash subject to, among other things, confirmatory due diligence, Overhill not engaging a broker, and negotiation of definitive transaction documents. Mr. Rudis transmitted Suitor 2’s non-binding written indication of interest to the Board.

Also on Tuesday, June 19, 2012, Overhill’s counsel had a telephone conversation with a managing director of a potential candidate, which is referred to as Candidate 1, to act as Overhill’s financial advisor in connection with stockholder value enhancement alternatives. Overhill’s counsel and the managing director discussed advisory and fairness opinion services offered by Candidate 1.

On Wednesday, June 20, 2012, Mr. Rudis met with a managing director of Candidate 1 to discuss stockholder value enhancement alternatives and fairness opinions. Also on that day, Mr. Rudis met with a managing director of Piper Jaffray to discuss the possible engagement of Piper Jaffray to assist the Board in its evaluation of stockholder value enhancement alternatives and the capabilities of Piper Jaffray to provide the Board an opinion as to the fairness of transaction consideration should the Board determine to pursue a transaction. Mr. Rudis emphasized that he had direction from the Board to consider any and all reasonable offers, in addition to the option of Overhill remaining independent, and Overhill was not committed to any suitors thus far.

Later in the evening of June 20, 2012, Mr. Rudis had dinner in Los Angeles, California with Suitor 2’s executives to continue discussions regarding Suitor 2’s potential acquisition of Overhill. In particular, the parties discussed the operations of Overhill in order to determine the potential synergies that could be realized in an acquisition or joint venture.

On Thursday, June 21, 2012, certain of Suitor 2’s executives visited Overhill’s facilities in Vernon, California and continued acquisition discussions. In particular, Suitor 2 wanted to tour the facilities to follow up on the operational discussions with Mr. Rudis on the evening of June 20, 2012 and to perform preliminary operational due diligence.

On Friday, June 22, 2012, Mr. Rudis received from Bellisio a non-binding written indication of interest to acquire Overhill for $5.75 per share in cash, subject to, among other things, confirmatory due diligence and negotiation of definitive transaction agreements, but was not subject to a financing condition. Mr. Rudis transmitted Bellisio’s non-binding written indication of interest to the Board.

Later on June 22, 2012, the Board convened an informal meeting to discuss recent developments with respect to potential suitors, as well as the potential engagement of a financial advisor. The Board discussed three potential candidates that could act as Overhill’s financial advisor, which included Piper Jaffray, the investment banking division of Overhill’s commercial bank, and Candidate 1. The Board discussed, among other things, Piper Jaffray’s food and beverage expertise and experience, as well as its existing knowledge of Overhill’s business. After considering the qualifications, experience, and independence of each financial advisor candidate, the Board informally authorized Mr. Rudis to continue discussions with such candidates regarding a potential engagement to act as Overhill’s financial adviser.

On Monday, June 25, 2012, certain of Bellisio’s executives and executives of Centre, the controlling stockholder of Bellisio, visited Overhill’s facilities in Vernon, California to perform financial due diligence.

Also on Monday, June 25, 2012, Overhill’s counsel and a managing director of Candidate 1 continued discussions regarding Candidate 1’s interest in acting as financial advisor to Overhill.

On Tuesday, June 26, 2012, Mr. Rudis met with a managing director of Piper Jaffray. They further discussed Piper Jaffray’s potential engagement to assist the Board in its evaluation of stockholder value enhancement alternatives. Mr. Rudis and the managing director discussed the merits of exploring additional opportunities, in addition to the consideration of remaining independent, before accepting an offer from any of the three suitors or from any other party.

Later in the day on June 26, 2012, certain of Bellisio’s executives met with executives at Overhill and toured Overhill’s facilities. Bellisio inspected Overhill’s facilities in connection with the existing collaborative relationship between Overhill and Bellisio regarding the co-manufacture, sale and distribution of Boston Market products. Mr. Rudis also met with certain of Bellisio’s executives to discuss Bellisio’s potential acquisition of Overhill.

On Thursday, July 12, 2012, Mr. Rudis received from Suitor 1 a non-binding indication of interest to acquire Overhill for $6.00 per share in cash, subject to, among other things, confirmatory due diligence, negotiation of definitive transaction documents and arrangement of debt and equity financing.

On Friday, July 13, 2012, Mr. Rudis transmitted to the Board the non-binding indication of interest received from Suitor 1 regarding Suitor 1’s potential acquisition of Overhill.

On Monday, July 16, 2012, the Board convened an informal meeting to discuss the written, non-binding indications of interest received from each of Bellisio, Suitor 1 and Suitor 2.

On Thursday, July 26, 2012, Mr. Rudis met with a managing director of Piper Jaffray in New York to once again discuss the potential engagement of Piper Jaffray to assist the Board in its evaluation of stockholder value enhancement alternatives.

On Wednesday, August 1, 2012, Mr. Rudis met with one of Bellisio’s executives in New York to discuss Bellisio’s interest in acquiring Overhill including, among other things, Bellisio’s proposed terms set forth in the non-binding indication of interest previously received by Mr. Rudis from Bellisio on June 22, 2012.

On Monday, August 13, 2012, following several weeks of negotiations and discussions with Piper Jaffray, the investment banking division of Overhill’s commercial bank, and Candidate 1, Overhill entered into an engagement agreement with Piper Jaffray setting forth the terms and conditions on which Piper Jaffray would act as Overhill’s financial advisor in a possible transaction involving the transfer or exchange of 50% or more of Overhill’s capital stock or assets. That day, Overhill issued a press release stating that Overhill intended to explore strategic alternatives and that Overhill had engaged Piper Jaffray to act as financial advisor to advise Overhill with regard to evaluating strategic alternatives to maximize stockholder value.

Following the formal engagement of Piper Jaffray, Piper Jaffray began to assist Overhill’s management in its response to preliminary due diligence requests from Bellisio and Suitor 1. Piper Jaffray assisted Overhill’s management in its preparation of a confidential information memorandum regarding Overhill’s business to be used in connection with Piper Jaffray’s efforts to solicit interest from additional third parties in a possible business combination transaction with Overhill.

On Tuesday, August 14, 2012, Mr. Rudis met in Los Angeles with executives of another one of Overhill’s largest stockholders, Hotchkis. Prior to any discussions, Hotchkis entered into a Regulation FD non-disclosure and standstill agreement. Mr. Rudis and Hotchkis executives then discussed certain recent events, including the indications of interest that Overhill received from Suitor 1, Suitor 2 and Bellisio. As discussed under “Voting Agreements” beginning on page 71, Hotchkis has entered into a voting agreement to, among other things, vote its shares of Overhill common stock over which it holds the power to vote in favor of the merger, with certain limited exceptions.

On Tuesday, August 21, 2012, Mr. Rudis met with an executive of another entity engaged in a business similar to Overhill’s business, which is referred to as Target 1. Mr. Rudis had previously received the executive’s contact information in June 2011 from Piper Jaffray in connection with a sale process by Target 1 that had gone dormant in 2011. Mr. Rudis and the executive discussed Overhill’s potential interest in acquiring Target 1. Overhill and Target 1 discussed Target 1’s performance and projections.

On Tuesday, August 28, 2012, Mr. Rudis participated in a telephone call with an executive of a private equity firm, which is referred to as Suitor 3. Mr. Rudis and the executive discussed Suitor 3’s potential interest in acquiring Overhill. Suitor 3 was introduced to Overhill through the investment banking division of Overhill’s commercial bank. Suitor 3 expressed a potential desire to acquire Overhill as part of its portfolio. However, in the course of further discussions Suitor 3 indicated to Overhill that Overhill was not a good fit based on Suitor 3’s existing portfolio.

On Wednesday, August 29, 2012, Mr. Rudis spoke with an executive of a private equity firm regarding the private equity firm’s potential interest in a potential business combination with one of its portfolio companies, which is referred to as Target 2. Overhill and Target 2 agreed to exchange financial information.

On Wednesday, September 26, 2012, Mr. Rudis and other Overhill executives participated in a conference call with Suitor 1, in which Suitor 1 expressed concerns about obtaining financing to acquire Overhill. Later that day, Mr. Rudis and other Overhill executives participated in a conference call with Piper Jaffray regarding existing indications of interest and Piper Jaffray’s solicitation efforts. These discussions between Piper Jaffray and Overhill executives included consideration of possible transactions with Bellisio and Target 2. At this time, a possible transaction with Target 2 was anticipated to be an acquisition by Overhill, whereas a transaction with

Bellisio presented three possible opportunities: (i) a sale of the entire Overhill business, (ii) a sale of Overhill’s rights in the Boston Market brand or (iii) a joint venture between Overhill and Bellisio. Overhill executives also considered the potential benefits and disadvantages associated with Overhill remaining independent.

On Wednesday, October 3, 2012, Mr. Rudis participated in another conference call with Piper Jaffray regarding various existing indications of interest. Mr. Rudis and Piper Jaffray also discussed the possibility of restructuring the Boston Market co-manufacturing, sale and distribution agreement between Bellisio and Overhill, as well as the possibility of allowing the current license arrangement with Bellisio to expire by its terms and for Overhill to internally perform all of the Boston Market licensed business as a potential means to increase the value of Overhill remaining independent. However, with respect to the second of these alternatives, after Mr. Rudis’s subsequent internal discussions with Overhill management, it was determined that performing all of the Boston Market licensed business internally was unlikely to be materially accretive due to the low profit margins historically associated with that line of Overhill’s business and the material infrastructure, personnel and logistical requirements necessary for Overhill to perform all of the Boston Market business internally.

On Monday, October 8, 2012, Piper Jaffray, on behalf of Overhill, delivered to Bellisio non-public financial information prepared by Overhill’s management relating to Overhill’s projected performance for fiscal years 2012 and 2013. These projections are more fully described below under “— Certain Financial Information” beginning on page 42.

On Tuesday, October 9, 2012, Mr. Rudis participated in a conference call with Piper Jaffray and executives of Bellisio and Centre to discuss Bellisio’s potential acquisition of Overhill. In particular, the parties discussed the timing of certain due diligence items.

On Tuesday, October 16, 2012, Piper Jaffray, on behalf of Overhill, delivered to Bellisio additional non-public financial information prepared by Overhill’s management concerning Overhill, which broke down, on a month-by-month basis, Overhill’s projected performance for fiscal years 2012 and 2013 that was previously provided to Bellisio on an annualized basis on October 8, 2012.

Overhill and Piper Jaffray, on a collaborative basis, identified various third parties with which a business combination could potentially maximize value for Overhill’s stockholders. Overhill and Piper Jaffray drew upon their respective industry knowledge and contacts in identifying those parties. In addition, Piper Jaffray and Overhill were contacted by certain parties that became aware of Overhill’s intentions to explore strategic alternatives by virtue of the press release issued by Overhill on August 13, 2012. Based on the foregoing, parties indicating a continuing interest in a potential business combination transaction with Overhill were requested to execute confidentiality agreements with Overhill.

Ultimately, in addition to Bellisio, Suitor 1 and the controlling stockholder of Target 2, ten financial sponsors (five that held strategic portfolio companies and five with no existing portfolio companies in Overhill’s industry), and three strategic acquirers entered into confidentiality agreements with Overhill regarding a potential business combination transaction with Overhill (including an interested party that contacted Piper Jaffray in January 2013 and is described further below). All of the confidentiality agreements, including those entered into with Suitor 1, Bellisio and the controlling stockholder of Target 2, contained customary obligations to return all of Overhill’s confidential information upon Overhill’s request. Other than the mutual confidentiality agreement entered into with Bellisio on February 9, 2011, all of the confidentiality agreements contained customary one year standstill obligations. Suitor 2 determined not to execute a confidentiality agreement and not to further pursue a transaction in light of the public disclosure of Overhill’s intentions to explore strategic alternatives and engagement of Piper Jaffray contained in the press release issued on August 13, 2012.

During the period from October 17, 2012 through November 15, 2012, Piper Jaffray distributed the confidential information memorandum to the parties that had by that time executed confidentiality agreements. Piper Jaffray instructed interested parties to submit preliminary bids by November 15, 2012.

On Monday, October 29, 2012, Piper Jaffray received and transmitted to Mr. Rudis a revised written, non-binding indication of interest from Bellisio reducing its offer price from $5.75 per share to $5.20 per share in cash. Piper Jaffray and Mr. Rudis later discussed the proposals contained therein. Bellisio advised Piper Jaffray that the reduction in price was based on Bellisio’s receipt of the projected financial information on October 8, 2012, that indicated Overhill’s EBITDA for the 2012 fiscal year and projected EBITDA for the 2013 fiscal year would be lower than previously anticipated.

On Monday, November 5, 2012, Mr. Rudis had a telephone conference with one of Suitor 1’s executives regarding Suitor 1’s potential interest in acquiring Overhill. During this meeting, Suitor 1 expressed that it did not expect that it would be able to obtain the financing necessary to acquire Overhill. Suitor 1 was directed to furnish a credible indication of interest by the November 15, 2012 bid deadline date. Suitor 1 did not do so, and ultimately Overhill did not pursue any further discussions with Suitor 1.

On Tuesday, November 6, 2012, the Board convened an informal meeting to discuss the non-binding written proposal from Bellisio dated October 29, 2012, regarding Bellisio’s potential acquisition of Overhill for $5.20 per share of Overhill common stock.

On Monday, November 12, 2012, Mr. Rudis met with executives of Target 2’s controlling stockholder at Overhill’s facilities in Vernon, California. Mr. Rudis and the executives discussed a potential stock for stock combination of Overhill with Target 2 and possible synergies of, and potential relative contributions to, such a combination.

By or around November 15, 2012, the date set for receipt of preliminary bids from interested parties receiving the confidential information memorandum, based on interactions by Piper and Overhill with these parties, no party other than Target 2 and Bellisio had indicated any further interest in or ability to effect a business combination transaction with Overhill.

On Friday, November 16, 2012, Piper Jaffray transmitted to Mr. Rudis a non-binding indication of interest from Target 2’s controlling stockholder whereby Overhill and Target 2 would combine in a stock-for-stock merger. Piper Jaffray and Mr. Rudis later discussed the proposal, including the financial analysis provided by Target 2’s controlling stockholder with respect to the transaction.

On Tuesday, November 20, 2012, Mr. Rudis met with executives of Centre at Overhill’s facilities in Vernon, California, at which time they discussed Centre’s interest in Bellisio’s proposed acquisition of Overhill. The parties focused on Centre’s due diligence requests and discussed the mechanics of an acquisition. The parties discussed the three previously discussed options, which included (i) a sale of the entire Overhill business, (ii) a sale of Overhill’s rights in the Boston Market brand or (iii) a joint venture between Overhill and Bellisio. Following that discussion, the parties agreed to move forward with a complete acquisition of Overhill primarily due to Bellisio’s statements that it would not be inclined to proceed with the other transaction structures.

On Tuesday, November 27, 2012, the Board convened an informal meeting to discuss the potential stock-for-stock merger with Target 2.

On Wednesday, November 28, 2012, Mr. Rudis participated in a conference call with executives of Target 2’s controlling stockholder to discuss the potential acquisition of Target 2 in a stock-for-stock merger. The parties were unable to reach a preliminary understanding regarding how to value their relative contributions to a combined entity. Among other things, Target 2’s controlling stockholder insisted that the relative contributions of Overhill and Target 2 be valued based solely upon EBITDA, and Overhill’s management determined that valuing Overhill’s relative contribution on that basis would not maximize stockholder value.

On Thursday, November 29, 2012, following further negotiations and discussions with Overhill and Piper Jaffray, Bellisio sent a revised non-binding written offer to Overhill increasing its offer price from $5.20 per share to $5.50 per share in cash.

On Monday, December 3, 2012, the Board convened a special meeting to discuss the proposed combination with Target 2 in a stock-for-stock merger and Bellisio’s proposal to acquire Overhill for $5.50 per share in cash. In addition, the Board discussed the potential acquisition of Target 1 by Overhill, including whether this acquisition, as well as the potential merger with Target 2, would be accretive. The Board determined that an acquisition of Target 1 would not be accretive and therefore Overhill should not actively pursue the potential transaction any further. In addition, after considering the inability of Target 2’s controlling stockholder and Overhill to come to a preliminary understanding on the relative contributions of Target 2 and Overhill to a combined entity, the Board determined that a transaction with Target 2 no longer represented a viable alternative for maximizing stockholder value and instructed Mr. Rudis to discontinue discussions with Target 2’s controlling stockholder.

On Tuesday, December 4, 2012, Mr. Rudis participated in a conference call with certain executives of Hotchkis regarding the status of Overhill’s stockholder value enhancement strategies. Prior to any discussions, Hotchkis acknowledged its obligations under the previously executed Regulation FD non-disclosure and standstill agreement. Mr. Rudis informed the executives that Bellisio’s offer price of $5.50 per share was the only offer received (and not withdrawn), other than the offer from Target 2’s controlling stockholder’s to cause Target 2 to enter into a stock-for-stock merger with Overhill, which the Board had decided not to actively pursue. Also on December 4, 2012, Bellisio submitted a comprehensive due diligence request list to Overhill.

Later on Tuesday, December 4, 2012, the Board convened an informal meeting to discuss indications of interest received to date and recent developments in the contemplated sale transaction.

On Tuesday, January 8, 2013, Bellisio’s counsel delivered a draft merger agreement to Overhill’s counsel.

One party that had not been involved in the initial Piper Jaffray solicitation process contacted Piper Jaffray following the November 15, 2012 bid deadline. That party entered into a confidentiality agreement with Overhill and subsequently received a confidential information memorandum on January 18, 2013. That party, a financial sponsor with a strategic portfolio company, later advised Piper Jaffray that it was not interested in pursuing a business combination transaction with Overhill based on price and strategic fit considerations.

On Tuesday, February 5, 2013, the Board convened a special meeting to discuss, among other things, certain proposals made by Bellisio, including a possible acquisition by Bellisio of (i) the Boston Market brand or (ii) the entire Overhill business. Overhill’s counsel participated in the meeting. The Board determined that Mr. Rudis should continue exploring all proposals that could enhance stockholder value.

On Wednesday, February 6, 2013, Piper Jaffray, on behalf of Overhill, furnished to Bellisio revised financial forecasts prepared by Overhill’s management, which estimated that Overhill’s unadjusted EBITDA for the 2013 fiscal year would be $2,200,000 less than the prior forecast provided on October 8, 2012. These projections are more fully described below under “— Certain Financial Information” beginning on page 42.

On Wednesday, February 13, 2013, Overhill issued a press release announcing earnings for the fiscal quarter ended December 30, 2012. The press release reported a 25.5% decline in gross profits as compared against the same period from the prior year, due largely to an unfavorable shift in product mix, less favorable commodity prices and increased freight and storage expense.

Also on Wednesday, February 13, 2013, Mr. Rudis met with Overhill’s commercial bank to discuss the possibility of a management going-private plan as a potential alternative to maximize value to Overhill’s stockholders, which plan would require the bank to provide $25,000,000 of financing and Overhill to sell Overhill’s license in the Boston Market brand to Bellisio.

On Thursday, February 14, 2013, the Board convened an informal meeting to review the sale process, recent developments and the possibility of a management going-private plan. The Board also generally discussed Overhill’s performance erosion, concerns over Overhill’s financial outlook and the impact of those factors on the likely value to be received by Overhill’s stockholders if Overhill remained independent. In connection with this discussion, the Board noted Overhill’s significant underperformance during its first quarter of fiscal 2013 compared to the fiscal 2013 projections prepared by Overhill’s management that were provided to Bellisio on October 8, 2012.

On Wednesday, February 20, 2013, Mr. Rudis received a revised non-binding written offer letter from Bellisio, reducing the per share purchase price from $5.50 to $5.00. The letter indicated that the purchase price reduction was based on Overhill’s recent financial performance and the revised financial forecasts provided on February 6, 2013. Because Bellisio’s $5.00 per share offer was the only bid received (and not withdrawn) in the solicitation process undertaken by Piper Jaffray on Overhill’s behalf, and because of Overhill’s continued performance erosion, Overhill began to further explore the possibility of a management going-private plan to potentially maximize value to Overhill’s stockholders. Overhill later discussed with Bellisio the possibility of selling Bellisio only Overhill’s rights in the Boston Market brand as an alternative to Bellisio’s existing offer of $5.00 per share.

On Thursday, February 21, 2013, the Board convened an informal meeting to discuss Bellisio’s revised written offer to acquire Overhill. The Board also discussed potential issues in connection with a potential joint venture between Overhill and Bellisio.

On Thursday, February 28, 2013, Mr. Rudis met with Bellisio’s executives in Minnesota to discuss Bellisio’s potential acquisition of Overhill.

On Monday, March 11, 2013, the Board convened a special meeting to discuss recent developments concerning Bellisio’s potential acquisition of Overhill and the potential management going-private plan.

On Monday, March 18, 2013, Mr. Rudis received a non-binding letter from Bellisio reaffirming the offer made by Bellisio on February 20, 2013 to acquire Overhill for $5.00 per share in cash subject to, among other things, confirmatory due diligence and negotiation of definitive transaction agreements.

On Thursday, March 21, 2013, the Board convened an informal meeting to discuss Bellisio’s potential acquisition of Overhill and the potential management going-private plan and recent developments.

On Friday, March 22, 2013, Overhill entered into an exclusivity agreement with Bellisio, in which Overhill agreed to negotiate exclusively with Bellisio until April 30, 2013. Prior to the exclusivity period and until the execution of the merger agreement, Overhill and Piper Jaffray continued to make efforts to negotiate a higher price per share than Bellisio’s $5.00 per share offer.

On Wednesday, March 27, 2013, Overhill’s counsel delivered to Bellisio’s counsel a markup of the draft merger agreement that was previously sent by Bellisio’s counsel. Overhill’s counsel noted that certain terms of the draft merger agreement were still being reviewed internally and that a revised draft would follow shortly.

On Thursday, April 4, 2013, Overhill’s counsel delivered a further revised draft of the merger agreement to Bellisio’s counsel that, among other things, would permit Overhill to solicit alternative proposals between the signing date and the closing date of the merger agreement without restriction; provided, that any such proposal contemplated Bellisio’s acquisition of Overhill’s rights in the Boston Market brand.

On Thursday, April 11, 2013, Bellisio’s counsel communicated to Overhill’s counsel its comments on the revised draft merger agreement, including Bellisio’s position that Overhill be subject to a standard provision that would prohibit solicitation of bids but allow the Board to receive and respond to unsolicited bids that would be reasonably likely to result in a superior proposal. The parties also discussed negotiating voting agreements with Lord, Abbett and Hotchkis. Later that day, Bellisio’s counsel delivered a revised draft of the merger agreement to Overhill’s counsel.

On Wednesday, April 24, 2013, Mr. Rudis met with executives of Overhill’s commercial bank regarding the potential management going-private plan initially discussed with the bank on February 13, 2013.

Also on Wednesday, April 24, 2013, Bellisio, Bellisio’s counsel, executives at Overhill and Overhill’s counsel held a conference call to discuss legal due diligence items that remained to be addressed before Bellisio would be prepared to enter into a definitive merger agreement.

On Thursday, April 25, 2013, Bellisio’s counsel sent a supplemental diligence request list to Overhill’s counsel.

On Tuesday, April 30, 2013, Bellisio received comments to the voting agreements from Hotchkis and Lord, Abbett.

On Thursday, May 2, 2013, Bellisio’s counsel, executives at Overhill and Overhill’s counsel had a follow-up call to discuss diligence matters. In advance of the call, Piper Jaffray circulated annotated responses to the supplemental diligence request list circulated by Bellisio’s counsel on April 25, 2013.

On Monday, May 6, 2013, Overhill’s counsel organized a conference call among Bellisio’s counsel, Lord, Abbett and Lord, Abbett’s counsel to discuss the terms of the proposed voting agreement with Lord, Abbett.

On Tuesday, May 7, 2013, the Board convened a special meeting to discuss Bellisio’s potential acquisition of Overhill, including the status of Bellisio’s due diligence investigation of Overhill. The Board also discussed the potential management going-private plan, but concluded that successful completion of that transaction was unlikely due to the complexity of the transaction structure, the number of parties that would need to reach an agreement on its terms, the expected timeline required to complete the transaction, the fact that Mr. Rudis had not identified sponsors to provide all of the necessary equity financing and the expected difficulty in identifying such sponsors and arranging necessary equity financing.

On Tuesday, May 7, 2013, Overhill provided Piper Jaffray updated non-public financial information relating to Overhill, comprising management’s projections for Overhill’s fiscal years 2013, 2014, 2015, 2016, 2017 and 2018. These updated projections estimated that Overhill’s unadjusted EBITDA for its 2013 fiscal year would be $5.2 million less than the forecast provided to Bellisio on October 8, 2012 and $3.0 million less than the forecast provided to Bellisio on February 6, 2013. These projections are more fully described below under “— Certain Financial Information” beginning on page 42 and Piper Jaffray’s fairness opinion is more fully described below under “— Opinion of Financial Advisor” beginning on page 34.

Also on Tuesday, May 7, 2013, Overhill’s counsel organized a conference call between Bellisio’s counsel and Hotchkis’ counsel to discuss the terms of the proposed voting agreement with Hotchkis.

Later on Tuesday, May 7, 2013, Mr. Rudis had lunch with executives of Bellisio, an executive of Centre and a representative of the union that represents certain of Overhill’s employees, which is referred to as the Union. Mr. Rudis introduced Bellisio’s executives and Centre’s executive as Overhill’s business partners in connection with the existing collaborative arrangement with Bellisio regarding Boston Market products. During the lunch, the participants discussed issues relating to the collective bargaining agreement currently in place with the Union and the anticipated timing of negotiating a new agreement, but did not discuss Bellisio’s potential acquisition of Overhill.

On Thursday, May 9, 2013, Bellisio’s counsel delivered a revised draft of the merger agreement to Overhill’s counsel that, among other things, included a condition requiring that certain expiring contracts be renewed or renegotiated prior to the closing date of the merger agreement. The revised draft contained provisions unacceptable to Overhill due to the concern that being forced to renew or renegotiate expiring contracts would put Overhill in a weakened position in negotiating with the other parties to the expiring contracts.

Also on Thursday, May 9, 2013, Bellisio’s counsel sent a revised draft of the proposed voting agreement with Hotchkis to Hotchkis’ counsel.

On Friday, May 10, 2013, Overhill’s counsel informed Bellisio’s counsel that the Board was discussing the revised proposal and they were instructed not to take action with respect to the contemplated transaction until the issue was resolved.

On Sunday, May 12, 2013, Bellisio’s counsel sent a revised draft of the proposed voting agreement with Lord, Abbett to Lord, Abbett and its counsel.

On Monday, May 13, 2013, Bellisio agreed to remove the proposed closing condition regarding certain expiring contracts that was included in the revised draft merger agreement dated May 9, 2013, and the parties proceeded to engage in negotiations with respect to the remaining open issues in the merger agreement. Bellisio’s counsel sent a revised draft of the merger agreement to Overhill’s counsel and Overhill’s counsel sent the revised draft of the merger agreement to the Board.

On Tuesday, May 14, 2013, in connection with Bellisio’s due diligence review, Bellisio’s counsel and Overhill’s counsel had a conference call to discuss pending litigation matters at Overhill.

Also on Tuesday, May 14, 2013, Bellisio’s counsel had conference calls with each of Hotchkis’ counsel and Lord, Abbett’s counsel to finalize the respective voting agreements.

Also on Tuesday, May 14, 2013, Overhill provided Bellisio the non-public financial information relating to Overhill that was provided by Overhill to Piper Jaffray on May 7, 2013. These projections are more fully described below under “— Certain Financial Information” beginning on page 42.

Later on Tuesday, May 14, 2013, the Board convened a special meeting of the Board and the Compensation Committee of the Board in order to discuss and vote upon approval of the proposed merger with Bellisio. Representatives of Piper Jaffray were present at the meeting as well as Overhill’s counsel. Piper Jaffray reviewed with the Board its financial analysis of the proposed merger consideration of $5.00 per share. Piper Jaffray then rendered to the Board its oral opinion, which was confirmed by delivery of a written opinion dated May 14, 2013, that, as of May 14, 2013, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Piper Jaffray, as described in its opinion, the offer price of $5.00 per share to be received by the holders of shares of Overhill’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

At the request of the Board, Overhill’s counsel discussed the terms and conditions of the proposed merger agreement with Bellisio, including with respect to each party’s conditions and obligations regarding transaction certainty, as well as the termination fee provisions and expense reimbursement provisions. Overhill’s counsel noted that the size of the termination fee and expense reimbursement amounts were customary for a transaction of this type. Overhill’s counsel also discussed the outstanding stock options and noted that the optionees will be entitled to receive the difference between the $5.00 per share price and the strike price of the option. Overhill’s counsel also reviewed with the members of the Board their fiduciary duties in the context of the proposed transaction.

The Board also engaged in a detailed discussion concerning the value likely to be realized by Overhill’s stockholders if Overhill remained independent. The Board emphasized that in determining the likely value of Overhill remaining independent, it had reviewed and considered, among other factors, Overhill’s business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of Overhill’s business and the industry in which it competes, and industry, economic and market conditions, both on a historical and on a prospective basis. Among other things, the Board discussed (i) Overhill’s decline in sales to certain key customers, (ii) negative trends in product mix, commodity prices and freight and storage expenses, (iii) the expense and execution risk related to implementing an alternative sales and distribution method for the Boston Market line of products, (iv) Overhill’s revised projections for the remainder of fiscal 2013 compared to the fiscal 2013 projections prepared by Overhill’s management that were delivered to Bellisio on October 8, 2012 and on February 6, 2013, (v) the inherent uncertainty of financial projections prepared by Overhill’s management, particularly with respect to financial projections for greater than one year out, and (vi) the various risks associated with Overhill’s business, including the risks described in Item 1A of Overhill’s most recent annual report on Form 10-K filed with the SEC on December 18, 2012. On the basis of the foregoing, the opinion of Piper Jaffray as to the fairness to Overhill’s stockholders from a financial point of view of the $5.00 per share price to be paid to Overhill stockholders in the merger pursuant to the merger agreement, and other factors considered by the Board, the Board determined that the merger presented an opportunity for Overhill’s stockholders to realize greater value than the value likely to be realized by Overhill’s stockholders if Overhill remained independent.

After lengthy deliberations and consideration, the members of Overhill’s Board unanimously determined that the Bellisio merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of Overhill and Overhill’s stockholders and approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement, recommended that Overhill’s stockholders approve and adopt the merger agreement and instructed management and counsel to finalize all documentation related to the Bellisio merger agreement as promptly as practicable.

Later in the evening on May 14, 2013, Overhill and Bellisio executed the merger agreement.

Overhill’s Reasons for the Merger

After careful consideration, the Board, at a special meeting held on May 14, 2013, unanimously:

•	determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Overhill and Overhill’s stockholders;

•	approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby; and

•	recommended that Overhill’s stockholders vote in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby.

In evaluating the merger and the merger agreement, the Board consulted with management as well as Overhill’s outside legal counsel and financial advisors. The Board also considered various material factors that are discussed below. The discussion in this section is not intended to be an exhaustive list of the information and factors considered by the Board, but is believed to address the material information and factors considered by the Board. In view of the wide variety of factors considered in connection with the merger, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of the Board may have given different weight to different factors. The Board considered this information and these factors as a whole in deciding to recommend the approval and adoption of the merger agreement.

The Board considered the following factors as generally supporting its decision to recommend that Overhill’s stockholders vote in favor of the approval and adoption of the merger agreement:

•	its belief, based on discussions and negotiations by Overhill’s management and advisors with Bellisio, that $5.00 per share was the highest price Bellisio would be willing to pay;

•

the fact that Piper Jaffray, at the direction of Overhill, undertook to solicit indications of interest to engage in a business combination with Overhill between September 2012 and November 2012, which, together with unsolicited indications of interest received by Overhill and Piper Jaffray, resulted in signed confidentiality agreements with 16 parties, including Bellisio, Suitor 1 and Target 2’s controlling stockholder, and two parties submitting business combination transaction proposals, and the Board’s belief that Bellisio’s cash offer of $5.00 per share was the best offer received as a result of these actions;

•	its belief that the price of Overhill’s common stock in the short or medium term was highly unlikely to exceed the future value equivalent of $5.00 per share;

•

its knowledge of the current economic environment generally, including the likely impact of that environment generally on the frozen foods industry and specifically on Overhill’s potential growth, productivity and strategic options, and on the trading price of its shares of common stock;

•

its belief, based on its knowledge and discussions with Overhill’s management regarding Overhill’s business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of Overhill’s business and the industry in which it competes, and industry, economic and market conditions, both on a historical and on a prospective basis, that the merger presented an opportunity for Overhill’s stockholders to realize greater value than the value likely to be realized by Overhill’s stockholders if Overhill remained independent or pursued other alternatives;

•

its belief, based on a review of the possible alternatives to a sale of Overhill, including the prospects of continuing to operate Overhill in accordance with the existing business plan or undertaking share buyback programs, recapitalization or other strategic initiatives, the potential value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value for stockholders from these alternatives, that none of these options, on a risk-adjusted basis, was reasonably likely to create value for stockholders greater than the merger consideration;

•

the financial presentation and opinion, dated May 14, 2013, and based upon and subject to the various assumptions and limitations set forth therein, of Piper Jaffray to the Board with respect to the fairness, from a financial point of view, to the holders of Overhill common stock of the $5.00 per share consideration to be received in the merger by such holders, as more fully described below under “— Opinion of Financial Advisor” beginning on page 34;

•

its belief, based on the Board’s general knowledge of Bellisio’s business, operations, management, reputation and strong financial condition, that there was a high probability that the merger would be completed successfully on the agreed-upon terms after a merger agreement was entered into with Bellisio;

•

the fact that the merger consideration consists solely of cash (which provides certainty of value to Overhill stockholders and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive shares or other securities, or as compared to remaining independent) and that the merger is not subject to any financing conditions;

•	the continued costs, risks and uncertainties associated with continuing to operate independently as a public company, including risks associated with Overhill’s operations;

•	the terms of the merger agreement, as reviewed by the Board with Overhill’s legal advisors, including:

•	sufficient operating flexibility for Overhill to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•	the fact that the completion of the merger is not conditioned on Bellisio obtaining financing;

•

the Board’s belief, in its business judgment, that the conditions required to be satisfied prior to completion of the merger can reasonably be expected to be fulfilled and the corresponding likelihood that the merger will be consummated on a timely basis;

•

the Board’s ability, subject to compliance with the terms and conditions of the merger agreement, to withdraw or modify its recommendation that Overhill’s stockholders vote in favor of approving and adopting the merger agreement if the Board receives a bona fide, unsolicited acquisition proposal and the Board determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such acquisition proposal is a superior proposal (as such term is defined in the merger agreement) and that failing to change its recommendation would result in a breach of the Board’s fiduciary duties under applicable law, as long as Overhill has complied with the notice and other requirements described under “The Merger Agreement — Covenants and Agreements — No Solicitation; Board Recommendation” beginning on page 59;

•

the Board’s ability, subject to compliance with the terms and conditions of the merger agreement, to consider, and under certain conditions, to accept, an unsolicited superior proposal in order to comply with the Board’s fiduciary duties under applicable law, and Overhill’s corresponding right to terminate the merger agreement upon the payment of a termination fee of $2,426,450 to Bellisio, and to reimburse Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses, in order to enter into a definitive agreement providing for a superior proposal, as long as Overhill has complied with the notice and other requirements described under “The Merger Agreement — Covenants and Agreements — No Solicitation; Board Recommendation” beginning on page 59;

•

the $2,426,450 termination fee payable to Bellisio in connection with a termination of the merger in certain specified circumstances, and Overhill’s reimbursement to Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses under certain specified circumstances, which the Board determined, after consultation with Overhill’s advisors, was reasonable and not likely to preclude an alternative superior proposal for a business combination with Overhill; and

•

the current and historical market prices of Overhill’s common stock, including the fact that the $5.00 per share cash merger consideration represented a premium of approximately 25% over the average closing price of Overhill’s common stock on the NYSE MKT during the 60 calendar day period ended May 13, 2013, the last full trading day before the Board met to review and consider approval of the merger agreement and the transactions contemplated thereby, and a premium of approximately 16% over the closing price of Overhill’s common stock on the NYSE MKT on May 13, 2013. In addition, the Board considered a number of potential negative factors in its deliberations concerning the merger, including the following:

•

the non-solicitation provisions of the merger agreement that restrict Overhill’s ability to solicit or engage in discussions or negotiations with third parties regarding a proposal to acquire Overhill, and the fact that, upon termination of the merger agreement under certain specified circumstances, Overhill will be required to pay Bellisio a $2,426,450 termination fee and reimburse Bellisio for up to $2,000,000 of out-of-pocket fees and expenses, which could have the effect of discouraging alternative proposals for a business combination with Overhill. However, the Board also noted that (i) the termination fee and expense reimbursement provisions of the merger agreement were a necessary aspect of assuring Bellisio’s entry into the merger agreement and, after consultation with Overhill’s advisors, the Board determined that the termination fee and expense reimbursement provisions of the merger agreement were reasonable and not likely to preclude an alternative superior proposal for a business combination with Overhill and (ii) Bellisio was not willing to allow Overhill to further solicit proposals for alternative transactions following execution of the merger agreement;

•	the fact that the merger may not be completed unless and until specified conditions are satisfied or waived (see “The Merger Agreement — Conditions of the Merger” beginning on page 65);

•

the potential risk and costs to Overhill if the merger does not close, including the potential distraction of employee and management attention during the pendency of the transaction, employee attrition, the possible impact on customer relationships, the potential effect on existing relationships with other parties, and the impact that the failure of the merger to close could have on the trading price of shares of Overhill common stock, Overhill’s operating results (including the costs incurred in connection with the transactions) and Overhill’s ability to maintain sales, but the Board believed that these risks were reasonable and worthwhile to undertake considering the terms of the merger agreement, including the likelihood that conditions to closing would be satisfied, and the absence of a financing contingency;

•

the fact that receipt of the merger consideration in exchange for shares of Overhill common stock pursuant to the merger would generally be a taxable transaction for United States federal income tax purposes for holders of Overhill’s common stock (see “— Certain Material United States Federal Income Tax Consequences” beginning on page 47);

•

the fact that the all-cash price, while providing relative certainty of value, would not allow Overhill stockholders to participate, on a tax-efficient basis, in any future appreciation of Bellisio’s stock or benefit from any future appreciation in the value of Overhill after the merger; and

•

the fact that the merger agreement restricts Overhill’s ability to engage in certain activities between the date of the merger agreement and the effective time of the merger, and that these restrictions could prevent Overhill from taking advantage of business opportunities, such as potential acquisitions, which would be advisable if Overhill were to remain an independent company. The Board did not, however, believe these restrictions would interfere with Overhill’s ability to operate in the ordinary course of business.

During its consideration of the merger, the Board considered that Overhill’s directors and executive officers have interests in the merger described in “The Special Meeting—Proposals to be Considered at the Special Meeting—Item 2-Advisory Vote Regarding Certain Executive Compensation” beginning on page 15 and “The Merger— Interests of Overhill Directors and Executive Officers in the Merger” beginning on page 45.

This summary is not meant to be an exhaustive description of the information and factors considered by the Board but is believed to address the material information and factors considered. In view of the wide variety of factors considered by the Board, it is not possible to quantify or to give relative weights to the various factors. In considering the factors discussed above, individual directors may have given different weights to different factors. After taking into consideration all of the factors set forth above as a whole, as well as other factors not specifically described above, the Board concluded that the merger is fair to and in the best interests of Overhill and Overhill’s stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

Recommendation of the Board

At its meeting on May 14, 2013, the Board met to consider the merger agreement and after due consideration, unanimously adopted and approved the merger agreement and determined that the merger agreement and the related transactions are fair to and in the best interests of Overhill and its stockholders, and the Board unanimously recommends that Overhill stockholders vote FOR the approval and adoption of the merger agreement.

Opinion of Financial Advisor

Overhill retained Piper Jaffray to act as its financial advisor in a possible business combination transaction and, if requested, to render its opinion to Overhill’s Board as to the fairness to Overhill’s stockholders of the consideration to be received in the transaction. On May 14, 2013, Piper Jaffray delivered its oral opinion and contemporaneously delivered its written opinion dated May 14, 2013 to the Board that, based on and subject to the limitations and assumptions stated in the opinion, as of the date of the opinion, the merger consideration to be received by the holders of Overhill common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Piper Jaffray’s written opinion dated May 14, 2013, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Piper Jaffray’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety. Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to the holders of Overhill common stock, of the merger consideration. Piper Jaffray’s opinion was directed solely to Overhill’s Board in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any Overhill stockholder as to how such stockholder should vote or how any such stockholder should act with respect to the merger or any other matter. Piper Jaffray’s opinion was approved for issuance by the Piper Jaffray Opinion Committee.

In arriving at its opinion, Piper Jaffray, among other things:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated May 13, 2013 (which were identical to those set forth in the final merger agreement);

•	reviewed and analyzed certain business, financial and other data with respect to Overhill that was publicly available;

•

reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Overhill that were furnished to Piper Jaffray by Overhill;

•

conducted discussions with members of senior management and representatives of Overhill concerning the two immediately preceding matters described above, as well as the business and prospects of Overhill before and after giving effect to the merger;

•

reviewed the current and historical reported prices and trading activity of Overhill’s common stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to Overhill;

•	compared the financial performance of Overhill with that of certain other public companies that Piper Jaffray deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant; and

•	performed a discounted cash flows analysis for Overhill on a stand-alone basis.

In addition, Piper Jaffray conducted such other inquiries, examinations and analyses, and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, Overhill’s Board at a meeting held on May 14, 2013. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to the Board on May 14, 2013.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Piper Jaffray or Overhill’s Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 10, 2013, and is not necessarily indicative of current market conditions.

To the extent any analysis was based on Overhill’s forecasts of projected financial results, Piper Jaffray based its analysis on projections provided to Piper Jaffray on May 7, 2013. These projections are more fully described below under “The Merger–Certain Financial Information.”

For purposes of its analyses, Piper Jaffray calculated (i) Overhill’s equity value implied by the merger to be approximately $80.9 million, based on approximately 16,176,000 fully-diluted shares of Common Stock outstanding as of May 10, 2013, calculated using the treasury stock method and the merger consideration and (ii) Overhill’s implied enterprise value (“EV”) (for the purposes of this analysis, implied EV equates to implied equity value, plus debt, less cash) to be approximately $84.6 million.

Historical Trading Analysis

Piper Jaffray reviewed the historical closing prices and trading volumes for Overhill common stock over the twelve-month period from May 10, 2012 to May 10, 2013, in order to provide background information on the prices at which Overhill common stock has historically traded. The following table summarizes some of these historical closing prices relative to the per share merger consideration:

Price per Share
Merger consideration per share	$5.00
52 week low	$3.80
7 day average	$3.92
30 day average	$3.99
60 day average	$3.99
90 day average	$4.06
Average since August 14, 2012(1)	$4.36
One day prior to August 14, 2012 (1)	$3.98
Price as of May 10, 2013	$4.26

(1)	Reflects Overhill’s announcement of Piper Jaffray’s engagement following market close on August 13, 2012 to act as Overhill’s financial advisor.

In addition, Piper Jaffray prepared a chart of indexed trading performance that showed Overhill common stock over the twelve-month period from May 10, 2012 to May 10, 2013 had decreased by 6.0% from its price at May 10, 2012, as compared to an increase of 20.3% for the S&P 500 Index, an increase of 17.1% for the NASDAQ Composite Index and an increase of 9.2% for an index comprised of the selected companies described below.

Selected Public Companies Analysis

Piper Jaffray reviewed selected historical financial data of Overhill and estimated financial data of Overhill based on projections provided by Overhill management and compared them to corresponding financial data, where applicable, for U.S. listed public companies in the frozen and packaged food sectors with market capitalization below $5 billion (as of May 10, 2013), and selected public companies in the protein sector. Piper Jaffray selected companies in these industries based on information obtained by searching SEC filings, public Overhill disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. No company utilized in the selected public companies analysis is identical to Overhill. In evaluating the selected public companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Based on these criteria, Piper Jaffray identified and analyzed the following selected companies:

Mid/Small Cap Food	Protein
Flowers Foods	Sanderson Farms
Hillshire Brands Company	Smithfield Foods
Inventure Foods	Tyson Foods
J&J Snack Foods
John B Sanfilippo & Son
Lancaster Colony
Pinnacle Foods
Seneca Foods
Treehouse Foods

For the selected public companies analysis, Piper Jaffray compared valuation multiples for Overhill derived from the merger consideration and Overhill’s last 12 months (“LTM”) revenue, LTM EBITDA (calculated throughout as earnings before interest, taxes, depreciation and amortization), and Overhill’s management projections for fiscal years ending 2013 and 2014 revenue, EBITDA, and earnings per share (“EPS”), to valuation multiples for the selected public companies derived from their closing prices per share on May 10, 2013, based on LTM revenue, LTM EBITDA, and consensus projections of equity research analysts as published by Reuters for calendar year 2013 and 2014 revenue, EBITDA and earnings per share. Piper Jaffray also compared the projected next 12 months (“NTM”) revenue growth rates of the selected public companies to the projected NTM revenue growth rate for Overhill, and the LTM EBITDA Margin of the selected public companies to the LTM EBITDA Margin of Overhill. The tabular summary below presents the selected public company metrics in the frozen/packaged foods sector and protein sector on a combined basis.

Selected Public Companies
	Overhill(1)	Minimum	Mean	Median	Maximum
EV to LTM Revenue (2)	0.4x	0.3x	1.1x	1.1x	2.0x
EV to Projected 2013 Revenue (3)	0.4x	0.3x	1.1x	1.2x	1.8x
EV to Projected 2014 Revenue (3)	0.4x	0.3x	0.9x	0.8x	1.4x
EV to LTM EBITDA (2)	13.1x	5.5x	9.8x	10.4x	15.9x
EV to Projected 2013 EBITDA (3)	13.3x	5.6x	9.2x	10.0x	12.4x
EV to Projected 2014 EBITDA (3)	6.6x	5.2x	8.1x	8.0x	10.9x
Projected 2013 Price/Earnings (3)	49.3x	10.9x	18.1x	20.7x	23.4x
Projected 2014 Price/Earnings (3)	14.3x	9.7x	15.7x	17.5x	20.4x
Projected NTM Revenue Growth Rate % (4)	7.4%	(0.7%)	5.9%	4.3%	18.7%
LTM EBITDA Margin % (2)(5)	3.3%	5.4%	10.4%	9.7%	17.2%

(1)	Based on the merger consideration.
(2)	LTM for selected public Overhill analysis is based on latest publicly reported financial results. For Overhill, LTM is as of March 31, 2013.
(3)	Projected fiscal year 2013 and fiscal year 2014 revenue, EBITDA, and earnings per share for Overhill were based on Overhill management projections for fiscal year ending September/October, adjusted to calendar year. Projected calendar year 2013 and calendar year 2014 revenue, EBITDA, and earnings per share for the selected public companies were based on equity research analyst consensus estimates.
(4)	The projected NTM revenue growth rate for Overhill was based on Overhill management projections for the period ending March 31, 2014. The projected revenue growth rates for the selected public companies were based on equity research analyst consensus estimates for the period ending twelve months forward from each comparable company’s most recent financial reporting period.
(5)	LTM EBITDA Margin is calculated as LTM EBITDA divided by LTM revenue.

The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of Overhill based on the merger consideration were within the range of valuation multiples of the selected public companies. Based on this analysis, Piper Jaffray also derived a range of implied equity values per diluted share of Overhill common stock, with a maximum and minimum mean/median value per share of $6.20 and $3.38, respectively, and a maximum and minimum at the 75th percentile and 25th percentile respectively, of $7.01 and $2.59, respectively. Piper Jaffray noted the merger consideration of $5.00 per share.

Selected M&A Transaction Analysis

Piper Jaffray reviewed merger and acquisition transactions involving target companies in the frozen, packaged food and protein industries that it deemed comparable to Overhill. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. Piper Jaffray selected these transactions based on the following criteria:

•	completed merger or acquisition transactions with enterprise values below $2 billion;

•	announced since January 1, 2009, in the frozen, packaged food and protein sectors; and

•	transactions in which the acquiring company purchased a controlling interest of the target.

Based on these criteria, the following nine transactions were selected:

Target	Acquiror
Marketfare Foods	Greencore Group PLC
Piller Sausages & Delicatessens	Premium Brands Holdings
S.T. Specialty Foods	Treehouse Foods
Cliffstar Corporation	Cott Corporation
American Italian Pasta	Ralcorp Holdings Inc.
Dakota Growers Pasta Company	Agricore United
Best Brands Corp.	CSM Bakery Supplies N.A.
Sturm Foods	Treehouse Foods
Birds Eye Foods	Pinnacle Foods

Piper Jaffray calculated the ratio of EV to LTM EBITDA. Piper Jaffray then compared the results of these calculations with similar calculations for Overhill based on the merger consideration. Piper Jaffray also calculated LTM EBITDA Margin % for each of the selected transactions and compared it to Overhill.

The analysis indicated the following:

	Selected M&A Transactions
	Overhill(1)	Minimum	Mean	Median	Maximum
EV to LTM EBITDA (2)	13.1x	5.1x	7.2x	7.2x	9.2x
LTM EBITDA Margin % (2)	3.3%	8.8%	16.2%	15.3%	25.4%

(1)	Based on the merger consideration.
(2)	LTM for the selected transactions is based on latest publicly reported financial results. For Overhill, LTM was as of March 31, 2013.

The selected merger and acquisition transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiple of Overhill based on the merger consideration was above the range of valuation multiples of the selected transactions when comparing the ratio of EV to LTM EBITDA. Based on this analysis, Piper Jaffray also derived a range of implied equity values per share of Overhill common stock, with a mean and median of $2.68 and $2.67, respectively, and at the 75th percentile and 25th percentile of $3.06 and $2.31, respectively. Piper Jaffray noted the merger consideration of $5.00 per share.

A selected M&A transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the selected M&A transaction analysis is identical to Overhill or the merger.

Premiums Paid Analysis

Piper Jaffray reviewed publicly available information for selected announced, completed or pending merger transactions to determine the premiums (discounts) paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions based on the following criteria:

•	all public merger and acquisition transactions announced since January 1, 2009, in the consumer sector; and

•	excludes transactions with a purchase price discount as compared to the closing share price one day prior to the announcement.

Piper Jaffray performed its analysis on approximately 75 transactions that satisfied these criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Overhill’s stockholders based on the merger consideration.

	Selected Transactions
	Overhill(1)	Minimum	Mean	Median	Maximum
1-Day Spot Premium
Prior to announcement of merger (1)	17.4%	0.1%	42.3%	29.2%	206.7%
Prior to announcement of engagement of Piper Jaffray (2)	25.6%	—	—	—	—
7-Day Spot Premium	31.6%	4.1%	42.8%	31.0%	218.9%
30-Day Spot Premium	24.4%	(4.2%)	46.9%	33.7%	217.9%
90-Day Spot Premium	8.0%	(34.4%)	50.7%	41.6%	379.6%

(1)	Based on the merger consideration and assumed announcement date of May 13, 2013.
(2)	Based on the merger consideration and assumed announcement date of August 14, 2012.

The premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premiums over the market prices at the selected dates for the shares implied by the per share merger consideration were within the range of premiums paid in the selected M&A transactions. Piper Jaffray also derived a range of implied equity values per diluted share of Overhill common stock, with a maximum and minimum mean/median of $6.98 and $4.98, respectively, and a maximum and minimum at the 75th percentile and 25th percentile, respectively, of $7.34 and $4.51, respectively. Piper Jaffray noted the merger consideration of $5.00 per share.

Discounted Cash Flows Analysis

Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for Overhill based on the net present value of (i) Overhill’s projected annual free cash flows for the last six months of Overhill’s fiscal year 2013 through fiscal year end 2017; and (ii) an estimated terminal value for Overhill at fiscal year-end 2017 based on an assumed multiple of Overhill’s projected fiscal year 2017 EBITDA. For the purposes of this analysis, Piper Jaffray (i) utilized Overhill management’s projections for the period of the last six months of fiscal 2013 through fiscal year end 2017, furnished on May 7, 2013 to Piper Jaffray and described below under “Certain Financial Information” beginning on page 42; (ii) calculated the free cash flows for each year from Overhill’s projections as operating income less taxes plus depreciation and amortization, less capital expenditures, plus/less change in net working capital; (iii) discounted all amounts to April 1, 2013 using an assumed discount range from 14.9% to 16.9%, based on Overhill’s industry weighted average cost of capital calculation; (iv) assumed a range of 2017 EBITDA multiples of 6.7x, 7.2x and 7.7x based on the median of the transaction enterprise value to LTM EBITDA multiple of selected transactions used in Piper Jaffray’s selected merger and acquisition transaction analysis; and (v) assumed a tax rate of 35.7% as provided by Overhill management.

This analysis resulted in implied equity values per share of Overhill common stock ranging from a low of $4.22 per share to a high of $5.02 per share, with a midpoint of $4.61. The merger consideration was within the range of implied values derived from this analysis, based on the estimates and assumptions used in this analysis.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of Overhill.

No company or transaction used in the above analyses as a comparison is directly comparable to Overhill or the merger and the other transactions contemplated by the merger agreement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Overhill and the merger were compared and other factors that could affect the public trading value or transaction value of the companies involved.

Piper Jaffray performed its analyses for purposes of providing its opinion to Overhill’s Board. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by Overhill’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

Piper Jaffray’s opinion was one of many factors taken into consideration by Overhill’s Board in making the determination to approve the merger agreement. While Piper Jaffray provided advice to Overhill’s Board during their negotiations with Bellisio, Piper Jaffray did not recommend any specific merger consideration.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of Overhill’s management that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that Overhill’s management was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray’s opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Overhill’s management as to the expected future results of operations and financial condition of Overhill. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with Overhill’s consent, on advice of the outside counsel and the independent registered public accounting firm to Overhill, and on the assumptions of Overhill’s management, as to all accounting, legal, regulatory, tax and financial reporting matters with respect to Overhill and the merger agreement. Piper Jaffray’s opinion does not address any accounting, legal, regulatory, tax and financial reporting matters.

In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect Overhill or the contemplated benefits of the merger.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Overhill, and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of Overhill under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of Overhill or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Overhill or any of its affiliates was a party or may be subject, and at the direction of Overhill and with its consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither Overhill nor Bellisio is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

Piper Jaffray’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not express any opinion as to the price at which shares of Overhill common stock may trade following announcement of the merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to the holders of Overhill common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to Overhill, Bellisio’s ability to fund the merger consideration payable in the merger pursuant to the merger agreement, any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or constituency of Overhill. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by holders of Overhill common stock in the merger or with respect to the fairness of any such compensation.

Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as financial advisor in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Overhill’s Board selected Piper Jaffray to provide financial advice in connection with Overhill’s review of strategic alternatives and to render its fairness opinion regarding the consideration to be paid to stockholders pursuant to the merger agreement on the basis of its experience and reputation in acting as financial advisor in connection with mergers and acquisitions.

Piper Jaffray acted as a financial advisor to Overhill in connection with the merger and will receive an estimated fee of approximately $950,000 from Overhill, which is contingent upon the consummation of the merger, except for (i) an aggregate of $385,000 in fees that have been paid for financial advisory services provided to Overhill by Piper Jaffray since August 2012 and (ii) an additional $400,000 that has been paid to Piper Jaffray for providing its fairness opinion described above, which in each case will be credited against the total fee paid on consummation of the merger. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray’s opinion. Overhill has agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of Overhill for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray and its affiliates may also, in the future, in the ordinary course of business, perform various investment banking and financial advisory services for Overhill or Bellisio and for other clients and customers that may have conflicting interests with Overhill, for which Piper Jaffray would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s research department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the merger and other participants in the merger that differ from the opinions of Piper Jaffray’s investment banking personnel.

Certain Financial Information

In connection with the evaluation of a possible transaction, Overhill provided to Piper Jaffray, in its capacity as Overhill’s financial advisor, Bellisio and other prospective parties to a business combination transaction with Overhill certain prospective financial information concerning Overhill. As described in greater detail below, prospective financial information was provided by Overhill on several occasions throughout the process described above under “— Background of the Merger” beginning on page 21.

Overhill’s management does not in the ordinary course prepare prospective financial information for upcoming fiscal years. Overhill made available prospective financial information for use in connection with the financial analyses performed by Piper Jaffray in connection with delivering its fairness opinion to the Board and to assist Bellisio and other prospective parties to a business combination with their due diligence review of Overhill. The summary of such information below is included solely to give stockholders access to the information that was made available to Piper Jaffray, Bellisio and such other interested parties, and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to Overhill or the merger.

The prospective financial information reflects numerous estimates and assumptions made by Overhill with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Overhill’s business, all of which are difficult to predict and many of which are beyond Overhill’s control. The prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Overhill’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, other matters described under “Forward-Looking Statements May Prove Inaccurate” on page 12, and the various risks set forth in Overhill’s reports filed with the SEC. There can be no assurance that the prospective results would be realized or that actual results would not be significantly higher or lower than forecast. The prospective financial information covers multiple years and such information by its nature becomes less reliable with each successive year. In addition, the prospective information will be affected by Overhill’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the prospective information was based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Overhill’s control. The prospective information also reflects assumptions as to certain business decisions that are subject to change. Such prospective information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that Overhill, the Board, Bellisio, any of their respective affiliates or advisors, or anyone else who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of Overhill, the Board, Bellisio or any of their respective affiliates or advisors intends to, and each of them disclaims any obligation to, update, revise or correct such prospective information if they are or become inaccurate.

The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context.

The inclusion of the prospective financial information herein should not be deemed an admission or representation by Overhill, the Board, Bellisio or any of their respective affiliates or advisors that they are viewed by Overhill, the Board, Bellisio or any of their respective affiliates or advisors as material information of Overhill. The prospective information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Overhill contained in Overhill’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in Overhill’s prospective information, stockholders are cautioned not to place undue, if any, reliance on the prospective information included in this proxy statement.

The financial projections included in this proxy statement were prepared by, and are the responsibility of, Overhill’s management. Piper Jaffray neither examined nor compiled the projected financial information and, accordingly, Piper Jaffray expresses no opinion or any other form of assurance with respect to the projected financial information included in this proxy statement.

Confidential Information Memorandum Projections

In late September 2012, Overhill provided Piper Jaffray the financial information set forth in the table below, which is referred to as the CIM projections. Overhill prepared the CIM projections based on (i) actual results for Overhill’s fiscal years 2010 and 2011 and for its first, second and third fiscal quarters of fiscal year 2012 and (ii) estimates and projections for the fourth quarter of Overhill’s fiscal year 2012 and for all of fiscal year 2013. The CIM projections were provided by Piper Jaffray to Bellisio on October 8, 2012. The CIM

projections were later included in the confidential information memorandum regarding Overhill’s business that was distributed by Piper Jaffray on November 15, 2012 to Bellisio. The 15 other parties that had entered into confidentiality agreements with Overhill also received the confidential information memorandum during the period from October 17, 2012 through November 6, 2012 (see “— Background of the Merger” beginning on page 21).

	2010	2011	2012E	2013E
	(amounts in millions, except percentages)
Revenue	$194.5	$169.2	$193.7	$202.0
Gross Margin Percentage	12.2%	7.7%	8.8%	10.1%
Operating Income	$13.9	$2.6	$5.4	$8.2
EBITDA	$17.9	$6.8	$8.8	$11.6
Adjusted EBITDA (1)	$19.6	$9.0	$9.9	$12.3

(1)	Adjusted EBITDA was calculated by excluding (a) certain one-time costs and (b) estimated expenses of Overhill being a public company.

February 2013 Projections

On February 6, 2013, Piper Jaffray provided to Bellisio updated projections for Overhill’s fiscal year 2013, which are referred to as the February 2013 projections. Overhill’s management prepared the February 2013 projections based on (i) actual results for Overhill’s fiscal year 2012, (ii) near final results for the first quarter of Overhill’s fiscal year 2013 (as Overhill filed its Form 10-Q for the first quarter of fiscal year 2013 with the SEC approximately one week later on February 13, 2013), and (iii) estimates and projections for the second, third and fourth quarters of Overhill’s fiscal year 2013. The February 2013 projections estimated that Overhill’s adjusted and unadjusted EBITDA for fiscal year 2013 would each be $2,200,000 less than as presented in the CIM projections. This decrease in projected EBITDA for fiscal year 2013 as compared to the CIM projections was primarily the result of lower than expected gross profit for the first quarter of fiscal year 2013 due largely to an unfavorable shift in product mix, less favorable commodity prices, and increased freight and storage expense. The decrease was partially offset by a decrease in annualized selling, general and administrative expenses.

2013E
(amounts in millions, except percentages)
Revenue	$203.9
Gross Margin Percentage	8.6%
EBITDA	$9.4
Adjusted EBITDA (1)	$10.1

(1)	Adjusted EBITDA was calculated by excluding estimated expenses of Overhill being a public company.

May 2013 Projections

On May 7, 2013, Overhill provided Piper Jaffray the updated financial information set forth in the table below, which is referred to as the May 2013 projections. Overhill’s management prepared the May 2013 projections based on (i) actual results for Overhill’s fiscal year 2012 and for the first and second quarters of fiscal year 2013 and (ii) estimates and projections for Overhill’s third and fourth quarters of fiscal year 2013 and for all of fiscal years 2014, 2015, 2016, 2017 and 2018. Piper Jaffray relied upon the May 2013 projections in connection with the preparation of its fairness opinion (see “— Opinion of Financial Advisor” beginning on page 34). The May 2013 projections were also provided by Overhill to Bellisio in the afternoon of May 14, 2013.

The May 2013 projections estimated that Overhill’s unadjusted EBITDA for the 2013 fiscal year would be $5.2 million less than presented in the CIM projections and $3.0 million less than presented in the February 2013 projections. This decrease in projected EBITDA for fiscal year 2013 as compared to the CIM projections and the

February 2013 projections was primarily the result of lower than expected gross profit for the first half of fiscal year 2013 due largely to an unfavorable shift in product mix, less favorable commodity prices, and increased freight and storage expense. In addition, selling, general and administrative expenses increased due primarily to an increase in professional and legal fees associated with the merger.

	2012	2013E	2014E	2015E	2016E	2017E	2018E
	(amounts in millions, except percentages)
Revenue	$194.4	$201.3	$209.4	$215.7	$222.2	$228.9	$235.8
Gross Margin Percentage	8.8%	8.4%	11.3%	11.2%	11.2%	11.2%	11.2%
Operating Income	$5.2	$3.0	$9.2	$10.8	$11.2	$11.5	$11.9
Net Income	$3.1	$1.6	$5.7	$6.7	$6.9	$7.2	$7.4
EBITDA	$8.6	$6.4	$12.8	$14.6	$15.0	$15.1	$15.5
Taxes	$1.7	$0.9	$3.1	$3.7	$3.8	$4.0	$4.1
Depreciation and Amortization	$3.4	$3.5	$3.6	$3.8	$3.8	$3.7	$3.7
Capital Expenditures	$0.9	$1.6	$1.8	$1.8	$1.9	$1.9	$1.9

Interests of Overhill Directors and Executive Officers in the Merger

In considering the Board’s recommendation to vote for the proposal to approve and adopt the merger agreement and the merger, Overhill stockholders should be aware that some of the directors and executive officers of Overhill have interests in the merger that may be different from, or in addition to, the interests of Overhill stockholders generally and that may create potential conflicts of interest. In addition to the rights described below in this section, the executive officers of Overhill may be eligible to receive some of the generally applicable benefits described under the heading “The Merger Agreement — Employee Benefit Matters” on page 64. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending the approval and adoption of the merger agreement to Overhill stockholders.

Set forth below are descriptions of the interests of Overhill’s directors and executive officers, in stock options and indemnification and insurance rights. The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only, and they do not necessarily reflect the dates on which certain events will occur.

Treatment of Stock Options

As described above, immediately prior to the effective time of the merger, each outstanding stock option to purchase Overhill common stock (whether or not vested and exercisable prior to the effective time of the merger) will be cancelled in exchange for the right of the holder to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the total number of shares of Overhill common stock covered by the stock option, multiplied by the excess of $5.00 over the per share exercise price of the stock option.

The following table summarizes, as of May 24, 2013, the outstanding vested and unvested stock options held by James Rudis, the only executive officer who holds stock options, and by each of member of the Board, and the consideration that they may become entitled to receive in connection with their stock options, assuming continued employment and directorship through the closing of the merger and assuming that the closing of the merger occurs in August, 2013.

	No. of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options ($)(1)	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options ($)	Resulting Consideration ($)
Named Executive Officers:
James Rudis	100,000	1.63	—	—	337,000
Robert Bruning	—	—	—	—	—
Robert Olivarez	—	—	—	—	—
All Other Executive Officers as a Group:	—	—	—	—	—
Directors:
Alexander Auerbach	25,000	1.63	—	—	84,250
Alexander Rodetis	25,000	1.63	—	—	84,250
Harold Estes	—	—	—	—	—

(1)	Weighted average exercise price numbers are rounded up or down to the nearest whole cent.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that the surviving corporation and Bellisio will, to the fullest extent permitted under the NRS and for a period of six years after the effective time of the merger, honor Overhill’s obligations existing as of the date of the merger agreement to indemnify and hold harmless each present and former director and officer of Overhill in accordance with the Articles of Incorporation and Bylaws of Overhill and all indemnification agreements with present or former directors, officers or employees of Overhill, in each case in effect as of the date of the merger agreement. The merger agreement also provides that for a period of six years following the consummation of the merger the articles of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to exculpation and indemnification of present and former directors and officers of Overhill as those set forth in the current Articles of Incorporation and Bylaws of Overhill.

In addition, Bellisio agreed to cause the surviving corporation to maintain a directors’ and officers’ liability insurance policy for a period of six years after the consummation of the merger, that will provide Overhill’s current and former directors and officers who are insured under Overhill’s existing directors’ and officers’ liability insurance policy with insurance and indemnification policy coverage for events occurring at or prior to the effective time of the merger, which is referred to as the D&O insurance, that is no less favorable than Overhill’s existing policy; however, the surviving corporation will not be required to pay an aggregate amount for the D&O insurance in excess of 300% of the current aggregate annual premium paid by Overhill for the existing policy, but in such case will purchase coverage under a six-year “tail” prepaid policy as will then be available at an aggregate cost no greater than 300% of such rate. Bellisio agreed to honor its obligations under the D&O insurance from and after the effective time of the merger and not to cancel the D&O insurance.

Governmental and Regulatory Matters

The merger is subject to review under the HSR Act. Under the provisions of the HSR Act, the merger cannot be completed until the companies have made required notifications, given certain information and materials to the FTC and to the Antitrust Division and a required 30-day waiting period has expired or been terminated. Pursuant to the requirements of the HSR Act, Overhill and Bellisio completed the filing of the forms with the Antitrust Division and the FTC on May 22, 2013 and were granted early termination of the HSR Act waiting period on June 20, 2013.

Further, at any time before or after the consummation of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of certain of Overhill’s or Bellisio’s assets. Private parties and State Attorneys General may also bring legal actions under the antitrust laws.

Overhill currently expects to complete the merger promptly following the special meeting.

Certain Material United States Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the merger to holders of Overhill common stock whose shares are exchanged for cash pursuant to the merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, United States Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the United States Internal Revenue Service, each in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this summary. This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax.

This summary applies only to holders of Overhill common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this summary does not purport to consider all aspects of United States federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to stockholders subject to special rules under the United States federal income tax laws (including, for example, banks and certain other financial institutions, insurance companies, tax-exempt organizations, dealers or brokers in securities, traders in securities that elect to apply a mark-to-market method of accounting, persons liable for the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or such other entities, former citizens or residents of the United States, U.S. holders whose functional currency is not the U.S. dollar, holders who hold shares of Overhill common stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, and holders who acquired shares of Overhill common stock pursuant to the exercise of employee stock options or otherwise as compensation. This discussion also assumes that shares of Overhill common stock are not U.S. real property interests within the meaning of Section 897 of the Code.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares of Overhill common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Overhill common stock, you should consult your tax advisor regarding the tax consequences of exchanging the shares of Overhill common stock for cash pursuant to the merger.

All holders of Overhill common stock are encouraged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Overhill common stock that is:

•	a citizen or resident of the United States (as determined for U.S. federal income tax purposes);

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its worldwide income from all sources.

The receipt of cash by U.S. holders in exchange for shares of Overhill common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a U.S. holder who receives cash in exchange for shares of Overhill common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received in such exchange (prior to reduction for any withholding taxes) and (2) the U.S. holder’s adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares of Overhill common stock (i.e., shares acquired for the same cost in a single transaction) exchanged pursuant to the merger. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year as of the date of the merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Certain U.S. holders that are individuals, estates or trusts are subject to an additional tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. Each U.S. holder should consult its tax advisor to determine whether gain attributable to an investment in our common units will be included in a U.S. holder’s “net investment income” subject to this additional tax.

Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of shares of Overhill common stock that is not a U.S. holder or a partnership.

Payments made to a non-U.S. holder in exchange for shares of Overhill common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

The gain, if any, on such shares is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States), in which event (a) the non-U.S. holder will be subject to U.S. federal income tax in the same manner as if it were a U.S. holder and (b) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty); or

•

The non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange of shares of Overhill common stock for cash pursuant to the merger and certain other conditions are met, in which event the non-U.S. holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of such shares net of applicable U.S. losses from sales or exchanges of capital assets recognized during the year.

Information Reporting and Backup Withholding

Payments made to U.S. holders in exchange for shares of Overhill common stock pursuant to the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding, or that such U.S. holder is otherwise exempt from backup withholding.

Payments made to non-U.S. holders in exchange for shares of Overhill common stock pursuant to the merger effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 28%) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption and the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. Payments made to non-U.S. holders in exchange for shares of Overhill common stock pursuant to the merger effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

No Dissenters’ Rights

Pursuant to Section 92A.390 of the NRS, Overhill’s stockholders will not be entitled to exercise dissenters’ rights if the merger is approved, adopted and consummated because Overhill’s common stock was listed on the NYSE MKT on the record date, and thus constitute “covered securities” as that term is defined in Section 18(b)(1) of the Securities Act of 1933, as amended. Section 92A.390 of the NRS provides that a dissenting stockholder’s right to receive payment of the fair value of his, her or its shares under Section 92A.380 of the NRS is not available to a holder of shares of any class or series of stock, which shares constitute covered securities at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to vote upon the merger agreement.

Termination of Listing of Shares of Overhill Common Stock

Shares of Overhill common stock are currently authorized for listing on the NYSE MKT under the symbol “OFI.” Following the consummation of the merger, the listing of shares of Overhill common stock on the NYSE MKT will terminate.

Certain Litigation Related to the Merger

Between May 17 and May 21, 2013, four putative class action complaints were filed in connection with the proposed merger. Two of the complaints were filed with the Superior Court of California, County of Los Angeles (Kosko v. Overhill Farms, Inc., et. al., Case No. BC509639; and Lenz vs. Overhill Farms, Inc., et. al., Case No. BC509536), and have now been consolidated. Two of the complaints were filed with the District Court in Clark County, Nevada (Morrozoff v. Overhill Farms, Inc., et. al., Case No. A-13-681991-C; and Hall v. Rudis, et. al., Case No. A-13-682173-C), and are expected to be consolidated. An amended complaint was filed in the Morrozoff lawsuit on June 25, 2013. Each lawsuit names Overhill, its board of directors, Bellisio and Merger Sub as defendants. The lawsuits generally allege that Overhill’s directors breached their fiduciary duties by engaging in a flawed sales process, by approving an inadequate price, and by agreeing to provisions that would allegedly preclude another interested buyer from making a financially superior proposal to acquire Overhill. The lawsuits also allege that one or more of Overhill, Bellisio and Merger Sub aided and abetted the alleged breaches of fiduciary duties by Overhill’s directors. Among other things, plaintiffs seek an injunction (to prevent consummation of the merger), damages, declaratory relief, and attorneys’ fees. The amended complaint in the Morrozoff lawsuit additionally asserts that Overhill’s preliminary proxy statement, filed on June 18, 2013, with the SEC, fails to provide Overhill’s stockholders with material information and/or provides Overhill’s stockholders with materially misleading information concerning the proposed merger.

Overhill believes these lawsuits are without merit.

Bellisio Financing

Bellisio has informed Overhill that it anticipates financing the merger and paying related fees and expenses with a combination of the issuance of new debt, equity and/or equity-linked securities and existing cash on Bellisio’s balance sheet.

Bellisio has obtained a debt financing commitment letter, which is referred to as the debt commitment letter, from General Electric Capital Corporation for the purpose of obtaining necessary debt financing. General Electric Capital Corporation is the agent and a lender under Bellisio’s existing credit agreement and it is expected that the financing for the merger will be provided through an incremental term loan under such credit agreement. The obligation of General Electric Capital Corporation to provide debt financing under the debt commitment letter is subject to a number of customary conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be funded when required.

Consummation of the merger is not, however, subject to a financing condition.

THE MERGER AGREEMENT

The following description of the merger agreement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement in its entirety because it is the legal document that governs the merger. You should also review the section titled “Additional Information” beginning on page 74.

The merger agreement has been included for your convenience to provide you with information regarding its terms, and you should read it in its entirety. The merger agreement is a contractual document that is intended to govern the contractual rights and relationships, and to allocate risks, among Overhill, Bellisio and Merger Sub.

The merger agreement contains representations and warranties made by Bellisio and Merger Sub, on the one hand, and Overhill, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement. The representations and warranties are qualified in their entirety by certain information of Overhill filed with the SEC by Overhill before the date of the merger agreement. In addition, the representations, warranties and covenants of the parties are qualified by confidential disclosure letters that each party prepared and delivered to the other party immediately before signing the merger agreement.

In addition, certain of the representations and warranties made by Bellisio and Merger Sub, on the one hand, and Overhill, on the other hand, were made as of a specified date, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts. Moreover, certain of the representations, warranties and covenants of the parties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

None of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect under the merger agreement after the closing of the merger. The parties will not be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies as a whole would reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Overhill, in the case of the representations and warranties made by Overhill, or a material adverse effect on the ability of Bellisio and Merger Sub to consummate the merger, in the case of the representations and warranties made by Bellisio and Merger Sub, except for certain limited representations and warranties of Overhill that must be true and correct in all respects. Overhill’s stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Overhill, Bellisio or Merger Sub, or any of their respective subsidiaries or affiliates.

The Merger

At the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Bellisio, will be merged with and into Overhill. The separate corporate existence of Merger Sub will cease, and Overhill will continue as the surviving corporation, which is referred to as the surviving corporation. As a result, Overhill will become a wholly-owned subsidiary of Bellisio. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m. Eastern Time no later than the third business day after the satisfaction or waiver of all of the conditions described below under “— Conditions of the Merger” beginning on page 65 (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction or waiver of any such condition), unless Overhill, Bellisio and Merger Sub agree to another time in writing.

Notwithstanding the foregoing, Overhill will not require Bellisio and Merger Sub to close the merger during the time that the lenders under the debt commitment letter (see “The Merger — Bellisio Financing” on page 50) are marketing the syndication process of the debt, which process is not permitted to take longer than the sooner of (i) 20 business days after the bank meeting to complete the syndication process or (ii) 20 business days after the satisfaction or waiver of all of the conditions described below under “— Conditions of the Merger” beginning on page 65 (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction or waiver of any such condition, or any condition required to be performed by Bellisio and/or Merger Sub for the sole benefit of Overhill).

The merger will become effective at the time articles of merger are filed with the Secretary of State of the State of Nevada or such later time as is specified in the articles of merger and as is agreed to by Overhill and Bellisio in writing, which is referred to as the effective time of the merger.

Consideration to be Received in the Merger

The merger agreement provides that, at the effective time of the merger, each then issued and outstanding share of Overhill common stock (other than any Overhill common stock (1) held in the treasury of Overhill, (2) owned by Bellisio, or (3) owned by any direct or indirect wholly-owned subsidiary of Bellisio (including Merger Sub)) will be cancelled and extinguished and converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes, which is referred to as the merger consideration. Following the effective time of the merger, each holder of Overhill common stock will cease to have any rights with respect to such Overhill common stock, except for the right to receive the merger consideration therefor, without interest and less any applicable withholding taxes.

Cancellation of Shares

Each share of Overhill common stock held by Overhill as a treasury share and each share of Overhill common stock owned by Bellisio, Merger Sub or any of their respective wholly-owned subsidiaries immediately before the effective time of the merger will be automatically cancelled and extinguished and will not be entitled to any merger consideration.

Conversion of Merger Sub Shares

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one issued and outstanding share of common stock of the surviving corporation, and after such conversion shall constitute the only shares of capital stock of the surviving corporation outstanding.

Overhill Stock Options

Immediately prior to the effective time of the merger, each outstanding stock option to acquire shares of Overhill common stock, whether or not vested or exercisable, will be cancelled and converted into the right of the holder to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

•	the total number of shares of Overhill common stock previously covered by the option, multiplied by

•	the excess, if any, of $5.00 over the per share exercise price of the option.

Payment for Shares

Before the effective time of the merger, Bellisio will designate a reputable bank or trust company that is reasonably satisfactory to Overhill to act as paying agent for the holders of Overhill common stock in connection with the merger. At or promptly after the effective time of the merger, Bellisio or Merger Sub will deposit, or cause to be deposited, with the paying agent funds sufficient to pay the aggregate merger consideration to which holders of Overhill common stock will be entitled to receive following the effective time of the merger.

As promptly as practicable after the effective time of the merger, Bellisio will cause the paying agent to mail to all record holders of certificates or book-entry shares representing Overhill common stock, in each case, which shares were converted into the right to receive the merger consideration a letter of transmittal and instructions on how to surrender certificates or book-entry shares representing Overhill common stock in exchange for the merger consideration. Upon delivery of a duly completed and validly executed letter of transmittal and the surrender of certificates or book-entry shares representing Overhill common stock on or before the six-month anniversary of the effective time of the merger, the holder of such certificates or book-entry shares, in exchange therefor, will be entitled to receive cash in an amount equal to the merger consideration multiplied by the number of shares of Overhill common stock represented by such certificates or book-entry shares, without interest and less any applicable withholding taxes. Each certificate or book-entry share representing Overhill common stock that is surrendered will be cancelled. You should not send in your Overhill common share certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send Overhill common share certificates with your proxy card.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered Overhill common share certificate is registered if:

•	such certificate is properly endorsed or otherwise is in proper form for transfer; and

•

the person requesting such payment establishes to the satisfaction of the paying agent that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered certificate have been paid or are not applicable.

Payment of the merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.

The merger consideration paid upon the surrender of certificates or book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to the Overhill common stock previously represented by those certificates or book-entry shares, as applicable.

At the effective time of the merger, the stock transfer books of Overhill will be closed and there will not be any further registration of transfers of any shares of Overhill’s capital stock thereafter on the records of Overhill. From and after the effective time of the merger, the holders of certificates and book-entry shares will cease to have any rights with respect to any Overhill common stock, except as otherwise provided for in the merger agreement or by applicable law. If, after the effective time, but before the six-month anniversary, of the merger, certificates or book-entry shares (other than (i) certificates or book-entry shares representing shares of Overhill common stock held by Bellisio, Merger Sub or any other direct or indirect wholly-owned subsidiary of Bellisio and (ii) Overhill common stock held in the treasury of Overhill) are presented to the surviving corporation, they will be cancelled and exchanged for merger consideration. No interest will accrue or be paid on any cash payable upon the surrender of certificates or book-entry shares which immediately before the effective time of the merger represented the Overhill common stock.

Promptly following the date which is six months after the effective time of the merger, the surviving corporation will be entitled to require the paying agent to deliver to it any cash, including any interest received with respect to such cash, and any certificates or other documents made available to the paying agent and not yet disbursed to holders of certificates or book-entry shares or previously delivered to the surviving corporation. Afterward, holders of certificates or book-entry shares will be entitled to look to the surviving corporation (subject to abandoned property, escheat or similar laws) only as general creditors of the surviving corporation with respect to the merger consideration payable upon due surrender of their certificates or book-entry shares, without any interest on such merger consideration. However, if, immediately prior to the second anniversary of the effective time of the merger (or otherwise immediately prior to such time at which any merger consideration would escheat to or become the property of any governmental entity pursuant to any abandoned property, escheat or similar laws) any holder of certificates or book-entry shares has not complied with the procedures to surrender certificates or book-entry shares in exchange for merger consideration, payment with respect to those shares, to the extent permitted by applicable law, will become the property of the surviving corporation. Notwithstanding the foregoing, none of Bellisio, the surviving corporation, any other subsidiary of Bellisio or the paying agent will be liable to any holder of certificates or book-entry shares for merger consideration delivered to a governmental entity pursuant to any applicable abandoned property, escheat or similar law.

Notwithstanding any provision in the merger agreement to the contrary, Bellisio, the surviving corporation and the paying agent will be entitled to deduct and withhold from amounts payable under the merger agreement, such amounts as are required to be withheld or deducted under any provision of the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable governmental entity, such withheld or deducted amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

If any certificate has been lost, stolen or destroyed, the paying agent will issue, in exchange for any lost, stolen or destroyed certificate, the merger consideration to be paid in respect of the Overhill common stock represented by that certificate, provided that the person claiming such certificate to be lost, stolen or destroyed makes an affidavit of that fact and, if required by Bellisio or the surviving corporation, that person posts a bond in such reasonable amount as Bellisio or the surviving corporation, as the case may be, may direct as indemnity against any action that may be made against it with respect to such certificate.

If at any time during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for shares of capital stock, of Overhill occurs as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the merger consideration will be appropriately adjusted to provide Bellisio and the holders of Overhill common stock the same economic benefit as contemplated by the merger agreement before such event. Overhill may not take any action with respect to its securities that is prohibited by the terms of the merger agreement.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by Overhill to Bellisio and Merger Sub, including, among other things, representations and warranties relating to:

•	corporate organization, valid existence, good standing and similar matters;

•

corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Overhill;

•

required governmental filings, approvals and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of contraventions or conflicts with the organizational documents of Overhill, and absence of violations of, conflicts with or defaults under certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	capital structure and equity securities;

•	accuracy and sufficiency of certain reports and financial statements filed with the SEC;

•	absence of certain “off-balance sheet arrangements”;

•	internal controls over financial reporting;

•	absence of certain changes or events and the conduct of business in the ordinary course of business consistent with past practice from September 30, 2012;

•	absence of undisclosed liabilities;

•	compliance with applicable laws (including anti-corruption laws), court orders and certain regulatory matters;

•	absence of a stockholder rights plan, “poison pill” anti-takeover plan or other similar device and inapplicability of state takeover statutes to the merger;

•	material contracts;

•	accuracy of the information in this proxy statement;

•	related party transactions;

•	legal proceedings;

•	employee compensation and benefits matters, matters relating to the Employee Retirement Income Securities Act of 1974, as amended and other labor matters;

•	real property;

•	intellectual property;

•	environmental matters and compliance with environmental laws;

•	tax matters;

•	tangible personal property;

•	insurance;

•	the fairness opinion of Piper Jaffray as Overhill’s financial advisor;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement; and

•	compliance with Food and Drug Administration, Department of Agriculture and other food regulations.

The merger agreement also contains a number of representations and warranties made by Bellisio and Merger Sub to Overhill, including, among other things, representations and warranties relating to:

•	corporate organization, valid existence, good standing and similar matters;

•

corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Overhill;

•

required governmental filings, approvals and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of contraventions or conflicts with the organizational documents of Bellisio and Merger Sub, and absence of violations of, conflicts with or defaults under certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	absence of “interested stockholder” (as defined in Section 78.423 of the NRS) status and ownership of Overhill common stock;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	accuracy of information supplied to Overhill specifically for inclusion or incorporation by reference in this proxy statement;

•	sufficiency of funds to pay the merger consideration and Bellisio’s debt financing commitment;

•	operations of Merger Sub since its formation;

•	legal proceedings; and

•

absence of the necessity of any vote of the stockholders of Bellisio or Merger Sub to consummate the merger, except for the approval and adoption of the merger agreement by Bellisio as the sole stockholder of Merger Sub.

The representations and warranties contained in the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Significant portions of the representations and warranties of Overhill, Bellisio and Merger Sub are qualified as to “materiality” or “material adverse effect.” Under the merger agreement, a material adverse effect means, with respect to Overhill, any effect, change, circumstance, development or event that, individually or in the aggregate, is or would reasonably be expected to (1) be materially adverse to the business, condition (financial or otherwise), results of operations, assets or liabilities of Overhill or (2) materially delay, prevent, limit or impair Overhill from performing its obligations under the merger agreement in a timely manner or to consummate the transactions contemplated by the merger agreement in a timely manner; except that with respect to a determination under clause (1) above, none of the following (nor the effects thereof) shall be deemed, individually or in the aggregate, to constitute, and none of the following (nor the effects thereof) shall be taken into account in determining whether there has been or will be, a material adverse effect with respect to Overhill:

•

changes or conditions affecting the United States economy or financial markets or foreign economies or financial markets, except to the extent such changes or conditions have a disproportionate impact on Overhill relative to others in the industry in which Overhill operates;

•

changes (including seasonal changes) or developments in the industry in which Overhill operates, except to the extent such changes or developments have a disproportionate impact on Overhill relative to others in the industry in which Overhill operates;

•

failure, in and of itself, by Overhill to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (although the facts or circumstances giving rise to or contributing to such failure to meet estimates, predictions, projections or forecasts may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

•

changes in law or GAAP becoming effective after the date of the merger agreement, except to the extent such changes have a disproportionate impact on Overhill relative to others in the industry in which Overhill operates;

•

changes or conditions resulting from acts of war, terrorism or nature or political or regulatory conditions, except to the extent such changes or conditions have a disproportionate impact on Overhill relative to others in the industry in which Overhill operates;

•

changes resulting from the announcement of the merger agreement or the transactions contemplated by the merger agreement, in each case to the extent resulting from the identity of Bellisio or any of its affiliates as the acquirer of Overhill;

•

changes in the price or trading volume of Overhill’s common stock (although the facts or circumstances giving rise or contributing to such changes in price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect); or

•	any natural disasters or acts of God, except to the extent such events have a disproportionate impact on Overhill relative to others in the industry in which Overhill operates.

Under the merger agreement, a material adverse effect means, with respect to Bellisio and Merger Sub, any change, event, development, condition, occurrence or effect that prevents or materially delays, or would reasonably be expected to prevent or materially delay, consummation of the merger or performance by Bellisio or Merger Sub of any of their material obligations under the merger agreement.

Covenants and Agreements

Operating Covenants

Overhill has agreed, except (a) as expressly permitted by the merger agreement, (b) as set forth in Overhill’s confidential disclosure letter that accompanied the merger agreement, or (c) as consented to in writing by Bellisio (which consent cannot be unreasonably withheld or delayed), that during the period from the date of the merger agreement until the effective time of the merger, with certain exceptions:

•

Overhill will conduct its operations in the ordinary course of business and use commercially reasonable efforts to preserve substantially intact its business organization and maintain existing relations and goodwill with customers, suppliers and employees in the ordinary course of business consistent with past practice;

•	Overhill will not amend or otherwise change its Articles of Incorporation or Bylaws;

•

Overhill will not issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other equity interests in, Overhill of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by contract right), of Overhill, other than the issuance of shares of Overhill common stock upon the exercise of options outstanding as of the date of the merger agreement in accordance with their terms;

•

Overhill will not sell, pledge, dispose of, let lapse, abandon, assign, transfer, lease, license, guarantee, encumber, fail to keep in effect or maintain, or take any action, or fail to take any action, that could reasonably be expected to result in the loss, lapse, abandonment, invalidity or unenforceability of, any material right in, any material property, assets or business line of Overhill (including any intellectual property), except for the disposition of products in the ordinary course of business consistent with past practice;

•

Overhill will not declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting or registration of its capital stock;

•

Overhill will not reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or any other securities, or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

•

Overhill will not merge or consolidate with any other entity or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Overhill, or otherwise enter into any agreements imposing material restrictions on the assets, operations or businesses of Overhill;

•	Overhill will not enter into a new line of business (other than currently-projected extensions of existing product lines);

•

Overhill will not acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any entity or any division thereof or any assets (including any intellectual property rights), other than acquisitions of assets (including the purchase of inventory, raw materials, equipment, goods, or other supplies) in the ordinary course of business consistent with past practice;

•

Overhill will not incur any indebtedness for borrowed money, other than draws against Overhill’s Bank of America credit facility in the ordinary course of business that do not exceed $500,000 in the aggregate, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any other person or entity for borrowed money;

•

Overhill will not make any loans, advances, guarantees or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of business consistent with past practice;

•

Overhill will not terminate, cancel or amend any material contract, or cancel, modify or waive any rights thereunder, or enter into any contract that if existing on the date of the merger agreement, would constitute a material contract;

•

Overhill will not make or authorize any capital expenditure in excess of its capital expenditure budget as disclosed to Bellisio, other than capital expenditures (i) that are not, in the aggregate, in excess of $100,000 and (ii) that relate to certain frying equipment described in Overhill’s confidential disclosure letter that accompanied the merger agreement that do not exceed $1,067,942 in the aggregate;

•

Overhill will not, except to the extent required by (i) applicable law, (ii) the existing terms of any company benefit plan or (iii) contractual commitments or corporate policies with respect to severance or termination pay as in existence on the date of the merger agreement and listed in Overhill’s confidential disclosure letter that accompanied the merger agreement: (A) increase in any manner the compensation, bonus or benefits payable or to become payable to its current or former employees, officers, contractors, consultants or directors, including any transaction or other change in control bonus payable as a result of the consummation of the merger pursuant to any company benefit plan or otherwise (except for increases in the ordinary course of business consistent with past practice in base salaries or base wages of employees (other than employees with an annual base salary above $100,000, which is referred to as a key employee), up to a maximum of 2% increase for all employees in the aggregate); provided, that in no event shall James Rudis be entitled to receive in excess of $300,000 in the aggregate for transaction and other change of control bonuses payable as a result of the consummation of the merger; (B) grant any additional rights to severance or termination pay to, or enter into any severance agreement with, any of its current or former employees, officers, contractors, consultants or directors, or establish, adopt, enter into or amend any company benefit plan; (C) grant any new awards under any company benefit plan, (D) amend or modify any outstanding award under any company benefit plan, (E) take any action to amend, waive or accelerate the vesting criteria or vesting requirements of payment or increase the amount of any payment, of any compensation or benefit under any company benefit plan or remove any existing restrictions in any company benefit plans or awards made thereunder, (F) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any company benefit plan, to the extent not already provided in the applicable company benefit plan or (G) change any actuarial or other assumptions used to calculate funding obligations with respect to any company benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable laws;

•

Overhill will not (i) hire for new employment any individual to serve in any of the positions or roles of any key employee or any position performing a substantially similar role as any key employee, except that Overhill may hire individuals to fill certain positions listed in Overhill’s confidential disclosure letter that accompanied the merger agreement, (ii) terminate any key employee without “cause” (as defined in the employment agreement between Overhill and the key employee, or if no such employment agreement exists, as defined in Overhill’s stock option plans), (iii) layoff or terminate its employees in any manner that would trigger obligations or liability under the Worker Adjustment and Retraining Notification Act, as amended, or (iv) establish, renew, adopt, enter into, amend or terminate any collective bargaining agreement or conduct any labor negotiations without the involvement of a representative of Bellisio;

•	Overhill will not forgive any loans to current or former employees, officers, contractors, consultants or directors or any of their respective affiliates;

•	Overhill will not make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a governmental entity;

•

Overhill will not encourage customers to make payments earlier than would otherwise reasonably be expected (based on past practice) to be made to Overhill, or agree to payment terms or conditions with suppliers that are not consistent in all material respects with past practice;

•

Overhill will not compromise, settle or agree to settle any legal proceeding (including any legal proceeding relating to the merger agreement or the transactions contemplated by the merger agreement) other than compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages not in excess of $100,000 individually or $200,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, Overhill;

•

Overhill will not (i) make, change, or rescind any material tax election, (ii) file any material amended tax return, (iii) adopt or change any material method or period of tax accounting, (iv) settle or compromise any material claim relating to taxes; (v) surrender any material claim for a refund of taxes; (vi) enter into any closing agreement with respect to material taxes; or (vii) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment to the extent inconsistent with Overhill’s past practices or other than in the ordinary course of business;

•

Overhill will not write up, write down or write off the book value of any assets, except for depreciation and amortization and normal valuation adjustments to accounts receivable and inventory in accordance with GAAP consistently applied;

•	Overhill will not pre-pay any long-term debt other than the pre-payment at the closing of the merger of amounts outstanding under its Bank of America credit facility;

•	Overhill will not form any subsidiaries; and

•	Overhill will not authorize or enter into any contract or otherwise make any commitment to do any of the foregoing.

No Solicitation; Board Recommendation

Overhill agreed to immediately cease any solicitations, encouragements, activities, discussions or negotiations with any parties that may be ongoing with respect to an acquisition proposal and immediately instruct any party to whom confidential information about Overhill was furnished in connection with any actual or potential acquisition proposal to return or destroy all such non-public information and instruct their representatives to do the same. Overhill has also agreed that it will not directly or indirectly:

•

solicit, initiate, seek or knowingly encourage or facilitate or take any action to solicit, initiate or seek or knowingly encourage or facilitate any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	enter into, participate in, maintain or continue any discussions or negotiations relating to, any acquisition proposal with any party other than Bellisio or Merger Sub;

•

furnish to any party other than Bellisio or Merger Sub any information that Overhill believes or should reasonably expect would be used in connection with, or for the purposes of formulating, any acquisition proposal;

•

enter into any agreement, letter of intent, memorandum of understanding, agreement in principle or contract providing for or otherwise relating to any acquisition proposal (other than an acceptable confidentiality agreement as permitted by the merger agreement); or

•	submit any acquisition proposal or any matter related thereto to the vote of Overhill’s stockholders.

The merger agreement provides that, notwithstanding the restrictions described above, if, at any time from the date of the merger agreement until the approval of Overhill stockholders described in this proxy statement has been obtained, Overhill receives a bona fide, unsolicited written acquisition proposal from a third party, under circumstances not involving any breach of the no solicitation section of the merger agreement, and if the Board determines in good faith, after consultation with outside financial advisors and outside legal counsel, that the received acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and that its failure to take the following actions would be inconsistent with the Board’s fiduciary duties to Overhill’s stockholders, then Overhill may, directly or indirectly, prior to the approval of the merger by Overhill stockholders as described in this proxy statement:

•

furnish, pursuant to a confidentiality agreement that contains provisions that are no less favorable to Overhill than those contained in the confidentiality agreement between Overhill and Bellisio, dated February 9, 2011, which is referred to as the confidentiality agreement, information (including non-public information) with respect to Overhill to the party that has made the acquisition proposal; however, Overhill will promptly provide to Bellisio any non-public information concerning Overhill that is provided to any party given such access which was not previously provided to Bellisio or its representatives; and

•

participate in discussions or negotiations with such party regarding the acquisition proposal; provided, that Overhill will promptly (but not later than 24 hours) notify Bellisio orally and in writing if Overhill determines to begin providing information or to engage in discussions or negotiations regarding such acquisition proposal.

Except as described above, Overhill has agreed to enforce (and not release, waive, amend or modify any provision of) any confidentiality, non-solicit, non-use or standstill agreement to which it is a party.

Overhill has also agreed to promptly (but not later than 24 hours after receipt) provide Bellisio with a written description of any inquiry, expression of interest, proposal or offer relating to an acquisition proposal (including any modifications thereto), or any request for information that would reasonably be expected to lead to an acquisition proposal, including the party making the acquisition proposal, and provide copies to Bellisio of each material written communication and a summary of each material oral communication between Overhill (or any of its representatives) and such third party making the acquisition proposal (or any of its representatives).

Subject to the provisions described below, the Board has unanimously agreed to recommend that Overhill’s stockholders approve and adopt the merger agreement. Notwithstanding the foregoing restrictions, prior to obtaining the approval of Overhill stockholders described in this proxy statement, the Board may make a change of Board recommendation or terminate the merger agreement in accordance with its terms if, after receiving a bona fide, unsolicited acquisition proposal, the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that:

•

in light of such acquisition proposal, the failure to make a change of Board recommendation or to terminate the merger agreement would reasonably be likely to be a violation of the Board’s fiduciary duties to Overhill’s stockholders under applicable law, and

•	such acquisition proposal constitutes a superior proposal;

however, before making a change of Board recommendation or terminating the merger agreement:

•

Overhill must give Bellisio at least five business days’ prior written notice of its intention to take such action accompanied by a written summary of the material terms and conditions of such superior proposal and copies of the relevant proposed transaction agreements (including any definitive agreement with respect to such superior proposal);

•

during the notice period, Overhill must negotiate, and must cause its representatives to negotiate, in good faith with Bellisio to the extent Bellisio wishes to negotiate, to enable Bellisio to propose revisions to the terms of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal;

•

following the end of the notice period, the Board must consider in good faith any revisions to the terms of the merger agreement that Bellisio and Merger Sub have irrevocably agreed in writing to make, and must determine, after consultation with its outside financial advisors and outside legal counsel, that the superior proposal would nevertheless continue to constitute a superior proposal if the revisions proposed were to be given effect and making a change of Board recommendation is necessary in order for the members of the Board to comply with their fiduciary duties under applicable law;

•

in the event of any material change to the financial or other material terms of the superior proposal, Overhill is required to deliver to Bellisio an additional notice as described above and a new notice period as described above must commence (except that the five business day notice period referred to above will instead be equal to three business days, during which time Overhill must comply with the requirements outlined above with respect to the additional notice; and

•	Overhill must have complied in all material respect with its obligations described above.

Any purported termination of the merger agreement will be void unless Overhill terminates in accordance with the terms of the merger agreement and, as a condition precedent to any such Overhill termination, Overhill must pay Bellisio the applicable termination fee, if any, before or concurrently with the termination (see “— Termination Fee and Expense Reimbursement to Bellisio” beginning on page 67).

Nothing in the merger agreement prohibits Overhill or the Board from taking and disclosing to Overhill’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other similar disclosure to Overhill’s stockholders if, in the Board’s determination in good faith after consultation with outside counsel, the failure to so disclose would be inconsistent with the Board’s fiduciary duties to Overhill’s stockholders under applicable law or its obligations under applicable federal securities law. However, any such position or disclosure shall include the prior Board recommendation (without any modification or qualification thereof) and shall not contain an express change of Board recommendation or any statement that would reasonably be expected to have the same effect as a change of Board recommendation.

For purposes of this proxy statement and the merger agreement, an “acquisition proposal” means any offer or proposal concerning any (a) merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Overhill, (b) sale, lease or other disposition of assets of Overhill representing 20% or more of its assets, (c) issuance or sale by Overhill of equity interests representing 20% or more of the voting power (or 20% or more of the aggregate number of all outstanding shares) of Overhill, (d) transaction in which any party will acquire beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, equity interests representing 20% or more of the voting power (or 20% or more of the aggregate number of all outstanding shares) of Overhill or (e) any combination of the foregoing, in each case, other than the merger.

For the purpose of this proxy statement and the merger agreement, a “superior proposal” means a written and bona fide acquisition proposal (except that for purposes of determining a “superior proposal,” the references in the definition of “acquisition proposal” above to “20%” will be replaced by “50.1%” and the parenthetical phrases in clauses (c) and (d) in the definition of “acquisition proposal” will, in each instance, be replaced by the phrase “and 50.1% or more of each class of equity securities”) made by a third party that the Board has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the availability of committed financing) and regulatory aspects of the proposal and the third party making the proposal and would, if consummated, result in a transaction that is more favorable to Overhill’s stockholders, from a financial point of view, than the merger (after giving effect to all adjustments to the terms of the merger that may be irrevocably offered by Bellisio).

For purposes of this proxy statement and the merger agreement, a “change of Board recommendation” means if the Board or any committee of the Board should (i) withhold, withdraw or qualify (or modify in a manner adverse to Bellisio) (or publicly propose to withhold, withdraw, qualify or so modify) the approval, recommendation or declaration of advisability by the Board or any committee of the Board of the merger, the merger agreement or any transactions contemplated by the merger agreement, (ii) adopt, approve, recommend, or otherwise declare advisable (or publicly propose to adopt, approve, recommend or otherwise declare advisable) the adoption of any acquisition proposal, (iii) submit any acquisition proposal or any matter related thereto to the vote of Overhill’s stockholders, or (iv) authorize, commit, resolve or agree to take any of the foregoing actions.

Stockholder Meeting

Overhill has agreed, as promptly as practicable after the date of the merger agreement, to duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the approval and adoption of the merger agreement and the merger, which meeting is the subject of this proxy statement.

Commercially Reasonable Efforts and Certain Pre-Closing Obligations

Each of Bellisio, Merger Sub and Overhill have agreed to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective in the most expeditious manner possible the transactions contemplated by the merger agreement, including, among other things, to:

•

use commercially reasonable efforts to obtain any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Bellisio, Merger Sub or Overhill in connection with the merger and the consummation of the transactions by the merger agreement;

•

use commercially reasonable efforts to as promptly as reasonably practicable, and in any event within ten business days after the signing of the merger agreement, make or cause to be made all necessary filings and pay all fees required under the HSR Act, and subsequently make any further submissions required under the HSR Act;

•

cooperate and coordinate with each other in the making of any filings or submissions that are required to be made under the HSR Act (or any other applicable laws concerning anti-trust or competition) or requested to be made by any governmental entity in connection with the transactions contemplated by the merger agreement;

•	use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act (or any other applicable laws concerning anti-trust or competition);

•	cooperate with each other in the preparation of this proxy statement;

•

cooperate with each other in determining whether any action by or in respect of, or filing with, any governmental entity is required in connection with the consummation of the merger and to seek any such actions, consents, approvals or waivers or making any such filings;

•

furnish to each other information required for any application or other filing under the rules and regulations of any applicable law in connection with the merger and other transactions contemplated by the merger agreement;

•

send applicable notices to third parties and use commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the merger and other transactions contemplated by the merger agreement or described in the confidential disclosure letters that accompanied the merger agreement; and

•

give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the merger agreement, keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding, and promptly inform the other parties of any communication to or from the FTC, the Department of Justice or any other governmental entity regarding the merger.

Access to Information; Confidentiality

Subject to the confidentiality agreement and applicable law relating to the sharing of information, Overhill has agreed to:

•

provide Bellisio, Merger Sub and their respective representatives, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, reasonable access during normal business hours to Overhill’s officers, employees, agents, properties, offices and other facilities and to the books and records thereof and such other information as Bellisio reasonably requests with respect to Overhill and its business, financial condition and operations; and

•	cause its representatives to cooperate with Bellisio with respect to the foregoing.

However, nothing in the merger agreement requires Overhill to disclose any information to Bellisio or its representatives that would cause a violation of any material contract to which Overhill is a party, would cause a risk of a loss of privilege to Overhill, or would constitute a violation of applicable laws. However, no investigation of Overhill’s business will affect any representation or warranty given by Overhill under the merger agreement or certain ancillary documents, or otherwise limit or affect the remedies available under the merger agreement to Bellisio. Bellisio will and will cause Bellisio’s controlled affiliates and representatives to keep confidential any non-public information received from Overhill, its affiliates or representatives, directly or indirectly, pursuant to the terms of the merger agreement in accordance with the confidentiality agreement.

Indemnification and Insurance

Under the merger agreement, from the effective time of the merger and for a period of six years thereafter, the surviving corporation and Bellisio will, to the fullest extent permitted under the NRS, honor Overhill’s obligations existing as of the date of the merger agreement to indemnify and hold harmless each present and former director and officer of Overhill, in accordance with the terms of Overhill’s Articles of Incorporation and Bylaws and all indemnification agreements with present and former directors, officers or employees of Overhill, in each case in effect on the date of the merger agreement.

Bellisio agreed to cause the surviving corporation to maintain a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger, that provides Overhill’s current and former directors and officers insured under Overhill’s existing directors’ and officers’ liability insurance policy with insurance and indemnification policy coverage for events occurring at or before the effective time of the merger that is no less favorable than the existing policy. However, the surviving corporation will not be required to pay an aggregate amount for the directors’ and officers’ liability insurance policy in excess of 300% of the current aggregate annual premium paid by Overhill for the existing policy, but in such case will purchase such coverage under a six-year “tail” prepaid policy as will then be available at an aggregate cost no greater than 300% of such rate. From and after the effective time of the merger, Bellisio will continue to honor its obligations under the directors’ and officers’ liability insurance policy and will not cancel nor take any action or omit to take any action that would result in the cancellation thereof.

The articles of incorporation and bylaws of the surviving corporation will, for a period of six years following the consummation of the merger, contain provisions no less favorable with respect to exculpation and indemnification of present and former directors and officers of Overhill as those set forth in the Articles of Incorporation and Bylaws of Overhill.

The rights of each indemnified party under the merger agreement are in addition to any rights conveyed by the current Articles of Incorporation and Bylaws of Overhill, the NRS, any other applicable laws or any agreement of any indemnified party with Overhill. These rights will survive consummation of the merger and are intended to benefit, and will be enforceable by, each indemnified party.

If Bellisio or the surviving corporation consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as applicable, assumes the indemnification obligations set forth in the merger agreement.

Employee Benefits Matters

The merger agreement provides that for one year following the effective time of the merger, employees of Overhill (other than employees who are represented by a union) that are retained by Bellisio or the surviving corporation, who are referred to as continuing employees, will receive an annual base salary or base wages that are substantially comparable to the annual base salary or base wages provided to similarly situated Bellisio employees. In addition, for one year following the effective time of the merger, Bellisio will provide health and welfare benefits to continuing employees who work 40 hours per week or more that are substantially comparable to benefits provided to similarly situated Bellisio employees; provided, that Bellisio may elect to continue such employees in their existing Overhill company benefit plans for a transition period.

The merger agreement also provides that, with certain exceptions, service credit will be provided to continuing employees for purposes of vesting, eligibility to participate and benefit accrual under the employee benefit plans of Bellisio and its subsidiaries.

The provisions described above are solely for the benefit of the parties to the merger agreement and do not confer upon any individual any rights or remedies, including any right to employment or compensation or benefits of any nature or kind whatsoever. Nothing in the merger agreement amends any plan or arrangement of Overhill or Bellisio or limits the rights of Overhill or Bellisio to amend or terminate any of their respective plans or arrangements.

Additional Agreements

The merger agreement contains additional agreements between Overhill and Bellisio relating to, among other things:

•	consultations regarding public announcements;

•	notification of certain matters;

•	compliance of Merger Sub with all of its obligations under or related to the merger agreement;

•	cooperation by Overhill in connection with any financing by Bellisio, including with respect to the debt commitment letter; and

•	participation by Bellisio in any legal proceeding against Overhill and/or its directors or officers related to the transactions contemplated by the merger agreement.

Conditions of the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or waiver on or before the closing date of the merger of each of the following conditions:

•	approval and adoption of the merger agreement by a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting that is the subject of this proxy statement;

•	the waiting period (including any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been terminated; and

•

no order or law, entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other governmental entity, or other legal restraint or prohibition will be in effect preventing or prohibiting the consummation of the merger or requiring Bellisio to dispose of, encumber or hold separate any of its assets, or otherwise materially impair Bellisio’s (or any of its affiliate’s) right to own or operate such assets or ability to exercise full ownership rights with respect to the stock of the surviving corporation.

The obligation of Bellisio and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Bellisio and Merger Sub, on or before the closing date of the merger of the following conditions:

•

the representations and warranties of Overhill relating to (i) Overhill’s corporate organization and good standing, (ii) Overhill’s authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement, (iii) Overhill’s capitalization, (iv) the absence of a material adverse effect with respect to Overhill, (v) Piper Jaffray’s fairness opinion, (vi) the vote required to approve the merger and (vii) broker fees, must be true and correct in all respects both as of the date of the merger agreement and at and as of the closing date of the merger as if made at and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time);

•

each of the other representations and warranties of Overhill not referred to above must be true and correct in all respects (without giving effect to any materiality or “material adverse effect” qualifications contained therein) both as of the date of the merger agreement and at and as of the closing date of the merger as if made at and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a material adverse effect with respect to Overhill;

•

Overhill must have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under the merger agreement at or prior to the closing date of the merger;

•

Since the date of the merger agreement, there must have not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which has had or reasonably would be expected to have a material adverse effect with respect to Overhill;

•	receipt by Bellisio of a certificate signed by an executive officer of Overhill certifying to the satisfaction of the conditions described in the four bullet points above;

•

Overhill having obtained the consent, approval or other authorization of each party that is not a governmental entity and whose consent, approval or authorization is required to effect the merger or the other transactions contemplated by the merger agreement, in each case except where the failure to obtain any such consent, approval or authorization would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Overhill; and

•

Overhill having obtained, in form and substance reasonably acceptable to Bellisio, certain third-party consents described in Overhill’s confidential disclosure letter that accompanied the merger agreement.

The obligation of Overhill to effect the merger is further subject to the satisfaction, or waiver by Overhill, on or before the closing date of the merger, of the following conditions:

•

The representations and warranties of Bellisio and Merger Sub contained in the merger agreement must be true and correct in all respects (without giving effect to any materiality or “material adverse effect” qualifications contained therein) both as of the date of the merger agreement and at and as of the closing date of the merger as if made at and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a material adverse effect with respect to Bellisio;

•

Bellisio and Merger Sub shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by each of them under the merger agreement at or prior to the closing date of the merger; and

•	receipt by Overhill of a certificate signed by an executive officer of Bellisio certifying to the satisfaction of the conditions described in the two bullet points above.

Termination

Overhill, Bellisio and Merger Sub may mutually agree in writing, at any time before the effective time of the merger, to terminate the merger agreement and abandon the merger. Also, either Bellisio or Overhill may terminate the merger agreement and abandon the merger without the consent of the other before the effective time of the merger if:

•

any court of competent jurisdiction or other governmental entity has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or imposing certain remedies expressly prohibited by the merger agreement, the order or other action has become final and nonappealable, and the party seeking to terminate the merger agreement has used commercially reasonable efforts to resist, resolve or lift, as applicable, the order or other action subject to other applicable provisions of the merger agreement;

•

the proposal in this proxy statement to approve and adopt the merger agreement is not approved and adopted at the special meeting (including any adjournments and postponements of the special meeting) described in this proxy statement by a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting; or

•

the merger has not been consummated on or before November 14, 2013, which is referred to as the outside date; provided that a party may not terminate the merger agreement for failure to close by the outside date if such party’s material breach of the merger agreement was the proximate cause of the failure of the merger to close as of the time of such termination.

Overhill can additionally terminate the merger agreement:

•

before the approval and adoption of the merger agreement by Overhill’s stockholders in order to concurrently enter into a definitive agreement with respect to a superior proposal; however, Overhill must have fulfilled its obligations related to acquisition proposals and superior proposals discussed in “— Covenants and Agreements — No Solicitation; Board Recommendation” beginning on page 59 and must have paid or must concurrently pay to Bellisio the termination fee described in “— Termination Fee and Expense Reimbursement to Bellisio” beginning on page 67;

•

if Bellisio or Merger Sub has breached or failed to perform or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of the related condition discussed in “— Conditions of the Merger” beginning on page 65 and cannot be cured, or, if capable of being cured, is not cured prior to the earlier of (i) the outside date or (ii) the 30th calendar day after Bellisio receives written notice of the breach (so long as Overhill is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

if all of the conditions in the merger agreement to closing the merger (see “— Conditions of the Merger” beginning on page 65) have been satisfied or waived as of the date of termination by Overhill (or, with respect to conditions capable of being satisfied only at the closing of the merger, upon an immediate closing, would be satisfied as of the closing), (ii) Overhill is ready, willing and able to effect the closing of the merger in accordance with the terms of the merger agreement, and (iii) Bellisio and Merger Sub have breached their obligation to consummate the merger in accordance with the merger agreement and remain in breach five business days following written demand by Overhill.

Bellisio can additionally terminate the merger agreement if:

•

(i) the Board (or a committee thereof) has made a change of Board recommendation or has publicly recommended an acquisition proposal, (ii) Overhill enters into an agreement with respect to an acquisition proposal, (iii) a tender offer or exchange offer is commenced for securities of Overhill and the Board has failed to recommend against Overhill’s stockholders’ acceptance of the tender offer or exchange offer within ten business days of the commencement of the tender offer or exchange offer, (iv) an acquisition proposal has been publicly disclosed (other than by commencement of a tender offer or exchange offer) and the Board has failed to reaffirm its recommendation of the merger with Bellisio within three business days of Bellisio’s written request for such reaffirmation, (v) Overhill materially breaches its obligations under the covenants relating to the non-solicit and proxy statement or (vi) the Board formally resolves or announces its intention to take any of the foregoing actions; or

•

Overhill has breached or failed to perform or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of the related condition discussed in “— Conditions of the Merger” beginning on page 65 and cannot be cured, or, if capable of being cured, is not cured prior to the earlier of (i) the outside date or (ii) the 30th calendar day after Overhill receives written notice of the breach (so long as Bellisio is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement).

A terminating party must provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one reason for termination discussed above is available to a terminating party in connection with a termination, that terminating party may rely on any or all available reasons for any such termination.

Termination Fee and Expense Reimbursement to Bellisio

Pursuant to the merger agreement, Overhill will be required to pay Bellisio a termination fee equal to $2,426,450 and reimburse Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement, if the merger agreement is terminated:

•

by Bellisio if (i) the Board (or a committee thereof) has made a change of Board recommendation or has publicly recommended an acquisition proposal, (ii) Overhill enters into an agreement with respect to an acquisition proposal, (iii) a tender offer or exchange offer is commenced for securities of Overhill and the Board has failed to recommend against Overhill’s stockholders acceptance of the tender offer or exchange offer within ten business days of the commencement of the tender offer or exchange offer, (iv) an acquisition proposal has been publicly disclosed (other than by commencement of a tender offer or exchange offer) and the Board has failed to reaffirm its recommendation of the merger with Bellisio within three business days of Bellisio’s written request for such reaffirmation, (v) Overhill materially breaches its obligations under the covenants relating to the non-solicit and proxy statement or (vi) the Board formally resolves or announces its intention to take any of the foregoing actions; or

•

by Overhill before the approval and adoption of the merger agreement by Overhill’s stockholders in order to concurrently enter into a definitive agreement with respect to a superior proposal; however, Overhill must have fulfilled its obligations related to acquisition proposals and superior proposals discussed in “— Covenants and Agreements — No Solicitation; Board Recommendation” beginning on page 59.

Overhill will be required to reimburse Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses in connection with the merger and the merger agreement (but is not required to pay Bellisio the $2,426,450 termination fee) if the merger agreement is terminated:

•

by Overhill or Bellisio if the proposal in this proxy statement to approve and adopt the merger agreement is not approved at the special meeting (including any adjournments and postponements of the special meeting) described in this proxy statement by a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting;

•

by Bellisio if Overhill has breached or failed to perform or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of the related condition discussed in “— Conditions of the Merger” beginning on page 65 and cannot be cured, or, if capable of being cured, is not cured prior to the earlier of (i) the outside date or (ii) the 30th calendar day after Overhill receives written notice of the breach (so long as Bellisio is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

by Bellisio or Overhill as a result of the merger having not been consummated on or before the outside date, provided that at the time of such termination for failure to close by the outside date Bellisio could have terminated the merger agreement pursuant to the immediately preceding bullet point.

If the merger agreement is terminated due to any of the reasons in the following bullet points and at such time of termination an acquisition proposal was proposed to the Board (and not withdrawn), then, if within 18 months following such termination Overhill enters into a definitive agreement to sell a majority of its outstanding capital stock or a majority of its assets to a third party, then Overhill will be required to pay Bellisio a termination fee equal to $2,426,450 and reimburse Bellisio for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement (less any expense reimbursement previously paid to Bellisio):

•

by Overhill or Bellisio if the proposal in this proxy statement to approve and adopt the merger agreement is not approved at the special meeting (including any adjournments and postponements of the special meeting) described in this proxy statement by a majority of the shares of Overhill common stock outstanding and entitled to vote at the special meeting;

•	by Overhill or Bellisio as a result of the merger having not been consummated on or before the outside date; or

•

by Bellisio if Overhill has breached or failed to perform or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of the related condition discussed in “— Conditions of the Merger” beginning on page 65 and cannot be cured, or, if capable of being cured, is not cured prior to the earlier of (i) the outside date or (ii) the 30th calendar day after Overhill receives written notice of the breach (so long as Bellisio is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement).

Termination Fee and Expense Reimbursement to Overhill

Pursuant to the merger agreement, Bellisio will be required to pay Overhill a termination fee equal to $2,426,450 and reimburse Overhill for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement, if the merger agreement is terminated by Overhill on the basis of all of the conditions precedent to Bellisio and Merger Sub’s obligation to consummate the merger (see “— Conditions of the Merger” beginning on page 65) having been satisfied or waived as of the date of termination by Overhill (or, with respect to conditions capable of being satisfied only at the closing of the merger, upon an immediate closing, would be satisfied as of the closing), (ii) Overhill is ready, willing and able to effect the closing of the merger in accordance with the terms of the merger agreement, and (iii) Bellisio and Merger Sub have breached their obligation to consummate the merger in accordance with the merger agreement and remain in breach five business days following written demand by Overhill.

Bellisio will be required to reimburse Overhill for up to $2,000,000 of its out-of-pocket fees and expenses incurred in connection with the merger and the merger agreement (but is not required to pay Overhill the $2,426,450 termination fee) if the merger agreement is terminated:

•

by Overhill if Bellisio or Merger Sub has breached or failed to perform or comply with any of its representations, warranties, agreements or covenants contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure of the related condition discussed in “— Conditions of the Merger” beginning on page 65 and cannot be cured, or, if capable of being cured, is not cured prior to the earlier of (i) the outside date or (ii) the 30th calendar day after Bellisio receives written notice of the breach (so long as Overhill is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

by Bellisio or Overhill as a result of the merger having not been consummated on or before the outside date, provided that at the time of such termination for failure to close by the outside date Overhill could have terminated the merger agreement pursuant to the immediately preceding bullet point.

Default Rate on Unpaid Fees and Expenses

If either party fails to pay in a timely manner any termination fee or reimbursement obligation described above and, in order to obtain such payment, the other party commences a suit that results in a judgment against the owing party for the unpaid amount, the owing party will pay to such other party, from the date such payment was required to be made, interest at the rate of 8.0% per annum on such unpaid amount as determined in the judgment.

Effect of Termination

If the merger agreement is terminated by Overhill or Bellisio in accordance with its terms, the merger agreement will become void and of no effect, with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to the merger agreement other than the termination fees and/or expense reimbursement described above, which shall be such party’s sole and exclusive remedy with respect to a breach of the merger agreement. If the merger agreement is terminated, certain provisions of the merger agreement, including but not limited to those related to publicity and termination fees, and the provisions pursuant to the confidentiality agreement will survive the termination.

Amendment

Subject to applicable law, the merger agreement may be amended by the parties to the merger agreement by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the closing of the merger, whether before or after the approval and adoption of the merger agreement by the stockholders of Overhill and Merger Sub; provided, that after the approval and adoption of the merger agreement by the stockholders of Overhill and Merger Sub, no amendment may be made which, by law or applicable stock exchange rules, requires further approvals from such stockholders without obtaining their consent. The merger agreement may only be amended by a written instrument signed by the parties to the merger agreement.

Extension; Waiver

At any time before the effective time of the merger, any party to the merger agreement may (1) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (2) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

VOTING AGREEMENTS

On May 14, 2013, Bellisio entered into separate voting agreements with two of Overhill’s largest stockholders, Hotchkis and Lord, Abbett. Each voting agreement is a separate and independent obligation of Hotchkis and Lord, Abbett, respectively. To Overhill’s knowledge, Hotchkis and Lord, Abbett are not “affiliates” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) and are not part of a “group” (as such term is defined in Section 13(d) of the Exchange Act).

Overhill is not a party to either voting agreement, but is entitled to enforce the respective obligations of Hotchkis and Lord, Abbett thereunder as a third party beneficiary. Each voting agreement may be amended by the parties to each agreement without the consent or approval of Overhill.

According to their most recent respective filings with the SEC available as of the date of this proxy statement, Hotchkis holds the power to vote approximately 6.6% of Overhill’s outstanding shares of common stock and Lord, Abbett holds the power to vote approximately 7.4% of Overhill’s outstanding shares of common stock.

Subject to certain limited exceptions, the voting agreements place restrictions on the respective rights of Hotchkis and Lord, Abbett to dispose of shares of Overhill’s common stock pending the consummation of the merger. Pursuant to the voting agreements, Hotchkis and Lord, Abbett each separately agree to vote their respective shares of Overhill common stock over which they hold the power to vote (1) in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, (2) in favor of any other matter reasonably related to the consummation or facilitation of the merger, and (3) against any acquisition proposal or other transaction that would reasonably be expected to materially impede, interfere or be inconsistent with consummation of the merger.

The voting agreement with Hotchkis terminates upon the occurrence of the following events: (1) consummation of the merger in accordance with the terms of the merger agreement, (2) termination of the merger agreement in accordance with its terms (including, but not limited to, termination by Overhill to accept a superior proposal), (3) at the outside date, and (4) amending the merger agreement to change the form or reduce the amount of merger consideration.

The voting agreement with Lord, Abbett terminates upon the occurrence of the following events: (1) consummation of the merger in accordance with the terms of the merger agreement, (2) termination of the merger agreement in accordance with its terms (including, but not limited to, termination by Overhill to accept a superior proposal), (3) a change in Board recommendation, (4) at the outside date (5) amending the merger agreement to (x) change the form or reduce the amount of merger consideration (y) increase the termination fee or the expense reimbursement amount payable to Bellisio or (z) materially modify the closing conditions with respect to Bellisio’s obligations to consummate the merger.

The above descriptions of the voting agreements are qualified in their entirety by reference to the copies of each voting agreement attached as Annex C-1 and C-2, respectively, and incorporated herein by reference. You are encouraged to read the voting agreements in their entirety.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

Overhill’s common stock has traded on NYSE MKT (formerly NYSE AMEX) under the symbol “OFI” since November 1, 2002. At June 10, 2013, Overhill had approximately 108 stockholders of record. These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On June 27, 2013, the closing sale price of a share of Overhill’s common stock on NYSE MKT was $4.96.

The following table sets forth the range of high and low sales prices for Overhill’s common stock on NYSE MKT for the periods indicated:

Fiscal 2011	High	Low
First Quarter from September 27, 2010 to January 2, 2011	$5.90	$4.47
Second Quarter from January 3, 2011 to April 3, 2011	6.30	5.55
Third Quarter from April 4, 2011 to July 3, 2011	6.30	5.38
Fourth Quarter from July 4, 2011 to October 2, 2011	5.65	3.60

Fiscal 2012	High	Low
First Quarter from October 3, 2011 to January 1, 2012	$4.20	$3.15
Second Quarter from January 2, 2012 to April 1, 2012	4.70	3.61
Third Quarter from April 2, 2012 to July 1, 2012	4.69	3.74
Fourth Quarter from July 2, 2012 to September 30, 2012	4.76	3.75

Fiscal 2013	High	Low
First Quarter from October 1, 2012 to December 30, 2012	$4.60	$4.31
Second Quarter from December 31, 2012 to March 31, 2013	4.64	3.88

Dividends

Overhill has never paid cash dividends on its common stock. Overhill’s senior secured credit facility with Bank of America imposes certain financial conditions and restrictions on its ability to pay dividends. Furthermore, in connection with the merger, Overhill agreed pursuant to the merger agreement not to declare or pay any dividend or other distribution with respect to its capital stock.

Following the merger there will be no further market for Overhill common stock.

OVERHILL COMMON STOCK OWNERSHIP

Security Ownership of Directors, Named Executive Officers and Certain Owners

The following table contains information (a) with respect to the number of shares of common stock beneficially owned by Overhill’s directors and executive officers and (b) known to Overhill with respect to persons who are the beneficial owners of more than 5% of Overhill’s Common Stock as of June 27, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Hotchkis and Wiley Capital Management, LLC	2,606,752	(1)	16.2
Lord Abbett & Co. LLC	1,356,882	(2)	8.5
Greenwood Investments, Inc.	1,305,325	(3)	8.1
Harold Estes	1,111,565	(4)	6.9
James Rudis	499,823	(5)	3.1
Alexander Auerbach	35,000	(6)	*
Alexander Rodetis, Jr.	26,700	(7)	*
Robert C. Bruning	—		—
Robert A. Olivarez	—		—
All directors and executive officers as a group (6 persons)	1,673,088	(8)	10.5

*	Less than 1.0%.
(1)	Based upon Schedule 13D filed with the Commission on May 16, 2013. On behalf of its investment advisory clients, the holder has sole voting power over 1,548,800 shares and sole dispositive power over 2,606,752 shares. The address for the holder is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.
(2)	Based upon Schedule 13D/A filed with the Commission on June 17, 2013. On behalf of its investment advisory clients, the holder has sole voting power over 1,188,282 shares and sole dispositive power over 1,356,882 shares. The address for the holder is 90 Hudson Street, Jersey City, New Jersey 07302.
(3)	Based upon Schedule 13F-HR filed with the Commission on May 15, 2013. On behalf of its investment advisory clients, the holder has sole voting power over 1,305,325 shares and sole dispositive power over 1,305,325 shares. The address for the holder is 200 Clarendon Street, 25th Floor, Boston, Massachusetts 02116.
(4)	Mr. Estes’ address is 6004 South US Highway 59, Lufkin, Texas 75901.
(5)	Includes 100,000 shares of common stock underlying options.
(6)	Includes 25,000 shares of common stock underlying options.
(7)	Includes 25,000 shares of common stock underlying options.
(8)	Includes 150,000 shares of common stock underlying options.

ADDITIONAL INFORMATION

Overhill files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. You also may obtain copies of this information by mail from the Public Reference Room at the address set forth above, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy statements and other information about issuers like Overhill who file electronically with the SEC. The address of that site is http://www.sec.gov. Overhill SEC filings are also available, free of charge, on Overhill’s website, at http://www.overhillfarms.com.

You should rely only on the information contained in or incorporated by reference in this proxy statement to vote your shares at the special meeting. Overhill has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 1, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to Overhill stockholders nor the payment of cash in the merger shall create any implication to the contrary.

The documents listed below and any future filings Overhill makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this document until the date of the special meeting, are incorporated by reference into this proxy statement. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this document will be deemed to be modified or superseded for purposes of this document to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this document modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

Securities and Exchange Commission Filings

Commission File Number 1-16699	Period
Annual Report on Form 10-K	Year ended September 30, 2012 (filed on December 18, 2012)

Quarterly Reports on Form 10-Q	Quarter ended December 30, 2012 (filed on February 13, 2013) Quarter ended March 31, 2013 (filed on May 15, 2013)

Definitive Proxy Statement	For annual meeting on June 27, 2012 (filed on May 24, 2012)

Current Reports on Form 8-K	Filed on May 15, 2013 and May 20, 2013

OVERHILL WILL MAIL WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. REQUESTS SHOULD BE SENT TO OVERHILL FARMS, INC. 2727 E. VERNON AVENUE, VERNON, CALIFORNIA 90058, ATTENTION: CORPORATE SECRETARY.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Overhill has received contrary instructions from one or more of the stockholders. Overhill will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Overhill Farms, Inc., 2727 E. Vernon Avenue, Vernon, California 90058, Telephone: (323) 582-9977, Attention: Corporate Secretary. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Overhill at the address and phone number set forth in the prior sentence.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

If the merger is consummated prior to September 27, 2013, it is not expected that Overhill will hold a 2013 annual meeting of stockholders because Overhill will be a wholly owned subsidiary of Bellisio, and no longer a separate public company, after the merger is consummated. If the merger is not consummated prior to September 27, 2013, Overhill expects that it will hold its 2013 annual meeting of stockholders on September 27, 2013, unless Overhill is granted an extension by NYSE MKT to postpone the annual meeting (should such a meeting be held at all) until a later date.

Proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2013 annual meeting of stockholders (should such a meeting be held) should be submitted in writing to Overhill’s Corporate Secretary at: Overhill Farms, Inc., Attention: Corporate Secretary, 2727 East Vernon Avenue, Vernon, California 90058. For all proposals and nominations by stockholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in the proxy statement for the 2013 annual meeting (should such a meeting be held), a stockholder’s notice must be delivered to, or mailed and received by, Overhill’s Corporate Secretary on or after June 3, 2013 but on or before August 1, 2013. Any stockholder proposal or nomination delivered or received before June 3, 2013 or after August 1, 2013 will be untimely and will not be properly brought before the 2013 annual meeting (should such a meeting be held).

Proposals by stockholders and submissions by stockholders of director nominees must also comply with the procedures set forth in Overhill’s Articles of Incorporation and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Exchange Act.

Overhill Farms, Inc.

July 1, 2013

Annex A

AGREEMENT AND PLAN OF MERGER

among

Bellisio Foods, Inc.

Bellisio Acquisition Corp.

and

Overhill Farms, Inc.

Dated as of May 14, 2013

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 14, 2013 (this “Agreement”), is entered into by and among Bellisio Foods, Inc., a Minnesota corporation (“Parent”), Bellisio Acquisition Corp., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Overhill Farms, Inc., a Nevada corporation (the “Company”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 1.1 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), in accordance with the Nevada Revised Statutes (the “NRS”), whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (which shares of Company Common Stock are hereinafter referred to as the “Shares”) (other than Shares to be cancelled in accordance with Section 3.1(b)) will be converted into the right to receive $5.00 (the “Merger Consideration”), payable net to the holder in cash, without interest;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby in accordance with the requirements of the NRS and (iii) recommended that the Company’s stockholders vote their Shares in favor of adopting and approving this Agreement and the transactions contemplated hereby, including the Merger (the “Company Board Recommendation”);

WHEREAS, the Boards of Directors of Parent and Merger Sub have, upon the terms and subject to the conditions set forth herein, (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Parent and Merger Sub and their respective stockholders and (ii) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company have entered into voting agreements with Parent and Merger Sub (the “Voting Agreements”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) does not contain any provision prohibiting or otherwise restricting the Company from making any of the disclosures required to be made to the Parent or Merger Sub by Section 6.3 or any other provision of this Agreement and (ii) contains provisions that are no less favorable in any meaningful respect to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any offer or proposal concerning any (a) merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, (b) sale, lease or other disposition of assets of the Company representing 20% or more of the assets of the Company, (c) issuance or sale by the Company of Equity Interests representing 20% or more of the voting power (or 20% or more of the aggregate number of all outstanding Shares) of the Company, (d) transaction in which any Person will acquire beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Equity Interests representing 20% or more of the voting power (or 20% or more of the aggregate number of all outstanding Shares) of the Company or (e) any combination of the foregoing (in each case, other than the Merger).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Anti-takeover Law” means any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar laws of the State of Nevada or any other state or jurisdiction, including the “Acquisition of Controlling Interest” statutes set forth in NRS 78.378 – 78.3793, inclusive, and the “Combinations with Interested Stockholders” statutes set forth in NRS 78.411 – 78.444, inclusive.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business” means the business conducted by the Company in the design, development, research, use, manufacture or sale of the Company Products.

“Business Day” means any day other than Saturday, Sunday and any day on which commercial banks in New York, New York are required or permitted by Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Manufacturing Agreement” means the Co-Manufacturing, Sales, and Distribution Agreement, dated July 1, 2011, between Company and Parent, as amended by the First Amendment to Co-Manufacturing, Sales, and Distribution Agreement, dated December 28, 2012, as further amended by the Second Amendment to Co-Manufacturing, Sales, and Distribution Agreement, dated February 27, 2013, as further amended by the Third Amendment to Co-Manufacturing, Sales, and Distribution Agreement, dated March 27, 2013.

“Company Benefit Plans” means all “employee benefit plans” as defined in Section 3(3) of ERISA and all bonus, stock option, stock purchase, stock appreciation rights, restricted stock, stock-based or other equity-based, incentive, profit-sharing, deferred compensation, vacation, insurance, medical, welfare, fringe, retirement, retiree medical or life insurance, supplemental retirement, severance, termination or change in control or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, whether or not in writing and whether or not funded, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any Service Provider of the Company.

“Company Material Adverse Effect” means any effect, change, circumstance, development or event that, individually or in the aggregate, is or would reasonably be expected to (A) be materially adverse to the business, condition (financial or otherwise), results of operations, assets or liabilities of the Company or (B) materially delay, prevent, limit or impair the Company from performing its obligations under this Agreement in a timely manner or to consummate the transactions contemplated by this Agreement in a timely manner; provided, however, that, for purposes of clause (A) above, none of the following (nor the effects thereof) shall be deemed, individually or in the aggregate, to constitute, and none of the following (nor the effects thereof) shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) changes or conditions affecting the United States economy or financial markets or foreign economies or financial markets; (ii) changes in or developments in the industry in which the Company operates, including seasonal changes, (iii) any failure, in and of itself, by the Company to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clause (iii), the facts or circumstances giving rise or contributing to such failure to meet estimates, predictions, projections or forecasts may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect); (iv) any changes in Law or GAAP becoming effective after the date hereof; (v) changes or conditions resulting from acts of war, terrorism or nature or political or regulatory conditions; (vi) changes resulting from the announcement of the transactions contemplated by this Agreement (including, but not limited to, any resulting adverse changes in the Company’s relationship with its employees, customers, partners or suppliers), in each case to the extent resulting from the identity of Parent or any of its Affiliates as the acquirer of the Company; (vii) any changes in the price or trading volume of the Company Common Stock (it being understood that, with respect to clause (vii), the facts or circumstances giving rise or contributing to such changes in price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect); or (viii) any natural disasters or acts of God; provided, further, however, that clauses (i), (ii), (iv), (v) and (viii) shall not apply to the extent such effect, change, circumstance, development or event has had a disproportionate impact on the Company, compared to other participants in the industry.

“Company Product” means any frozen food product, including entrées, multi-serve trays, bag meals, plated meals, bulk-packed meal components (including cooked chicken or beef), pastas, soups, sauces, poultry, meat and fish specialties, and organic and vegetarian offerings manufactured or marketed by the Company and any other product manufactured or marketed by the Company.

“Company Proxy Statement” means a proxy statement relating to the Company Stockholders Meeting.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger.

“Competition Law” means any merger control law or regulation that is applicable to the transactions contemplated by this Agreement.

“Contracts” means any contract, agreement, indenture, note, bond, loan, license, instrument, lease or any other legally binding commitment, plan, arrangement or understanding, whether oral or written.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

“Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable Law) equal to 8% per annum.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership interest, membership interest or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Affiliate Liability” means all liabilities (a) under Section 302 of ERISA, (b) under Title IV of ERISA, (c) under Sections 412 or 4971 of the Code, in the case of clauses (a), (b) and (c), that are imposed on the Company under or in respect of an employee benefit plan solely by reason of the treatment of the Company as a single employer with another Person as a result of the application of Sections 414(b), (c), (m) or (o) of the Code or by reason of the treatment of the Company as under common control with another Person as a result of the application of Section 4001(b) of ERISA, and (d) in respect of a “multiemployer plan” (within the meaning of ERISA) that are imposed on the Company on a so-called “controlled group” basis, including under Section 414 of the Code.

“Expense Reimbursement Amount” means with respect to any Person, all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal fees, financial advisory fees, and other consulting fees) incurred by such Person or its Affiliates in connection with the transactions contemplated herein, including costs incurred in connection with due diligence, negotiation and preparation of this Agreement and the documents contemplated herein (including the Financing), in an aggregate amount not exceeding $2,000,000.

“Expenses” includes all reasonable and documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Company Proxy Statement, and any solicitation of stockholder approvals and all other matters related to the transactions contemplated by this Agreement.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any nation, federal, state, county municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, including any court thereof.

“group” has the meaning ascribed to it in the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means any pollutant, chemical, substance, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, or any infectious agent or biological material, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, mold, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Rights” means all (a) U.S. and foreign patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patents and patent applications that are counterparts to such patents and patent applications, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, taglines, brand names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) U.S. and foreign copyrights, mask works, designs and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor, (e) Trade Secrets, (f) URL and Internet domain name registrations, Internet addresses and other computer identifiers, (g) inventions (whether or not patentable) and improvements thereto, (h) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing and (i) other proprietary, industrial or intellectual property rights now known or hereafter recognized in any jurisdiction worldwide.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means any employee of the Company with a base annual salary in excess of $100,000.

“Knowledge” of a Person means the actual knowledge of the Chief Executive Officer, the Chief Financial Officer, Vice President of Finance, Senior Vice President of Production and Quality Control, Vice President of Human Resources and Vice President of Cost Accounting of the Company, in each case after reasonable inquiry.

“Labor Laws” means all Laws as they relate to employment, employment practices and terms and conditions of employment, including Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the calculation and payment of wages, equal employment opportunity (including Laws prohibiting discrimination and/or harassment on the basis of race, national origin, religion, gender, disability, age, workers’ compensation, or any other protected classification), affirmative action, workers’ compensation, unemployment, the payment of social security, employment of minors, health and safety, labor relations, unions, withholding, wages and hours and overtime of any kind, pay equity, employee classification, family and medical leave, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Act of 1998 and any similar applicable Laws.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Leased Real Property” means all real property leased, licensed or otherwise occupied by the Company.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, lease, license, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents or materially delays, or would reasonably be expected to prevent or materially delay, consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Financial Statements in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens incurred in the ordinary course of business or other encumbrances arising by operation of Law and for which appropriate reserves have been established on the Financial Statements in accordance with GAAP, (c) Non-monetary Liens that do not, individually or in the aggregate, materially detract from the value or materially interfere with any present or intended use of such property or assets and (d) Liens in favor of Bank of America, N.A. pursuant to the Revolving Credit Facility and the “Loan Documents” referenced therein.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Company, allows the identification of or contact with a natural person or can be used to identify a natural person.

“Revolving Credit Facility” means the Credit Agreement, dated as of September 24, 2010, between the Company, as the borrower, and Bank of America, N.A., as the sole initial lender and administrative agent, as amended.

“Securities Act” means the Securities Act of 1933.

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, executable code, tools, menus, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation related thereto.

“Specified Governmental Entity” means any Governmental Entity in the United States or any State thereof.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a written and bona fide Acquisition Proposal (except the references therein to “20%” will be replaced by “50.1%” and the parenthetical phrases in clauses (c) and (d) therein will, in each instance, be replaced by the phrase “and 50.1% or more of each class of equity securities”) made by a third party that the Company Board has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the availability of committed financing) and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the Merger (after giving effect to all adjustments to the terms thereof which may be irrevocably offered by Parent).

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

“Tax Return” means any report, return (including information return), claim for refund or declaration filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Technology” means tangible embodiments of Intellectual Property Rights, whether in electronic, written or other media, including Software, technical documentation, specifications, designs, build instructions, test reports, schematics, algorithms, formulae, test vectors, databases, lab notebooks, processes, prototypes, materials, samples, studies, or other know-how and other works of authorship.

“Trade Secrets” means trade secrets and other rights in know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information).

“Treasury Regulations” means regulations promulgated by the United States Department of the Treasury under the Code.

“Triggering Event” will be deemed to have occurred if: (a) the Company Board (or a committee thereof) effects a Change of Board Recommendation (whether or not in compliance with Section 6.3); (b) the Company enters into any Alternative Acquisition Agreement; (c) the Company Board (or a committee thereof) publicly recommends to its stockholders any Acquisition Proposal; (d) an Acquisition Proposal has been publicly disclosed (other than by the commencement of a tender offer or exchange offer), and the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within three Business Days after Parent’s written request therefor; (e) a tender offer or exchange offer for securities of the Company is commenced and the Company Board shall have failed to recommend against acceptance by the Company’s stockholders of such tender offer or exchange offer (including for these purposes, by taking any position contemplated by Rule 14e-2 under the Exchange Act other than recommending rejection of such tender offer or exchange offer) within ten Business Days of such commencement; (f) the Company materially breaches its obligations under Section 6.3 or Section 6.4; or (g) the Company Board (or a committee thereof) formally resolves to take or announces its intention to take any of the foregoing actions.

“Uncured Inaccuracy” with respect to a representation or warranty of a party to the Agreement as of a particular date will be deemed to exist only if such representation or warranty is inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of the Agreement or as of another particular date, then there will not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty was inaccurate as of the date of the Agreement or such other particular date, respectively, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date.

1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	6.3(a)(ii)
Alternative Financing	6.15
Articles of Merger	2.2
Book-Entry Shares	3.2(b)
Breach Notice	8.1(g)
Breakup Fee	8.2(b)
Certificates	3.2(b)
Change of Board Recommendation	6.3(d)
Closing	2.2
Closing Date	2.2
Collective Bargaining Agreement	4.13(b)
Commitment Letter	5.7
Company	Preamble
Company Articles	4.1(c)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	4.1(c)
Company Common Stock	Recitals
Company Disclosure Letter	4
Company Employee	6.7(a)
Company Financial Advisor	4.22
Company Financial Statements	4.7(a)
Company Material Contract	4.14(a)
Company Options	3.3(a)
Company Permits	4.6(a)
Company Preferred Stock	4.2(a)
Company Representatives	6.2
Company SEC Documents	4.7(a)
Company Stock Option Plans	3.3(a)
Company Stockholder Approval	4.23
Confidentiality Agreement	6.2
D&O Insurance	6.8(c)
Effective Time	2.2
ERISA	1.1
Exchange Act	4.5
Fairness Opinion	4.22
FDA	4.26(a)
Financing	6.15
Food Authorities	4.26(a)
FTC	4.26(a)
Indemnity Provisions	6.8(a)

Term	Section
Insurance Policies	4.19
Licensed Intellectual Property	4.17(a)
Material Intellectual Property	4.17(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	3.1(c)
New Plans	6.7(b)
Non-Required Remedy	6.5(e)
Notice Period	5.3(f)(i)
NRS	Recitals
NYSE	4.5
Option Payments	3.3(a)
Order	4.15(b)
Other Interested Party	6.3(b)
Outside Date	8.1(f)
Owing Party	8.2(g)
Owned Intellectual Property	4.17(a)
Parent	Preamble
Parent Disclosure Letter	5
Parent Group	8.3(b)
Parent Representatives	6.2
Parent Subsidiaries	5.3
Parent Subsidiary	5.3
Paying Agent	3.2(a)
Proceeding	4.15(a)
Registered Intellectual Property	4.17(a)
Representatives	6.2
Required Vote	4.23
Reverse Termination Fee	8.2(f)
Sarbanes-Oxley Act	4.7(a)
SEC	4.7(a)
Section 16	6.11
Service Providers	4.12(a)
Shares	Recitals
Subsequent Time	6.3(c)
Surviving Corporation	2.1(a)
USDA	4.26(a)
Voting Agreements	Recitals
WARN	4.13(c)

1.3 Interpretation. For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Except as otherwise expressly provided herein, any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder. Unless otherwise specifically provided for herein, the term “or” will not be deemed to be exclusive.

ARTICLE 2

THE MERGER

2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger will have the effects set forth in the applicable provisions of the NRS. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, the articles of incorporation of the Surviving Corporation will, by virtue of the Merger, be amended and restated so as to read in their entirety in the form set forth as Exhibit A hereto, until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company and the Surviving Corporation will take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended and restated so as to read in their entirety in the form set forth as Exhibit B hereto, until thereafter changed or amended as provided therein or by applicable Law.

(c) The directors of Merger Sub immediately prior to the Effective Time will, at the Effective Time, be the directors of the Surviving Corporation, each to serve thereafter in such capacity in accordance with the articles of incorporation and bylaws of the Surviving Corporation until his or her successor shall have been duly elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law. The officers of the Company immediately prior to the Effective Time will, at the Effective Time, be the officers of the Surviving Corporation, each to serve thereafter in such capacity in accordance with the articles of incorporation and bylaws of the Surviving Corporation until his or her successor shall have been duly elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law.

(d) If at any time after the Effective Time, the Surviving Corporation determines, in its sole discretion, or is advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

2.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Company shall not require Parent to close the transactions contemplated hereby during the time that the lenders under the Commitment Letter are marketing the syndication process pursuant to the terms thereof, which shall not exceed the earlier of (i) twenty Business Days from the bank meeting to complete such syndication process and (ii) twenty Business Days following the satisfaction or waiver of all of the conditions set forth in Section 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing). On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company will cause articles of merger (the “Articles of Merger”), to be executed and filed with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NRS and will make all other filings or recordings required under the NRS. The Merger will become effective at the time the Articles of Merger will have been duly filed with the Secretary of State of the State of Nevada or such later date and time as is agreed upon by the parties and specified in the Articles of Merger, such date and time hereinafter referred to as the “Effective Time.”

ARTICLE 3

CONVERSION OF SECURITIES IN THE MERGER

3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled in accordance with Section 3.1(b), will be converted into the right to receive the Merger Consideration, payable to the holder in cash, without interest, upon surrender of the certificate formerly representing such Shares in accordance with Section 3.2. At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate (as defined below) that immediately prior to the Effective Time represented any of the Shares (other than Shares to be cancelled in accordance with Section 3.1(b)) shall thereafter represent only the right to receive the Merger Consideration, without interest.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are held in the treasury of the Company, and all Shares owned of record by Parent, Merger Sub or any of their respective wholly-owned Subsidiaries, will be cancelled and will cease to exist, with no payment being made with respect thereto.

(c) Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into and become one newly and validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such shares shall constitute the only shares of capital stock of the Surviving Corporation outstanding at the Effective Time. From and after the Effective Time, all certificates representing Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the preceding sentence.

3.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent will designate a reputable bank or trust company, mutually agreeable to both Parent and the Company, to act as the paying agent for purposes of effecting the payment of the Merger Consideration in connection with the Merger (the “Paying Agent”). At or promptly after the Effective Time, Parent or Merger Sub will deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares will be entitled at the Effective Time pursuant to this Agreement, together with the aggregate Option Payments (except to the extent that Parent determines to make any such Option Payments to employees through the payroll of the Surviving Corporation). Such funds will be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments will be the sole and exclusive property of Parent, and no part of such earnings will accrue to the benefit of holders of Shares.

(b) Procedures for Surrender. As promptly as practicable after the Effective Time, Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”) or non-certificated Shares represented by book entry (“Book-Entry Shares”), in each case, which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent, and will otherwise be in such form and have such other provisions as Parent or the Paying Agent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of Certificates and Book-Entry Shares for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates or Book-Entry Shares, the holder of such

Certificates or Book-Entry Shares will be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates and for each Book-Entry Share. Any Certificates and Book-Entry Shares so surrendered will forthwith be cancelled. All cash paid upon the surrender for exchange of Certificates and Book-Entry Shares will be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such payment will have paid any transfer or similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any other transfer or similar Taxes incurred in connection with the transactions contemplated by this Agreement will be paid by the Person required to make such payment by applicable Law. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, without any interest accruing thereon.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, then (subject to compliance with the exchange procedures of Section 3.2(b)) they will be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. At any time following the six-month anniversary of the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any funds (including any interest accrued with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders will be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 3.2(b), without interest. If, immediately prior to the second anniversary of the Effective Time (or otherwise immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws), any holder of Certificates or Book-Entry Shares has not complied with the procedures in Section 3.2(b) to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates or Book-Entry Shares will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 3.1(a) hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f) Withholding Rights. Notwithstanding anything to the contrary herein, each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

3.3 Treatment of Company Options; Stock Plans.

(a) Treatment of Company Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) will adopt resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Shares (the “Company Options”), under any stock option plan of the Company or any other plan, agreement or arrangement (the “Company Stock Option Plans”), whether or not then exercisable or vested, will be cancelled and, in exchange therefor, each former holder of any such cancelled Company Option will only be entitled to receive, in consideration of the cancellation of such Company Option and in full settlement therefor, a payment in cash of an amount equal to the product of (A) the total number of Shares previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share of such cancelled Company Option, less applicable withholding taxes (such amounts payable hereunder being referred to as the “Option Payments”). From and after the Effective Time, any such cancelled Company Option will be void and of no further force or effect and no longer be exercisable by the former holder thereof, and such holder shall only be entitled to the payment of the Option Payment.

(b) Termination of Company Stock Option Plans. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) will adopt resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, all Company Stock Option Plans will be terminated and no further Company Options or other rights with respect to Shares will be granted thereunder.

(c) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 3.3. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver to any Person any Shares or other Equity Interests of the Company, the Surviving Corporation or any other Person pursuant to or in settlement of Company Options or other rights with respect to Shares.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents filed prior to the date hereof (but excluding any disclosure contained in such Company SEC Documents under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading and any other disclosures contained or referenced therein of factors or risks that are predictive, cautionary or forward looking in nature), (ii) the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Letter”) (with each exception set forth in the Company Disclosure Letter being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Agreement and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the Company Disclosure Letter), the Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1 Organization and Qualification; No Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada.

(b) The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has no Subsidiaries.

(c) The Company has made available to Parent and Merger Sub accurate and complete copies of the currently effective second amended and restated articles of incorporation of the Company (the “Company Articles”) and second amended and restated bylaws of the Company (the “Company Bylaws”), and each of these organizational and governing documents is in full force and effect on the date hereof. The Company is not in violation of the Company Articles or Company Bylaws.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the date of this Agreement, there are 16,046,544 shares of Company Common Stock issued and outstanding. As of the date of this Agreement, there are no shares of Company Preferred Stock issued and outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) As of the date of this Agreement, the Company has no shares of Company Common Stock or Company Preferred Stock reserved for or otherwise subject to issuance, except for 192,000 shares of Company Common Stock reserved for issuance pursuant to the exercise of outstanding Company Options under the Company Stock Option Plans. Section 4.2(b) of the Company Disclosure Letter sets forth an accurate and complete list of (A) each holder of Company Options, (B) the number of Company Options held by such holder as of the date hereof, (C) the number and class of Shares subject to each such Company Option (i.e., the original amount less exercises and any cancellations) and (D) the exercise price of each such Company Option. The Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(c) Except for Company Options to purchase not more than 192,000 shares of Company Common Stock, as of the date of this Agreement, there are no options to acquire Shares. Other than as set forth in the previous sentence, there are no options, restricted shares, warrants, calls, conversion rights, stock appreciation rights, phantom stock, profit participation or similar rights, redemption rights, repurchase rights or other preemptive or outstanding rights, agreements, arrangements, commitments or other Contracts of any character obligating the Company to issue or sell any Shares or other Equity Interests of the Company or any securities obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. As of the date of this Agreement, there are no outstanding rights, agreements, arrangements or commitments of any character obligating the Company to repurchase, redeem or otherwise acquire any Shares or other Equity Interests of the Company.

(d) There are no outstanding contractual obligations of the Company (i) affecting the voting rights of, (ii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iii) requiring the registration for sale of or (iv) granting any preemptive or antidilutive rights with respect to, any Shares or other Equity Interests in the Company. There are no voting trusts, proxies or similar Contracts to which the Company is a party or of which the Company has Knowledge with respect to the voting of any shares of capital stock of, or ownership interest in, the Company, other than the Voting Agreements.

(e) The Company does not own directly or indirectly any Equity Interest in any Person and has no obligation and has made no commitment to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(f) Each Company Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Option Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such a share of Company Common Stock on the date of such grant and no such Company Option provides for a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(i)(A), (iii) has a grant date identical to or after the date on which such Company Option was actually approved by the Company Board or an authorized committee or subcommittee thereof and (iv) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and the Company Financial Statements, respectively.

4.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the Company Stockholder Approval and the filing of the Articles of Merger with the Secretary of the State of Nevada. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board adopted resolutions by which the Company Board (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, in accordance with the requirements of the NRS and (iii) recommended that the Company’s stockholders vote their Shares in favor of adopting and approving this Agreement and the transactions contemplated hereby, including the Merger, and, as of the date hereof, none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

4.4 No Conflict. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) subject to obtaining the Company Stockholder Approval, conflict with or violate any provision of the Company Articles or Company Bylaws; (b) assuming the accuracy of the representations set forth in Section 5.6(a) and that all consents, approvals, authorizations and permits described in Section 4.5 have been obtained and all filings and notifications described in Section 4.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its properties or assets; (c) assuming that all consents, approvals, authorizations and permits described in Section 4.5 have been obtained and all filings and notifications described in Section 4.5 have been made and any waiting periods thereunder have terminated or expired, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company pursuant to, any Contract to which the Company is a party or is otherwise bound; or (d) assuming that all consents from third parties to any applicable Contracts described in Section 4.4 of the Company Disclosure Letter have been obtained and all filings and notifications described in Section 4.5 of the Company Disclosure Letter have been made and any waiting periods thereunder have terminated or expired, constitute or result in the loss or impairment of, payment of any additional amounts with respect to, or the consent of any other Person being required in respect of, the Company’s right to own or use any Intellectual Property Rights, except, with respect to any of clauses (b), (c) and (d), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

4.5 Required Filings and Consents. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing and/or recordation of the Articles of Merger as required by the NRS, (b) the Company Stockholder Approval, (c) compliance with any applicable requirements of the HSR Act and other applicable foreign or supranational antitrust and competition laws set forth in Section 4.5 of the Company Disclosure Letter, (d) compliance with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), (e) such filings as may be required under the applicable rules and regulations of the New York Stock Exchange (the “NYSE”) or (f) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

4.6 Permits; Compliance with Law.

(a) The Company holds all material authorizations, permits, grants, licenses, certificates, exemptions, approvals, orders, consents, franchises, variances and registrations of any Governmental Entity (the “Company Permits”) necessary for it to own, lease and operate its properties and assets or for the operation of the Business. The Company is in compliance, and has been in compliance since January 1, 2010, with the terms of the Company Permits, except where the failure to be in compliance with any Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No suspension, modification, revocation or cancellation of any of the Company Permits is pending or threatened, and no such suspension, modification, revocation or cancellation will result from the consummation of the Merger or any other transaction contemplated by this Agreement.

(b) Since January 1, 2010, (i) the Company has not been in conflict with, default under or violation of, or has been investigated for, or charged by any Governmental Entity with a violation of, any Law applicable to the Company or by which any property or asset of the Company is or was bound, except for any conflicts, defaults, violations, investigations or charges that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and (ii) no investigation or review by any Governmental Entity with respect to the Company has been pending or, to the Knowledge of the Company, threatened, except for such investigations or reviews, the outcomes of which if determined adversely to the Company, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

(c) Neither the Company nor any of its Representatives has directly or indirectly offered, paid or accepted any remuneration or other thing of value that is prohibited by applicable Law, including under the United States Foreign Corrupt Practices Act of 1977. None of the Company or any of its Representatives has directly or indirectly made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or similar payment to any Person, including (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or pay for special concessions already obtained or (iv) in connection with the approval or regulatory status of the Company Products or the facilities in which the Company Products are manufactured, packaged or stored, or from which the Company Products are initially distributed.

4.7 SEC Filings; Financial Statements.

(a) Since April 1, 2010, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company or any Company Subsidiary with the United States Securities and Exchange Commission (the “SEC”), as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents, including the related notes and schedules (collectively, the “Company Financial Statements”) (A) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments) and (B) fairly present in all material respects the financial position and the results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments).

(b) The Company is not a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in its published financial statements or other Company SEC Documents.

(c) Without limiting the generality of Section 4.7(a), since January 1, 2010, (i) Ernst & Young LLP have not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act, and neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness or manner of the filing of the certification required by the Sarbanes-Oxley Act and made by the Company’s principal executive officer and principal financial officer and (iii) no enforcement action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

(d) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

4.8 Internal Controls. The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15 (f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that receipts and expenditures of the Company are being made in accordance with authorizations of management of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (B) has disclosed to the Company’s auditors and the audit committee of the Company Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and has identified for the Company’s auditors and audit committee of the Company Board any material weaknesses in internal control over financial reporting and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

4.9 Anti-Takeover Provisions. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect, to which the Company is a party or otherwise bound. The Company has taken all actions necessary to render inapplicable to this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, and inapplicable to Parent, Merger Sub and the Company’s capital stock in connection with this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, any and all Anti-takeover Laws, and no such Anti-takeover Laws apply or will apply to this Agreement, the Voting Agreements or the transactions contemplated hereby or thereby, including the Merger.

4.10 No Undisclosed Liabilities. Except for those liabilities and obligations (a) as reflected in or reserved against on the September 30, 2012 audited balance sheet of the Company included in the Company Financial Statements prior to the date of this Agreement, (b) incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (c) incurred pursuant to this Agreement or (d) as would not reasonably be expected to have a Company Material Adverse Effect, the Company has no liabilities or obligations.

4.11 Absence of Certain Changes or Events. From September 30, 2012 through the date of this Agreement:

(a) The Company has conducted its respective businesses in all material respects in the ordinary course of business.

(b) There has not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which has had or would reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has not taken any action which, if taken after the date of this Agreement, would be prohibited by Section 6.1.

4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Letter sets forth a complete and accurate list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has provided to Merger Sub complete and accurate copies of (i) each such Company Benefit Plan, including any material amendments thereto, and descriptions of all material terms of any such plan that is not in writing, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) all summary plan descriptions, including any summary of material modifications, and any other material notice or description provided to retired, former or current employees, officers, consultants, independent contractors or directors of the Company (“Service Providers”), (iv) the two most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recently received IRS determination letter, if any, issued by the IRS with respect to any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, (vi) the most recent annual report on Form 5500 (and all schedules thereto) required to be filed with the IRS with respect thereto and (vii) all other material filings and material correspondence with any Governmental Entity (including any correspondence regarding actual or, to the Knowledge of the Company, threatened audits or investigations) with respect to each Company Benefit Plan.

(b) Each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained and administered in all material respects in accordance with its terms and is in compliance in all material respects with ERISA, the Code and all other applicable Laws.

(c) With respect to each Company Benefit Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to any Governmental Entity, or to the participants or beneficiaries of such Company Benefit Plan, have been filed or furnished on a timely basis.

(d) The Company has no Company Benefit Plans that are maintained primarily for the benefit of Service Providers outside of the United States.

(e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received or applied for a favorable determination letter or is entitled to rely on a favorable opinion letter from the IRS, in either case, that has not been revoked and, to the Knowledge of the Company, no event or circumstance exists that has adversely affected or would reasonably be expected to adversely affect such qualification or exemption. None of the Company, any Company Benefit Plan, any trustee, administrator or other third-party fiduciary or party-in-interest, with respect to any Company Benefit Plan, has engaged in any breach of fiduciary responsibility or non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code on the Company.

(f) No Proceeding has been brought, or is overtly threatened in written communication with the Company, against or with respect to any Company Benefit Plan, including any audit or inquiry by the IRS or the United States Department of Labor (other than routine claims for benefits arising under such plans).

(g) No Company Benefit Plan is, and neither the Company nor any ERISA Affiliate thereof sponsors, maintains, contributes to, or has ever sponsored, maintained, contributed to, or has any actual or contingent liability with respect to any (i) single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code, (iii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(4) of ERISA).

(h) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any transaction contemplated by this Agreement, nor the Company’s compliance with any of the provisions of this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time), will result in any “parachute payment” under Section 280G of the Code. The Company has made available to Parent copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated by this Agreement.

(i) The Company does not have any liability in respect of, or obligation to provide, post-retirement health, medical, disability, life insurance benefits or other welfare benefits for Service Providers (or the spouses, dependent or beneficiaries of any Service Providers), whether under a Company Benefit Plan or otherwise, except as required to comply with Section 4980B of the Code or any similar Law.

(j) All Company Benefit Plans that provide welfare benefits (other than worker’s compensation) are fully insured.

(k) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company’s compliance with any of the provisions of this Agreement will (either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) (i) entitle any Service Provider to any compensation or benefit, including severance or any increase in any compensation or benefits, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any compensation or benefit or trigger any other material obligation under any Company Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits, (iv) otherwise give rise to any material liability under any Company Benefit Plan or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time.

(l) No Company Benefit Plan provides for any gross-up, reimbursement or additional payment by reason of any Tax imposed under Section 409A or Section 4999 of the Code. Each Company Benefit Plan that constitutes a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) is set forth in Section 4.12(l) of the Company Disclosure Letter and has been maintained and operated in material good faith documentary and operational compliance with Section 409A or the Code or an available exemption therefrom, other than any instance where such non-compliance can be corrected without a material Liability to the Person either under an Internal Revenue Service correction program or under the principles set forth in Proposed Treasury Regulation 1.409A-4.

(m) No event has occurred and there exists no condition or set of circumstances in connection with which the Company, either directly or by reason of the Company’s affiliation with any of its ERISA Affiliates, would reasonably be expected to be subject to any material Tax, fine, lien, penalty or other liability under the terms of any employee benefit plan, ERISA, the Code or any other applicable Laws, including any ERISA Affiliate Liability.

4.13 Labor and Other Employment Matters.

(a) The Company is, and since January 1, 2010 has been, in compliance in all material respects with all applicable Labor Laws and is and has not for the last year engaged in any unfair labor practice. To the Company’s Knowledge, there is no pending or threatened inquiry or audit from any Governmental Entity concerning the Company’s compliance with any Labor Laws.

(b) The Company is not and has not been a party to any collective bargaining, employee association or works council or similar Contract (“Collective Bargaining Agreement”), and there are not, to the Knowledge of the Company, any union, employee association, trade union or works council organizing activities concerning any Service Provider. There is no labor strike, corporate campaign, dispute, slowdown, work stoppage, picketing, negotiated industrial action or lockout pending or, to the Knowledge of the Company, threatened, against the Company, and during the past year there has been no such action. There is no unfair labor practice charge pending or, to the Knowledge of the Company, threatened against the Company before the National Labor Relations Board or any comparable labor relations authority and there is no pending or, to the Knowledge of the Company, threatened grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any Service Providers in their capacities as such. No labor union is seeking to organize any employees of the Company and during the last three (3) years, no grievance has been filed and no grievance has been submitted to arbitration by any represented employees or by any labor union representing employees of the Company and no labor arbitration award has been issued with respect to any grievance submitted to arbitration.

(c) Since January 1, 2010 the Company has not effectuated a “plant closing” or “mass layoff,” as defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101, et. seq. (“WARN”), affecting any one or more sites of employment or one or more facilities or operating units within any site of employment or facility of the Company. There have not been any employment losses at the Company sufficient in number to trigger any notice obligation under any similar foreign, state or local laws applicable to employment since January 1, 2010. The Company has not incurred any liability under WARN, or any similar foreign, state or local law that remains unsatisfied.

(d) The Company has made available to Parent with respect to each current Service Provider (other than non-employee directors of the Company), including any current Service Provider who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family or other leave, sick leave or on layoff status subject to recall the following as of the date hereof: (i) the name of such Service Provider and the date as of which such Service Provider was originally hired by the Company, and whether such Service Provider is on an active or inactive status, (ii) whether such Service Provider is an independent contractor or employee; (iii) whether such Service Provider is exempt or non-exempt from any applicable overtime Law; (iv) such Service Provider’s title, pay grade and supervisor name, (v) such Service Provider’s annualized compensation as of the date of this Agreement, including base salary, vacation and paid time off accrual amounts, bonus and commission potential, severance pay potential and any other compensation forms, if applicable, (vi) whether such Service Provider is not fully available to perform work because of a qualified disability or other leave and, if applicable, the type of leave (e.g., disability, workers compensation, family or other leave protected by applicable Law) and the anticipated date of return to full service, (vii) the facility at which such Service Provider is deemed to be located, and (viii) any outstanding equity awards held by such Service Provider.

(e) There are no material proceedings pending or, to the Knowledge of the Company, threatened against the Company brought by or on behalf of any applicant for employment, any current or former Service Provider, any person alleging to be a current or former Service Provider, any class of the foregoing, or any Governmental Entity, relating to any Labor Laws, or alleging breach of any Collective Bargaining Agreement or other express or implied contract of employment, wrongful termination of employment, unfair labor practice or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(f) All Persons performing services for the Company have been properly classified by the Company in all material respects as a common law employee, independent contractor, leased employee or agent for all purposes, including payroll tax, withholding, unemployment insurance, applicable Laws and all Company Benefits Plans. The Company does not have any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any Person, no Person has been improperly included in or excluded from any Company Benefit Plan and the Company does not have any material obligation to pay overtime in respect of any employee determined by the Company to be exempt from any overtime Laws. The Company has no notice of any pending or threatened inquiry or audit from any Governmental Entity concerning the classification of any such Persons or any pending or threatened claim by any party that any such Persons be reclassified for any purpose.

(g) The Company maintains and has maintained copies of I-9 Employee Eligibility Verification Forms for all Persons it has employed, including those Persons it currently employs, since January 1, 2010, and is in compliance with the Immigration Reform and Control Act of 1986, as amended, respecting such current and former employees.

(h) The Company is not a party to any employment agreement with any of its employees.

4.14 Contracts.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth an accurate and complete list of each Contract to which the Company is a party to or otherwise bound by which falls within any of the following categories:

(i) any Contract that (A) limits or restricts in any material respect the Company from competing or engaging in any line of business or in any geographic area, (B) grants any “most favored nation” status to Persons other than the Company or (C) is a minimum purchase or “take or pay” Contract;

(ii) any Contract that by its terms limits the payment by the Company of dividends or other distributions to stockholders of the Company;

(iii) any Contract relating to indebtedness for borrowed money or any financial guaranty in excess of $250,000 individually;

(iv) any Contract that contains a put, call or similar right pursuant to which the Company could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(v) any material lease, sublease or other Contract with respect to the Leased Real Property;

(vi) any Contract with any customers of, or suppliers to, the Company which involved payments to or from the Company in the most recent 12 month period in excess of $250,000;

(vii) any Contract containing any standstill or similar provision pursuant to which the Company would be prohibited from acquiring assets or securities of another Person;

(viii) any Contract evidencing a partnership, joint venture or other similar arrangement;

(ix) any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of 5% or more of any class of capital stock of the Company (other than the Company) or any Affiliate of the foregoing, on the other hand, other than employment, indemnification, stock option or similar Contracts entered into in the ordinary course of business;

(x) any Contract relating to an acquisition, divestiture, merger or similar transaction that has continuing indemnification or other contingent payment obligations;

(xi) any Contract that is a license or other Contract pursuant to which (A) the Company has licensed or otherwise granted rights in or to any of the Company’s Intellectual Property Rights to any Person (other than standard non-disclosure Contracts in the ordinary course of business), or (B) any Person has licensed or sublicensed to the Company, or otherwise authorized the Company to use, any third-party Intellectual Property Rights (other than non-disclosure Contracts and standard, unmodified, off-the-shelf Software commercially available on standard terms from third-party vendors (e.g., Microsoft Windows));

(xii) any collective bargaining agreement or neutrality agreement with any labor union applicable to any employees of the Company (including any letters or memoranda of understanding, side letters, extension agreements, binding grievance settlements, arbitration awards or other binding modifications or interpretations of collective bargaining agreements);

(xiii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and

(xiv) any other Contract which by its terms would prohibit the consummation of the Merger or any other transaction contemplated by this Agreement.

Each Contract of the type described in this Section 4.14(a) is referred to herein as a “Company Material Contract.” Accurate and complete copies of each Company Material Contract have been made available by the Company to Parent, or publicly filed with the SEC, in each case prior to the date of this Agreement.

(b) (i) Each Company Material Contract is a valid and binding obligation of the Company and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, and is in full force and effect except that (x) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought; (ii) the Company has in all material respects performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract; and (iii) the Company has not received written notice of any material violation or material default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a material violation of or material default under) any Company Material Contract.

4.15 Litigation.

(a) There is no civil, criminal or administrative suit, claim, action, hearing, arbitration, investigation or other proceeding (a “Proceeding”), other than civil claims exclusively for money damages not in excess of $250,000, pending or, to the Knowledge of the Company, threatened against the Company.

(b) The Company is not subject to any outstanding order, writ, injunction, judgment, award, decree, ruling or determination of any Governmental Entity (each, an “Order”).

4.16 Environmental Matters.

(a) The Company is now and has been in compliance in all material respects with all applicable Environmental Laws. The Company has obtained, or has made timely and complete application for renewal of, and is in compliance in all material respects with, all Environmental Permits necessary for the conduct and operation of the Business as now being conducted.

(b) To the Company’s Knowledge, there is not now and there has not been any Hazardous Substances generated, treated, stored, transported, disposed of, released, or otherwise existing on, under, or emanating from, any property currently owned, leased or operated by the Company, or any property previously owned, leased or operated by the Company at the time the Company owned, leased or operated said property, except in compliance with, and as would not result in a Company Material Adverse Effect under, any applicable Environmental Laws.

(c) The Company has not received any written notice of alleged liability for, or any investigation or written inquiry regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law that has not been fully resolved.

(d) The Company is not subject to any Order or Contract with any Governmental Entity or any indemnity or other agreement with any third party relating to liability or obligations under any Environmental Law.

(e) The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of any environmental reports, studies, assessments, and other material environmental information in its possession relating to the Company and its current or former properties or operations.

4.17 Intellectual Property.

(a) General. Section 4.17(a) (i)-(iv) of the Company Disclosure Letter sets forth with respect to the Intellectual Property Rights registered or applied for in the name of, or otherwise owned or purported to be owned by, the Company (“Registered Intellectual Property”, and together with other Intellectual Property Rights owned or purported to be owned by the Company, the “Owned Intellectual Property”): (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed, the respective jurisdiction where filed, the date filed or issued, and the present status thereof; (ii) for each trademark, trade name or service mark that is registered, for which a pending application for registration has been filed, the application serial number or registration number, the jurisdiction where filed, the date filed or granted, and the classes of goods and/or services covered, in each case, if applicable; (iii) for any URL or Internet domain name, the registration date, any renewal date and name of the Internet domain name registrar; and (iv) for each copyrighted work for which a registration has been filed, the registration number, date of registration and the jurisdiction in which the copyright has been filed. All Intellectual Property Rights issued or registered to the Company are subsisting, valid and enforceable. Section 4.17(a)(x)-(y) of the Company Disclosure Letter lists (x) all licenses to Intellectual Property Rights granted to the Company and applicable to the Company Products and the Business (“Licensed Intellectual Property”), other than standard, unmodified, off-the-shelf Software commercially available on standard terms from third-party vendors (e.g., Microsoft Windows) and (y) all material unregistered Intellectual Property Rights.

(b) Sufficiency. The Company owns or has valid and sufficient rights to all Intellectual Property Rights and to use Technology that are used in the Business and that claim or cover the Company Products, or that are incorporated in or necessary for the design, manufacture, use, distribution or sale of the Company Products as currently marketed (collectively referred to herein as the “Material Intellectual Property”). To the Knowledge of the Company, the Material Intellectual Property (other than standard, unmodified, off-the-shelf Software commercially available on standard terms from third-party vendors (e.g., Microsoft Windows)) constitutes all Intellectual Property Rights and Technology necessary for the conduct of the Business as presently conducted, including for the design, manufacture, use, distribution and sale of the Company Products.

(c) Ownership. The Company exclusively owns the Owned Intellectual Property, free and clear of Liens (other than Permitted Liens). The Company’s rights in and to the Owned Intellectual Property will not be impaired or cease to be valid and enforceable, and no license to Licensed Intellectual Property will terminate or expire, or be modified adversely to the Company, in each case by reason of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Upon the Closing, the Company will continue to have the right to use all Licensed Intellectual Property on identical terms and conditions as the Company and the Company Subsidiaries enjoyed immediately prior to the Closing. All of the Company’s current and former employees, officers, contractors and consultants have executed valid and enforceable Intellectual Property Rights assignment and confidentiality agreements for the benefit of the Company.

(d) Absence of Claims; Non-infringement. Neither the conduct of the Business nor the design, manufacture, use, distribution or sale of the Company Products by the Company infringes, misappropriates or otherwise violates the Intellectual Property Rights of any other Person. No Proceedings have been instituted in the last three years or are pending, or to the Knowledge of the Company are threatened against, the Company, that challenge the Company’s ownership of Owned Intellectual Property or right to use the Licensed Intellectual Property. No interference, opposition, reissue, reexamination, or other similar proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity, or enforceability of any of the Owned Intellectual Property is being or has been, contested or challenged. Since January 1, 2007, the Company has not received any notice alleging the invalidity or unenforceability of the Owned Intellectual Property (excluding, for clarity, all correspondence with patent, trademark and copyright authorities with respect to ordinary course prosecution activities), or any infringement or misappropriation of any other Person’s Intellectual Property Rights by the Company. Since January 1, 2007, no Person has notified the Company that it is claiming any ownership of or right to use any Owned Intellectual Property. The Owned Intellectual Property is not subject to any outstanding Order of an arbitrator or court or other Governmental Entity affecting adversely the rights of the Company with respect thereto (excluding communications and decisions made in the ordinary course of patent, trademark and copyright prosecution). To the Knowledge of the Company, no Person has infringed upon, misappropriated or otherwise violated any rights in or to any of the Owned Intellectual Property, or is currently doing so.

(e) Licenses to Third Parties. Section 4.17(e) of the Company Disclosure Letter lists all Contracts pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right to use (whether or not currently exercisable), the Owned Intellectual Property. The Company is not bound by, and no Owned Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any of the Owned Intellectual Property anywhere in the world.

(f) Protection of Intellectual Property Rights. All of the registrations and pending applications with or to governmental or regulatory bodies with respect to the Owned Intellectual Property have been timely and duly filed, and prosecution of such applications has been diligently conducted, except in each case as the Company has elected in its reasonable business judgment to abandon or permit to lapse a registration or application, and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has taken all reasonably necessary steps (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers in connection with its assets or the Business) to safeguard and maintain the secrecy and confidentiality of Trade Secrets that are material to the Business.

(g) Software. The Company maintains and uses reasonable efforts to enforce policies and procedures regarding data security, privacy, data transfer and the use of data that enable the Company to comply with all applicable Laws, except where the failure to maintain and be in compliance with such policies would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has used commercially reasonable efforts to prevent the introduction into any Software owned by the Company, or into any computer system or network owned or controlled by the Company, and to the Company’s Knowledge such Software, systems and networks do not contain, any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: disrupting or disabling, the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed. To the Knowledge of the Company, since January 1, 2010, no Person has gained unauthorized access to any of the computer systems, networks or data used by the Company that would compromise to any material degree the value or confidentiality of such computer systems, networks or data or that would necessitate that the Company notify a third Person of such unauthorized access.

(h) Personal Data. The Company has a privacy policy (the “Privacy Policy”) regarding the collection and use of Personal Data by the Company, a correct and complete copy of which has been provided to Parent prior to the date hereof. The Company is in material compliance with all applicable Laws regarding the collection, use, transmission, storage and protection of Personal Data collected or used by the Company and used in connection with the applicable Privacy Policy, and no Person has gained unauthorized access to or made any unauthorized use of any such Personal Data. The Company has adequate security measures in place to protect Personal Data collected or used by the Company that is stored in its computer systems from unlawful use by any third party or any other use by a third party that would violate the Privacy Policy. The execution, delivery and performance of this Agreement, the consummation of Merger and the transactions contemplated hereby do not violate any Privacy Policy as it currently exists or as it existed at any time during which any Personal Data was collected or obtained by the Company. Upon the Closing, the Company will own all such Personal Data and continue to have the right to use such Personal Data on identical terms and conditions as the Company enjoyed immediately prior to the Closing. No actions are pending or, to the Knowledge of the Company, threatened against the Company relating to the collection or use of Personal Data.

4.18 Tax Matters.

(a) Tax Returns. The Company has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to the Company, and all such Tax Returns are true, complete and accurate in all material respects. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company for each of the three prior fiscal years. No written claim by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to material Taxes in such jurisdiction has been received by the Company in the past three years.

(b) Payment of Taxes. All material Taxes of the Company due and payable have been timely paid except for those Taxes that are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(c) Audits, Investigations or Claims. No deficiencies for a material amount of Taxes have been proposed or assessed in writing against any of the Company by any Governmental Entity. The Company (i) is not the subject of any currently ongoing Tax audit or other proceeding with respect to material Taxes and (ii) has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

(d) Tax Liens. There are no material Liens for Taxes upon the assets, properties or rights of the Company that are not provided for in the Company SEC Documents, except Permitted Liens for Taxes, which if determined adversely to the Company, would not individually or in the aggregate have a Material Adverse Effect.

(e) Tax Sharing Agreements. The Company has no liability under any agreement for the sharing, indemnification or allocation of Taxes (other than customary provisions for Taxes contained in credit, lease or other commercial agreements the primary purposes of which do not relate to Taxes).

(f) Other Entity Liability. The Company has no liability for the Taxes of any Person (other than Taxes of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by Contract or otherwise (excluding customary Tax indemnification provisions in ordinary course commercial Contracts not primarily relating to Taxes, such as gross-up obligations in financing agreements or Tax escalation provisions in leases).

(g) Withholding. The Company has withheld and, to the extent required by Law, paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(h) Spin-Offs. The Company has not been a “distributing corporation” or a “controlled corporation” (within the meaning of section 355 of the Code) in a transaction intended to qualify under section 355 of the Code within the past two years.

(i) Listed Transactions. The Company has not entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) Tax Rulings. No material closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any Governmental Entity with respect to the Company which are still in effect as of the date of this Agreement.

(k) Deferred Income Items. The Company will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction, the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of Section 481 of the Code, Section 108(i) of the Code, deferred income items or, in each case, any comparable provisions of state, local or foreign Tax law.

4.19 Insurance. Section 4.19 of the Company Disclosure Letter contains an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company (the “Insurance Policies”), accurate and complete copies of which have been made available to Parent. Each of the Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid and the Company is in compliance in all material respects with the terms and conditions of such Insurance Policies. Since September 30, 2012, the Company has not received any written notice regarding any invalidation or cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage.

4.20 Properties and Assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company has valid and subsisting ownership interests in all of the material tangible personal property reflected in the September 30, 2012 audited balance sheet included in the Company SEC Documents prior to the date hereof as being owned by the Company or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens and (ii) the tangible personal property owned by the Company is in good operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear.

4.21 Real Property.

(a) Section 4.21 of the Company Disclosure Letter sets forth a true and complete list of the leases, licenses and other occupancy agreements demising any Leased Real Property, including all amendments,

supplements and guarantees relating thereto (collectively, the “Leases”), which schedule also includes (i) the address of the parcel of Leased Real Property, (ii) the name of each party under such Lease, (iii) the expiration date of such Lease, (iv) the annual payments required to be made under such Lease and (v) a description of any obligations required of the tenant upon termination or expiration of such Lease. The Company has a good, valid and enforceable leasehold interest in and to each Leased Real Property granted to it pursuant to each applicable Lease, free and clear of all Liens, except Permitted Liens and except for lease payments arising under the terms of the Leases themselves.

(b) Each Lease is in full force and effect, unimpaired by any acts or omissions of the Company, and all rent and other sums and charges payable by the Company, as applicable, as tenant under any Lease are current, no notice or default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of Company or, to the Knowledge of the Company, the landlord, exists under any Lease, and no event has occurred and no condition exists which, with the giving of notice, the lapse of time, or both, would constitute such a default or termination event or condition. Prior to the date hereof, Parent has been supplied with, or has been given access to, true, correct and complete copies of the Leases (including all modifications, amendments, supplements, and guarantees) corresponding to the Leased Real Property.

(c) Other than the Leased Real Property listed in Section 4.21 of the Company Disclosure Letter, the Company does not own, lease, and/or use any real property or interest therein in the conduct of the Business. The Company does not own any real property, is not a party to any Contract to acquire any real property and does not otherwise have any obligation to acquire any real property.

(d) The Company has not received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened or affecting any portion of the Leased Real Property.

4.22 Opinion of Financial Advisor. The Company Board has received the opinion (the “Fairness Opinion”) of Piper Jaffray & Co. (the “Company Financial Advisor”) to the effect that, based upon and subject to the assumptions, qualifications and other matters set forth therein, as of the date of such opinion, the Merger Consideration to be received in the Merger by the holders of Company Common Stock is fair to such stockholders from a financial point of view. The Company has obtained the authorization of the Company Financial Advisor to include a copy of such opinion in the Company Proxy Statement.

4.23 Required Vote. The affirmative vote of the holders of Shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon (the “Required Vote”) is the only vote required of the holders of any class of capital stock of the Company to adopt this Agreement (the “Company Stockholder Approval”).

4.24 Brokers. Except for the Company’s obligations to Piper Jaffray & Co., neither the Company nor, to the Company’s Knowledge, any stockholder, director, officer, employee or Affiliate of the Company, has incurred or will incur on behalf of the Company, any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger. The Company has made available to Parent accurate and complete copies of all agreements between the Company and Piper Jaffray & Co., pursuant to which such firm would be entitled to any payment, commission, fees or expenses in connection with the Merger or any other transactions contemplated by this Agreement.

4.25 Related Party Transactions. There are no outstanding amounts payable to or receivable from, or advances by the Company to, and the Company is not otherwise a creditor or debtor to, or party to any material Contract or transaction with, any holder of 5% or more of the Company Common Stock or any director, officer, or Affiliate of the Company, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors and officers of the Company.

4.26 Specific Compliance with FDA, USDA and Other Food Regulations. Without limiting the generality of Section 4.6:

(a) The Company and all Company Products are in compliance, and have been in compliance during the previous three (3) years, in all material respects with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act, as amended, and the applicable regulations and requirements adopted by the U.S. Food and Drug Administration (the “FDA”) thereunder, the applicable regulations and requirements adopted by the U.S. Department of Agriculture (the “USDA”), all applicable statutes enforced by the U.S. Federal Trade Commission (“FTC”) and the applicable FTC regulations and requirements and any applicable requirements established by any state, local or foreign Governmental Entity responsible for regulating food products (together with the FDA and the USDA, collectively, the “Food Authorities”), and (ii) all terms and conditions imposed in any Company Permits granted to the Company by any Food Authority. The foregoing includes any applicable good manufacturing practices and sanitation requirements, labeling and advertising requirements, requirements relating to food or color additives, food standards, product composition requirements, testing requirements or protocols, recordkeeping or reporting requirements, monitoring requirements, packaging (including co-packing and re-packing) requirements, laboratory controls, storage and warehousing procedures, shipping requirements and shelf—life requirements.

(b) None of the Company, the Company Products or the facilities in which the Company Products are made or handled is subject (and none has been subject during the previous three (3) years) to any Adverse Finding (defined as any warning letter, untitled letter or other adverse correspondence or notice from the FDA, Notice of Intended Enforcement by the USDA or other adverse correspondence or notice from the USDA), recall, investigation, penalty assessment or other compliance or enforcement action by any Food Authority or any other Governmental Entity having responsibility for the regulation of food products, beyond observations on any FDA Form 483, Noncompliance Records from the USDA, or Notice of Violation from the State of California Health and Human Services Agency, Food and Drug Branch, to which the Company responded and which are not reasonably expected to be material to the Business; and, to the Company’s Knowledge, none of the entities which manufacture, process, package, supply ingredients for or distribute the Company Products is subject (or has been subject during the previous three (3) years) to any such adverse action with regard to a Company Product or a facility that manufactures a Company Product.

4.27 Company Proxy Statement. The Company Proxy Statement (and any amendment thereof) will not, when filed with the SEC and when first mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion therein. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

4.28 Independent Investigation. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Parent and Merger Sub set forth in Article 5 (including the related sections of the Parent Disclosure Letter); and (b) none of Parent, Merger Sub or any other Person has made any representation or warranty as to Parent, Merger Sub or this Agreement, except as expressly set forth in Article 5 (including the related sections of the Parent Disclosure Letter).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (with each exception set forth in the Parent Disclosure Letter being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of the Agreement and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the Parent Disclosure Letter), Parent and Merger Sub hereby represent and warrant to the Company as follows:

5.1 Organization and Qualification. Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Minnesota. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Parent has all requisite corporate power and authority, and Merger Sub has all requisite corporate power and authority, to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted. Each of Parent and Merger Sub is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the adoption and approval of this Agreement (following its execution) and the Merger by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

5.3 No Conflict. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the certificate of incorporation or by-laws or similar organizational and governing documents of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations and permits described in Section 5.4 have been obtained and all filings and notifications described in Section 5.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or any of their respective properties or assets; or (c) assuming that all consents, approvals, authorizations and permits described in Section 5.4 have been obtained and all filings and notifications described in Section 5.4 have been made and any waiting periods thereunder have terminated or expired, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of Parent, Merger Sub or any Parent Subsidiary pursuant to, any Contract, to which Parent, Merger Sub or any Parent Subsidiary is a party, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

5.4 Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or compliance by Parent or Merger Sub with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Articles of Merger as required by the NRS, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with the applicable requirements of the Exchange Act, (d) such filings as may be required under the rules and regulations of the NYSE or (e) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

5.5 Litigation.

(a) There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or challenges the validity of the Merger.

(b) Neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

5.6 Ownership of Company Common Stock.

(a) Neither Parent nor Merger Sub is, nor at any time during the last two years has it been, an “interested stockholder” of the Company as defined in NRS 78.423 (other than as contemplated by this Agreement and the Voting Agreements).

(b) Neither Parent nor any of the Parent Subsidiaries owns (beneficially or otherwise) any Shares or other Equity Interests in the Company or any options, warrants or other rights to acquire Company Common Stock or other Equity Interests in the Company (or any other economic interest through derivative securities or otherwise in the Company) (other than as contemplated by this Agreement and the Voting Agreements).

5.7 Financial Ability. Parent has entered into a commitment letter, dated as of the date hereof, with General Electric Capital Corporation, a true and complete copy of which has been delivered to the Company, reflecting such lender’s commitment (the “Commitment Letter”) to provide to Parent at Closing immediately available funds that, together with any funds to be supplied by Parent, will be sufficient to pay the Merger Consideration at Closing, and to pay all of Parent’s related fees and expenses. The Commitment Letter is in effect as of the date hereof, and has not been amended or modified, and the commitments contained in the Commitment Letter have not been withdrawn or rescinded in any respect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under the Commitment Letter.

5.8 Ownership of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.9 Management Arrangements. As of the date hereof, except as set forth in Section 5.9 of the Parent Disclosure Letter, none of Parent or Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

5.10 Brokers. Neither Parent, Merger Sub nor any of their respective stockholders, directors, officers, employees or Affiliates, has incurred or will incur on behalf of Parent, Merger Sub or any Parent Subsidiary, any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement.

5.11 Company Proxy Statement. The information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Company Proxy Statement (and any amendment thereof) will not, at the date first mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

5.12 Independent Investigation. Each of Parent and Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Each of Parent and Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article 4 (including the related sections of the Company Disclosure Letter); and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article 4 (including the related sections of the Company Disclosure Letter).

ARTICLE 6

COVENANTS

6.1 Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Letter or as permitted by any other provision of this Agreement, unless Parent will otherwise agree in writing (which agreement will not be unreasonably withheld, delayed or conditioned), the Company will conduct its operations in the ordinary course of business and use commercially reasonable efforts to preserve substantially intact its business organization and maintain existing relations and goodwill with customers, suppliers and employees in the ordinary course of business consistent with past practice. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1 of the Company Disclosure Letter or as permitted by any other provision of this Agreement, the Company will not (unless required by applicable Law) between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):

(a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of, or other Equity Interests in, the Company of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), of the Company, other than the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof in accordance with their terms;

(c) sell, pledge, dispose of, let lapse, abandon, assign, transfer, lease, license, guarantee, encumber, fail to keep in effect or maintain, or take any action, or fail to take any action, that could reasonably be expected to result in the loss, lapse, abandonment, invalidity or unenforceability of, any material right in, any material property, assets or business line of the Company (including any Intellectual Property), except for the disposition of products in the ordinary course of business consistent with past practice;

(d) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting or registration of its capital stock;

(e) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or any other securities, or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

(f) merge or consolidate the Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, or otherwise enter into any agreements imposing material restrictions on the assets, operations or businesses of the Company;

(g) enter into a new line of business (other than currently-projected extensions of existing product lines);

(h) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets (including any Intellectual Property Rights), other than acquisitions of assets (including the purchase of inventory, raw materials, equipment, goods, or other supplies) in the ordinary course of business consistent with past practice;

(i) incur any indebtedness for borrowed money, other than draws against the Revolving Credit Facility in the ordinary course of business that do not exceed $500,000 in the aggregate, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person for borrowed money;

(j) make any loans, advances, guarantees or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;

(k) terminate, cancel or amend any Company Material Contract, or cancel, modify or waive any rights thereunder, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract;

(e) make or authorize any capital expenditure in excess of the Company’s capital expenditure budget as disclosed to Parent prior to the date hereof, other than capital expenditures (i) that are not, in the aggregate, in excess of $100,000 and (ii) relating to frying equipment described on Section 6.1(l) of the Company Disclosure Letter, that do not exceed $1,067,942 in the aggregate;

(m) except to the extent required by (i) applicable Law, (ii) the existing terms of any Company Benefit Plan or (iii) contractual commitments or corporate policies with respect to severance or termination pay as in existence on the date hereof and listed on Section 6.1(m) of the Company Disclosure Letter: (A) increase in any manner the compensation, bonus or benefits payable or to become payable to its Service Providers, including any transaction or other change in control bonus payable as a result of the consummation of the Merger pursuant to any Company Benefit Plan or otherwise (except for increases in the ordinary course of business consistent with past practice in base salaries or base wages of employees other than Key Employees, up to a maximum of 2% increase for all employees in the aggregate); provided, that in no event shall James Rudis be entitled to receive in excess of $300,000 in the aggregate for transaction and other change of control bonuses payable as a result of the consummation of the Merger; (B) grant any additional rights to severance or termination pay to, or enter into any severance agreement with, any Service Provider, or establish, adopt, enter into or amend any Company Benefit Plan; (C) grant any new awards under any Company Benefit Plan, (D) amend or modify any outstanding award under any Company Benefit Plan, (E) take any action to amend, waive or accelerate the vesting criteria or vesting requirements of payment or increase the amount of any payment, of any compensation or benefit under any Company Benefit Plan or remove any existing restrictions in any Company Benefit Plans or awards made thereunder, (F) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan or (G) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable laws;

(n) (i) hire for new employment any individual to serve in any of the positions or roles of any Key Employee or any position performing a substantially similar role as any Key Employee, except that the Company may hire individuals to fill the positions set forth on Section 6.1(n) of the Company Disclosure Letter (ii) terminate any Key Employee without “cause” (as defined in the employment agreement between the Company and such Key Employee, or if no such employment agreement exists, as defined in the Company Stock Option Plans), (iii) layoff or terminate employees of the Company in any manner that would trigger obligations or liability under WARN or (iv) establish, renew, adopt, enter into, amend or terminate any Collective Bargaining Agreement, or conduct any labor negotiations without the involvement of a representative of Parent;

(o) forgive any loans to Service Providers or any of their respective Affiliates;

(p) make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity;

(q) encourage customers to make payments earlier than would otherwise reasonably be expected (based on past practice) to be made to the Company, or agree to payment terms or conditions with suppliers that are not consistent in all material respects with past practice;

(r) compromise, settle or agree to settle any Proceeding (including any Proceeding relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages not in excess of $100,000 individually or $200,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company;

(s) (i) make, change, or rescind any material Tax election, (ii) file any material amended Tax Return of the Company, (iii) or adopt or change any material method or period of Tax accounting, (iv) settle or compromise any material claim relating to Taxes; (v) surrender any material claim for a refund of Taxes; (vi) enter into any closing agreement with respect to material Taxes; or (vii) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment to the extent inconsistent with the Company’s past practices or other than in the ordinary course of business;

(t) write up, write down or write off the book value of any assets, except for depreciation and amortization and normal valuation adjustments to accounts receivable and inventory in accordance with GAAP consistently applied;

(u) pre-pay any long-term debt other than the pre-payment at Closing of amounts outstanding under the Revolving Credit Facility;

(v) form any Subsidiaries; or

(w) authorize or enter into any Contract or otherwise make any commitment, in each case to do any of the foregoing in clauses (a) through (v).

6.2 Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company is a party (which such Person will use commercially reasonable efforts to cause the counterparty thereto to waive), and except as would result in the loss or waiver of any attorney-client, work product or other applicable privilege, from the date of this Agreement to the Effective Time, the Company will, and will cause its directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives, (collectively, “Representatives” and, with respect to the Company, the “Company Representatives”) to: (i) provide to Parent and Merger Sub and their respective Representatives (the “Parent Representatives”) reasonable access at reasonable times during normal operating hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof (including Tax Returns) and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as Parent or the Parent Representatives may reasonably request, provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty made by the Company herein or any of the conditions to the obligations of the parties hereto under this Agreement. The information referred to in the previous sentence shall be subject to the Mutual Confidentiality Agreement, dated February 10, 2011, by and between the Company and Parent (the “Confidentiality Agreement”). No investigation or disclosure, pursuant to this Section 6.2 or otherwise, shall modify or supplement the representations and warranties of the Company in this Agreement, except as provided in the Company SEC Documents or in the Company Disclosure Letter in each case as and to the extent provided in the introductory paragraph to Article 4.

6.3 Acquisition Proposals.

(a) Except as permitted by this Section 6.3, the Company will, and it will cause the Company Representatives to:

(i) (A) immediately cease and cause to be terminated any solicitation, encouragement, activities, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal,

(B) take the necessary steps to promptly inform such Persons of the obligations set forth in this Section 6.3 (C) immediately instruct each Person that has previously executed a confidentiality agreement in connection with such Person’s consideration of an Acquisition Proposal to return to the Company or destroy any non-public information previously furnished to such Person or to any Person’s Representatives by or on behalf of the Company or any Company Subsidiary, and (D) enforce (and not release, waive, amend or modify the provisions of) any confidentiality, non-solicit, non-use or standstill agreements entered into with any Person; and

(ii) not, directly or indirectly: (A) solicit, initiate, seek or knowingly encourage or facilitate or take any action to solicit, initiate or seek or knowingly encourage or facilitate any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than Parent or Merger Sub, (C) furnish to any Person other than Parent or Merger Sub any information that the Company believes or should reasonably expect would be used in connection with, or for the purposes of formulating, any Acquisition Proposal, (D) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle or Contract providing for or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with the terms of the this Agreement) (each, an “Alternative Acquisition Agreement”) or (E) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company.

Without limiting the generality of the foregoing, the parties hereto acknowledge and hereby agree that any violation of the restrictions set forth in this Section 6.3 by any Company Representative will be deemed to be a breach of this Section 6.3 by the Company.

(b) From and after the date of this Agreement, the Company will promptly (and in any event within 24 hours) provide Parent with: (i) a written description of any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal (including any modification thereto), or any request for information that would reasonably be expected to lead to an Acquisition Proposal, that is received by the Company or any Company Subsidiary or any Company Representative from any Person (other than Parent or Merger Sub) including in such description the identity of the Person from which such inquiry, expression of interest, proposal, offer or request for information was received (the “Other Interested Party”); and (ii) a copy of each material written communication and a summary of each material oral communication transmitted by or on behalf of the Other Interested Party or any of its Representatives to the Company or any Company Representative or transmitted on behalf of the Company or any Company Representative to the Other Interested Party or any of its Representatives. Without limiting the foregoing, the Company will promptly (and in any event within 24 hours) notify Parent orally and in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.3(c).

(c) Notwithstanding anything to the contrary contained in Section 6.3(a), if prior to the time at which the Company Stockholder Approval is obtained (the “Subsequent Time”), (i) the Company has received a bona fide written Acquisition Proposal from a third party, (ii) such Acquisition Proposal was not solicited, initiated, encouraged or facilitated in material breach of the provisions of this Agreement, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the Company Board determines in good faith that the failure to take such actions would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then prior to but not after the Subsequent Time, the Company may take the following actions: (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and/or (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company (x) will not, and will not allow any Company Representative to, take any action contemplated by the foregoing clauses (A) or (B) without first entering into an Acceptable Confidentiality Agreement and (y) will promptly provide to Parent any information concerning the Company provided to such other Person that was not previously provided to Parent or the Parent Representatives.

(d) Subject to Section 6.3(e), neither the Company Board nor any committee thereof will (i) withhold, withdraw or qualify (or modify in a manner adverse to Parent) (or publicly propose to withhold, withdraw, qualify or so modify) the approval, recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (ii) adopt, approve, recommend, or otherwise declare advisable (or publicly propose to adopt, approve, recommend or otherwise declare advisable) the adoption of any Acquisition Proposal, (iii) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company, or (iv) authorize, commit, resolve or agree to take any such actions (each such action set forth in clauses (i) through (iv) being referred to as a “Change of Board Recommendation”).

(e) Notwithstanding anything to the contrary contained in this Article 6, if (i) the Company has received a bona fide written Acquisition Proposal from a third party that was not solicited, initiated, encouraged or facilitated in material breach of the provisions of this Agreement and that the Company Board determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms and conditions of this Agreement that have been delivered to the Company by Parent in writing during the Notice Period provided pursuant to this Section 6.3(e), that are binding and have been irrevocably committed to by Parent in writing, then the Company Board may, at any time prior to but not after the Subsequent Time, take the following actions: (y) effect a Change of Board Recommendation with respect to such Superior Proposal and (z) terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to the foregoing clause (z), and any purported termination pursuant to the foregoing clause (z) will be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Breakup Fee in accordance with Section 8.2(b); and provided, further, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) unless:

(i) the Company has, prior to the Subsequent Time, provided prior written notice to Parent, at least five Business Days in advance (the “Notice Period”), of the Company’s intention to take such action with respect to such Superior Proposal (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment will not, by itself, constitute a Change of Board Recommendation), which notice will specify the material terms and conditions of such Superior Proposal, (including the identity of the party making such Superior Proposal) and the Company has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal, including any definitive agreement with respect to such Superior Proposal; and

(ii) prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the Company negotiates, and causes the Company Representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and

(iii) after the expiration of the Notice Period, the Company Board determines in good faith, after consultation with its financial advisors and its outside counsel, and after taking into account any amendments to this Agreement that Parent and Merger Sub have irrevocably agreed in writing to make, that (x) such Acquisition Proposal constitutes a Superior Proposal and (y) making a Change of Board Recommendation and causing the Company to enter into such Alternative Acquisition Agreement with respect to such Superior Proposal is necessary in order for the members of the Company Board to comply with their fiduciary duties under applicable Law.

In the event of any material revisions to the financial or other material terms of such Acquisition Proposal, the Company will be required to deliver, prior to the Subsequent Time, a new written notice to Parent and to comply with the requirements of this Section 6.3(e) with respect to such Acquisition Proposal (provided that the Notice Period for any such subsequent notice shall be three Business Days).

(f) Nothing contained in this Agreement shall prohibit the Company (i) from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e–2(a) promulgated under the Exchange Act or complying with the provisions of Rule 14d–9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that the Company Board determines to make in good faith (after consultation with its outside counsel) in order to fulfill its fiduciary duties under, or in order to otherwise comply with, applicable Law, in each case, so long as (A) any such disclosure includes the Company Board Recommendation, without any modification or qualification thereof and (B) does not contain either an express Change of Board Recommendation or any other statements by or on behalf of the Company Board as would reasonably be expected to have the same effect as a Change of Board Recommendation.

6.4 Company Proxy Statement; Company Stockholder Meeting.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare a draft of the Company Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on such draft. Once such draft is in a form reasonably acceptable to Parent, the Company shall file the Company Proxy Statement with the SEC.

(b) The Company shall cause the Company Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and with the rules and regulations promulgated thereunder. The Company shall use commercially reasonable efforts to (i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of such comments or requests and (ii) cause the Company Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Company Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Company Proxy Statement and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent.

(c) The Company Proxy Statement shall include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation in accordance with Section 6.3.

(d) The Company shall use commercially reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of the adoption of this Agreement at the Company Stockholders Meeting and to obtain the Required Vote.

(f) The Company shall use reasonable best efforts so that the Company Proxy Statement shall not, at the time the Company Proxy Statement is first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Company Proxy Statement or necessary to make the statements in the Company Proxy Statement, in light of the circumstances under which they are made, not misleading; provided, however, that no such covenant or agreement is made by the Company with respect to information supplied by or on behalf of Parent, relating to Parent, Merger Sub or any Subsidiary of Parent, expressly for inclusion in the Company Proxy Statement.

(f) Parent shall use reasonable best efforts so that the information provided by Parent relating to Parent, Merger Sub or any Subsidiary of Parent expressly for inclusion in the Company Proxy Statement shall not, at the time the Company Proxy Statement is first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Company Proxy Statement or necessary to make the statements in the Company

Proxy Statement, in light of the circumstances under which they are made, not misleading. Any such information that is to be so provided or so confirmed shall be specifically identified and agreed upon in writing, in advance, by the Company and Parent.

(g) The Company shall take all necessary actions duly to call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable following the date of this Agreement for the sole purpose of voting on adoption and approval of this Agreement and the Merger.

6.5 Appropriate Action; Consents; Filings.

(a) The Company and Parent will use their commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain, or cause their Affiliates to obtain, from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the consummation of the transactions contemplated herein, including the Merger and (iii) as promptly as reasonably practicable, and in any event within ten Business Days after the date hereof, make, or cause their Affiliates to make, all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under the HSR Act. The Company and Parent will cooperate with each other in connection with (x) preparing and filing the Company Proxy Statement, (y) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Merger and (z) seeking any such actions, consents, approvals or waivers or making any such filings. The Company and Parent will furnish, and cause their Affiliates to furnish, to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

(b) The Company and Parent will give (or will cause their respective Affiliates to give) any notices to third parties, and use, and cause their respective Affiliates to use, their commercially reasonable efforts to obtain any third-party consents, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) required to be disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as applicable.

(c) Without limiting the generality of anything contained in this Section 6.5, each party hereto will, and will cause its respective Affiliates to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, the Department of Justice or any other Governmental Entity regarding the Merger. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit, and will cause its Affiliates to permit, authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

(d) Each of Parent, Merger Sub and the Company will, and will cause its Affiliates to, (i) cooperate and coordinate with each other in the making of any filings or submissions that are required to be made under any applicable Competition Laws or requested to be made by any Governmental Entity in connection with the transactions contemplated by this Agreement, (ii) supply each other or each other’s outside counsel with any information that may be required or requested by any Governmental Entity in connection with such filings or submissions, (iii) supply any additional information that may be required or requested by the FTC, the

Department of Justice or other Governmental Entities in which any such filings or submissions are made under any applicable Competition Laws as promptly as practicable, and (iv) use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under any applicable Competition Laws as soon as reasonably practicable.

(e) Nothing contained in this Section 6.5 will require, or be construed to require, Parent or any of its Affiliates to proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Effective Time, any of the assets, licenses, operations, rights, products or businesses held by Parent, the Company or any of their respective Affiliates prior to the Effective Time, or any interest therein, or to agree to any material change (including through a licensing arrangement) or restriction on, or other impairment of Parent’s or any of its Affiliates’ ability to own, manage or operate, any such assets, licenses, operations, rights, products or businesses, or any interest therein, or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation (any of the actions referred to in this Section 6.5(e), a “Non-Required Remedy”).

(f) Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

6.6 Public Announcements. The Company, Parent and Merger Sub agree that the initial joint press release and other announcements concerning the execution and delivery of this Agreement will be substantially in the form provided to each other prior to the date hereof (with such changes as the parties may mutually agree). Each of the Company, Parent and Merger Sub agrees that no subsequent public release or announcement concerning the transactions contemplated hereby will be issued by any party without the prior written consent of the Company and Parent (which consent will not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party or its Affiliates is subject, in which case the party required to make the release or announcement will use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

6.7 Employee Benefit Matters.

(a) For a period of twelve months following the Effective Time, Parent will provide, or will cause to be provided, to those employees of the Company who are not represented by a union and who continue to be employed by Parent and Parent Subsidiaries (individually, “Company Employee” and collectively, “Company Employees”) annual base salary or base wages that are substantially comparable to the annual base salary or base wages provided to similarly situated Parent employees. For a period of twelve months after the Effective Time, Parent will provide health and welfare benefits to Company Employees who work 40 hours per week or more that are substantially comparable to those provided to similarly situated Parent employees; provided, that Parent may elect to continue Company Employees who work 40 hours per week or more in their existing Company Benefit Plans for a transition period.

(b) For purposes of vesting, eligibility to participate and levels of benefits (but not benefit accrual under any defined benefit plan or frozen benefit plan of Parent or vesting under any equity incentive plan) under the 401(k) plan, severance pay plan, vacation plan, short term disability plan, active employee medical, dental, vision and prescription drug plan, active employee life insurance plan and service award of Parent and the Parent Subsidiaries in which Company Employees first become eligible to participate after the Effective Time (the “New Plans”), Parent shall, except as may be restricted by the insurance carriers of any such New Plan, credit each Company Employee with his or her years of service with the Company before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing will not apply for purposes of qualifying for subsidized early retirement benefits, retiree medical benefits or life benefits, or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Parent will cause (i) each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Company Benefit Plans in which such Company Employee participated immediately prior to the Effective Time, except as may be restricted by the insurance carriers of any such New Plan.

(c) From and after the date of this Agreement until the Effective Time, prior to making any written or formal oral communications to Service Providers pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, each party will provide the other party hereto with a copy of the intended communication, the other party hereto shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication; provided, however, that the foregoing shall not apply to any individualized communications between Parent and a Company Employee regarding such Company Employee’s service after the Closing or any individualized negotiations regarding offers of employment by Parent to such Company Employee for post-Closing service. Between the date of this Agreement and the Effective Time, the Company will use its commercially reasonable efforts to assist Parent in entering into Parent’s standard documents relating to compensation and benefits in respect of periods after the Effective Time with each of the Company Employees.

(d) Notwithstanding anything to the contrary herein or otherwise, neither Parent nor any of its Affiliates shall have any obligation to provide to Company Employees (i) a defined benefit pension plan (or benefits), (ii) post-retirement health, welfare or life insurance benefits, (iii) retention or change of control bonus plans or (iv) equity-based compensation, and such items shall not be required to be taken into account for purposes of determining the comparability of compensation provided to Company Employees as of immediately prior to the Effective Time; provided, however, that Parent shall cause the Company and the Surviving Corporation to honor any employment and welfare benefits Contracts in place at the time of execution of this Agreement and at the Effective Time and that are set forth on Section 6.7(d) of the Company Disclosure Letter.

(e) Nothing in this Agreement will require the continued employment of any Person, and except as expressly set forth in this Section 6.7 and as set forth on Section 6.7(e) of the Company Disclosure Letter, no provision of this Agreement will prevent Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan or benefit plans of any Parent or Parent Subsidiaries.

(f) The Company and Parent acknowledge and agree that all provisions contained in this Section 6.7 with respect to employees are included for the sole benefit of the respective parties and will not create any right in any other Person, including any current or former Service Providers, any participant in any Company Benefit Plan or any beneficiary thereof, nor will require the Company to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any employee or former employee of the Company, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

6.8 Indemnification of Directors and Officers.

(a) For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will indemnify and hold harmless all past and present directors and officers of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Articles, the Company Bylaws and indemnification agreements (the “Indemnity Provisions”) in existence on the date of this Agreement with any past and present directors and officers of the Company arising out of acts or omissions in their capacity as directors or officers of the Company or any Company Subsidiary occurring at or prior to the Effective Time. Parent and the Surviving Corporation will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceedings with respect to the matters subject to indemnification pursuant to this Section 6.8(a) in accordance with the procedures set forth in the Indemnity Provisions in existence on the date of this Agreement.

(b) For a period of six years from and after the Effective Time, to the extent consistent with applicable Law, Parent will cause the articles of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of past and present directors and officers of the Company for periods at or prior to the Effective Time than are currently set forth in the Company Articles and Company Bylaws. Parent will cause the indemnification agreements in existence on the date of this Agreement with any of the past and present directors, officers or employees of the Company to continue in full force and effect in accordance with their terms following the Effective Time.

(c) For six years from and after the Effective Time, Parent will cause the Surviving Corporation to maintain for the benefit of the Company’s directors and officers, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy (accurate and complete copies which have been previously provided to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation will not be required to pay a premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, Parent will cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the obligations thereunder. If the Company elects to purchase such prepaid policies prior to the Effective Time, the Company (i) will not purchase policies with claims limits in excess of the Company’s current policies or expend in connection therewith an amount in excess of 300% of the last annual premium paid prior to the date of this Agreement, and (ii) will consult and reasonably coordinate with Parent in connection with such purchase.

(d) In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in this Section 6.8.

(e) The obligations under this Section 6.8 will (i) continue, notwithstanding any six year limitation referred to above, until the final disposition of any action, suit, proceeding or investigation brought or commenced during such six year period and (ii) not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.8 applies will be third party beneficiaries of this Section 6.8).

6.9 Anti-takeover Laws. The Company and the Company Board shall take all actions as may be necessary to ensure that no Anti-takeover Law or similar Law is or becomes applicable to this Agreement, the Voting Agreements, the Merger or any of the other transactions contemplated by this Agreement.

6.10 Parent Agreement Concerning Merger Sub. Parent agrees to cause Merger Sub to comply with its obligations under this Agreement.

6.11 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Shares or Company Options pursuant to this Agreement, and the Merger will be an exempt transaction for purposes of Section 16.

6.12 Stock Exchange Delisting; Deregistration. The Company and Parent will cooperate and use their respective reasonable best efforts to cause the delisting of the shares of Company Common Stock from the NYSE and the deregistration of such shares as promptly as practicable following (and not prior to) the Effective Time in compliance with applicable Law.

6.13 Stockholder Litigation. The Company will promptly provide Parent with any pleadings and correspondence relating to any Proceedings involving the Company or any of its officers or directors relating to this Agreement or the transactions contemplated hereby and will keep Parent reasonably informed regarding the status of any such Proceedings. The Company will consult and reasonably coordinate with Parent with respect to the defense or settlement of any such Proceeding, and no such settlement will be agreed to without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned).

6.14 FIRPTA Certificate. On or prior to the Effective Time, the Company shall deliver to Parent a certificate or certificates in compliance with Treasury Regulations Section 1.1445-2, certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

6.15 Financing. Parent shall use commercially reasonable efforts to satisfy all conditions within the control of Parent that are required to obtain the financing under the Commitment Letter (the “Financing”) in a manner so as not to unreasonably delay the consummation of the transactions contemplated hereby in accordance with the terms hereof; provided, that, in the event that such Financing is not obtained from the sources referred to in the Commitment Letter, Parent shall use its commercially reasonable efforts to obtain financing from other sources (the “Alternative Financing”) as promptly as practicable (it being understood that Parent will not be required to accept financing that would be on economic terms (including restrictive covenants) that would be materially worse in the aggregate to Parent than the economic terms associated with the Financing). The Company shall, and shall cause the Company Representatives to, cooperate with Parent in order for Parent to obtain the Financing or Alternative Financing, as applicable, and the repayment of any indebtedness of the Company as may be reasonably requested by Parent, including (a) with reasonable notice from Parent, participating on a timely basis in meetings, presentations, road shows, drafting sessions, and due diligence sessions, (b) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including financial information contemplated by the Commitment Letter, (c) cooperating with the marketing efforts of Parent and its financing sources for any debt to be raised to complete the transactions contemplated hereby, (d) facilitating the pledging of collateral, (e) assisting Parent in procuring accountants’ comfort letters, officer’s certificates and other customary documentation generally required by debt financings of the types contemplated by the Commitment Letter, in each case as reasonably requested by Parent and (f) arranging for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness of the Company contemplated by Parent to be paid off, discharged and terminated on the Closing Date; provided, that: (w) such cooperation does not materially interfere with the daily operations of the Company; (x) Parent shall reimburse the Company for any and all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection therewith; (y) any pledge of collateral, guarantee, financial commitment or any other financial obligation requested of the Company by Parent in connection therewith shall be effective as and contingent upon the Closing; and (z) such cooperation would not otherwise result in a Company Material Adverse Effect.

6.16 Automatic Extension of Contract. The Co-Manufacturing Agreement is currently terminable on November 30, 2013 if either Parent or the Company gives notice of termination to the other on or before May 31, 2013. These dates shall be automatically extended for any time period after May 31, 2013 that this Agreement has not been terminated pursuant to Article 8 such that Parent and the Company shall each have thirty (30) days from the date of termination of this Agreement to provide notice to the other of termination of the Co-Manufacturing Agreement, in which case the date of termination of the Co-Manufacturing Agreement shall be the last day of the month that is six (6) months following the date of the termination notice.

6.17 Repayment of Revolving Credit Facility. Immediately prior to, or concurrently with, Closing, the Company shall use its cash on hand to repay the Revolving Credit Facility. To the extent that, at that time, the Company’s cash on hand is insufficient to repay the Revolving Credit Facility in full, Parent shall pay the shortfall so that, effective at the Closing, the Revolving Credit Facility shall have a zero balance and will be terminated.

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE MERGER

7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

(a) This Agreement shall have been duly adopted by the Required Vote at a duly called Company Stockholders Meeting.

(b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c) (i) No Specified Governmental Entity shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or imposing a Non-Required Remedy, (ii) there shall not be pending, or threatened in writing, any Proceeding by any Specified Governmental Entity seeking to restrain or prohibit the consummation of the Merger or to impose a Non-Required Remedy, other than in connection with any Proceeding involving the Company or any of its officers or directors relating to this Agreement or the transactions contemplated hereby which is brought by or on behalf of stockholders of the Company, whether as an individual or a purported class or derivative action; and (iii) there shall be no statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or which is deemed applicable pursuant to an authoritative interpretation by or on behalf of a Governmental Entity to the Merger, other than the application to the Merger of applicable waiting periods under the HSR Act, that has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger or imposing a Non-Required Remedy.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

(a) (i) Each representation or warranty of the Company contained in Section 4.1, Section 4.2, Section 4.3, Section 4.11(b), Section 4.22, Section 4.23 and Section 4.24 of this Agreement shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time) and (ii) all other representations and warranties of the Company contained in this Agreement (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except with respect to this clause (ii) as has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Company Material Adverse Effect.

(b) The Company shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Since the date of this Agreement, there shall have not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which has had or reasonably would be expected to have a Company Material Adverse Effect.

(d) Parent shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in subsections (a), (b) and (c) of this Section 7.2 have been satisfied.

(e) The Company shall have obtained the consent, approval or other authorization of each Person that is not a Governmental Entity and whose consent, approval or authorization is required in connection with the valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger, in each case, except where the failure to obtain any such consent, approval or authorization would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company shall have obtained the third party consents set forth on Section 7.2(f) of the Company Disclosure Letter in form and substance reasonably acceptable to Parent.

7.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger will be subject to the satisfaction or (to the extent permitted by applicable Law) written waiver at or prior to the Effective Time of each of the following conditions:

(a) Each representation or warranty of Parent and Merger Sub contained in the Agreement (without giving effect to any references to any Parent Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except for any representation and warranty that is expressly made as of a specific date or time, which needs only be true and correct in all respects as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Parent Material Adverse Effect.

(b) Each of Parent and Merger Sub shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) The Company shall have received a certificate of Parent, executed by an executive officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 7.3 have been satisfied.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after adoption of this Agreement by the stockholders of the Company or of Merger Sub:

(a) by mutual written consent of Parent and the Company, by action of their respective Boards of Directors, at any time prior to the Effective Time;

(b) by either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity has issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or imposing a Non-Required Remedy, which Order or other action has become final and nonappealable (which Order the party seeking to terminate this Agreement has used commercially reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 6.5);

(c) by either the Company or Parent, if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting (or adjournment or postponement of the Company Stockholders Meeting) and the Required Vote is not obtained;

(d) by Parent, at any time prior to the Effective Time if a Triggering Event has occurred;

(e) by the Company, concurrently with the Company Board’s causing the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.3(e); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available unless the Company shall have complied in all material respects with Section 6.3;

(f) by Parent or the Company, if the Effective Time has not occurred on or before November 14, 2013 (the “Outside Date”); provided, that neither Parent, on the one hand, nor the Company, on the other hand, may terminate this Agreement pursuant to this Section 8.1(f) if such party’s material breach of this Agreement was the proximate cause of the failure of the Effective Time to occur as of the time of such termination;

(g) by Parent, if: (i) there is an Uncured Inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, such that any condition to the Merger in Section 7.2(a) or Section 7.2(b) is not satisfied, (ii) Parent has delivered to the Company written notice of such Uncured Inaccuracy or breach (a “Breach Notice”) and (iii) either such Uncured Inaccuracy or breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date and (y) the thirtieth calendar day after delivery of such Breach Notice to the Company; provided, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at such time, there is an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or a breach of any covenant of Parent or Merger Sub contained in this Agreement, in any case, which Uncured Inaccuracy or breach would result in the failure to satisfy any condition to the Merger contained in Section 7.3(a) or Section 7.3(b);

(h) by the Company, if: (i) there is an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or breach of any covenant of Parent or Merger Sub contained in this Agreement such that any condition to the Merger in Section 7.3(a) or Section 7.3(b) is not satisfied, (ii) the Company has delivered to Parent written notice of such Uncured Inaccuracy or breach and (iii) either such Uncured Inaccuracy or breach is not capable of cure or, if curable, has not been cured in all material respects prior to the earlier of (x) the Outside Date and (y) the thirtieth calendar day after delivery of such written notice to Parent; provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(h) if, at such time, there is an Uncured Inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, which Uncured Inaccuracy or breach would result in the failure to satisfy any condition to the Merger contained in Section 7.2(a) or Section 7.2(b); or

(i) by the Company if (i) all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived as of such date of termination (or, with respect to conditions capable of being satisfied only at Closing, upon an immediate Closing, would be satisfied as of such Closing), (ii) the Company is ready, willing and able to effect the Closing in accordance with the terms hereof and (iii) Parent and Merger Sub have breached their obligation to consummate the Merger in accordance with this Agreement and remain in breach five Business Days following written demand by the Company.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement will forthwith become void and of no effect, and there will be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors except with respect to this Section 8.2 and Article 9, subject to the limitations in Section 8.3.

(b) In the event that this Agreement is terminated pursuant to Section 8.1(d) or Section 8.1(e), then the Company will pay to Parent concurrent with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent (A) a termination fee of $2,426,450.00 (the “Breakup Fee”) plus (B) the Expense Reimbursement Amount.

(c) In the event that this Agreement is terminated pursuant to (i) Section 8.1(c), (ii) Section 8.1(g) or (iii) Section 8.1(f) in circumstances where Parent would have had the right to terminate pursuant to Section 8.1(g) but for such termination pursuant to Section 8.1(f), then, in any such case, not later than three Business Days following the date of such termination, the Company will pay to Parent the Expense Reimbursement Amount.

(d) In the event that this Agreement is terminated pursuant to Section 8.1(c), Section 8.1(f) or Section 8.1(g), and prior to the date of termination of this Agreement an Acquisition Proposal shall have been made known to the Company Board and is not definitively withdrawn prior to the tenth calendar day prior to the date of termination (with respect to any termination pursuant to Section 8.1(c) or Section 8.1(f)) or the fifth calendar day prior to the delivery of the applicable Breach Notice (with respect to any termination pursuant to Section 8.1(g)), and on or prior to the 18-month anniversary of the termination of this Agreement, (x) the Company enters into a definitive written agreement providing for the consummation of any Acquisition Proposal or (y) any Acquisition Proposal is consummated, then on the earlier to occur of the event described in clause (x) of this sentence and the event described in clause (y) of this sentence, the Company will pay to Parent (A) the Breakup Fee and (B) the excess of the Expense Reimbursement Amount over any amount previously paid in respect of the Expense Reimbursement Amount pursuant to Section 8.2(c) (provided, that for purposes of this Section 8.2(d), the term “Acquisition Proposal” will have the meaning assigned to such term in Section 1.1, except that the references to “20%” will be deemed to be references to “a majority”).

(e) In the event that this Agreement is terminated pursuant to (i) Section 8.1(h) or (ii) Section 8.1(f) in circumstances where the Company would have had the right to terminate pursuant to Section 8.1(h) but for such termination pursuant to Section 8.1(f), then, in any such case, not later than three Business Days following the date of such termination, Parent will pay to the Company the Expense Reimbursement Amount.

(f) In the event this Agreement is terminated pursuant to Section 8.1(i), not later than two Business Days following the date of such termination, Parent will pay to the Company (A) a termination fee of $2,426,450.00 (the “Reverse Termination Fee”) plus (B) the Expense Reimbursement Amount.

(g) All payments under this Section 8.2 will be made by wire transfer of immediately available funds to an account designated in writing by Parent. Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this

Agreement, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (iii) any amount payable pursuant to this Section 8.2 does not constitute a penalty but is liquidated damages, in a reasonable amount that will compensate the respective parties in the circumstances in which such amount is payable for their respective efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if either party to this Agreement fails to promptly pay the amount payable when due pursuant to this Section 8.2 (such party, the “Owing Party”), and in order to obtain such payment, the other party commences a suit that results in a judgment against the Owing Party for the unpaid amount, the Owing Party will pay to such other party, from the date such payment was required to be made, interest at the Default Rate on such unpaid amount as determined in the judgment.

8.3 Limitations.

(a) Notwithstanding anything to the contrary contained in this Agreement, in any circumstance in which the Breakup Fee and/or the Expense Reimbursement Amount, as applicable, is required to be paid to Parent pursuant to Section 8.2 as a result of a termination of this Agreement, Parent’s right to receive the Breakup Fee and/or the Expense Reimbursement Amount, as applicable, pursuant to Section 8.2 (including any right to receive any remaining Expense Reimbursement Amount pursuant to Section 8.2(d) following a payment pursuant to Section 8.2(c)), and any interest payable pursuant to Section 8.2(g), shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of Parent and its Affiliates against the Company and its Affiliates for any loss suffered as a result of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon such termination and receipt of the full amount of the Breakup Fee and/or the Expense Reimbursement Amount payable hereunder, if any, and any interest thereon payable pursuant to Section 8.2(g), none of the Company or any of its Affiliates or Representatives shall have any further liability or obligation, including consequential, indirect or punitive damages, relating to or arising out of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith; provided, that the foregoing shall not impair the rights of Parent to obtain injunctive relief pursuant to Section 9.12 prior to any termination of this Agreement. The maximum aggregate monetary liability of the Company and its Affiliates for any loss suffered as a result of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to the Breakup Fee and/or the Expense Reimbursement Amount payable hereunder, if any, and any interest thereon payable pursuant to Section 8.2(g), and in no event shall Parent, Merger Sub or any of their respective Affiliates or Representatives seek to recover any money damages (including consequential, indirect or punitive damages) in excess of such amount.

(b) Notwithstanding anything to the contrary contained in this Agreement, in any circumstance in which the Reverse Termination Fee and/or the Expense Reimbursement Amount is required to be paid to the Company pursuant to Section 8.2 as a result of a termination of this Agreement, the Company’s right to receive the Reverse Termination Fee and/or the Expense Reimbursement Amount, as applicable, pursuant to Section 8.2, and any interest payable pursuant to Section 8.2(g), shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of the Company and its Affiliates against Parent, Merger Sub, the financing sources and their respective Affiliates for any loss suffered as a result of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon such termination and receipt of the full amount of the Reverse Termination Fee and/or the

Expense Reimbursement Amount payable hereunder, if any, and any interest thereon payable pursuant to Section 8.2(g), none of Parent, Merger Sub, the financing sources or any of their respective Affiliates or Representatives (the “Parent Group”) shall have any further liability or obligation, including consequential, indirect or punitive damages, relating to or arising out of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith. No Parent Group member, except Parent and Merger Sub to the extent set forth herein, shall have any liability for any obligation or liability of the parties pursuant to this Agreement or for any claim for any loss suffered as a result of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise. The maximum aggregate monetary liability of Parent, Merger Sub and their respective Affiliates for any loss suffered as a result of any breach of this Agreement (including any willful and material breach), or the failure of the transactions contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, shall be limited to the Reverse Termination Fee and/or the Expense Reimbursement Amount payable hereunder, if any, and any interest thereon payable pursuant to Section 8.2(g), and in no event shall the Company or any of its Affiliates or Representatives seek to recover any money damages (including consequential, indirect or punitive damages) in excess of such amount.

8.4 Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or of Merger Sub; provided, however, that, after adoption of this Agreement by such stockholders, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

8.5 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 9

GENERAL PROVISIONS

9.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time.

9.2 Fees and Expenses. Subject to Section 8.2 and except as otherwise expressly provided herein, all Expenses incurred by the parties hereto will be borne solely and entirely by the party which has incurred the same.

9.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained) or (ii) on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Bellisio Foods, Inc.

1201 Harmon Place

Suite #302

Minneapolis, MN 55403

Attention: Joel Conner

Facsimile: (612) 337-8427

with a copy to:

Centre Partners Management LLC

825 Third Avenue, 40th Floor

New York, NY 10022

Attn: Bruce Pollack

Facsimile: (212) 758-1830

with a copy to (for information purposes only):

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: John M. Scott

 Steven J. Williams

Facsimile No.: (212) 757-3990

If to the Company, addressed to it at:

Overhill Farms, Inc.

2727 E. Vernon Avenue

Vernon, CA 90058

Attention: James Rudis, President

Facsimile No.: (323) 582-6418

with a copy to (for information purposes only):

Rutan & Tucker, LLP

611 Anton Boulevard, Suite 1400

Costa Mesa, CA 92626

Attention: Gregg Amber

 Garett Sleichter

Facsimile No.: (714) 546-9035

9.4 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.5 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by reason of any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.6 Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Letter and Company Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and.

9.7 No Third Party Beneficiaries. Except as provided in Section 6.8 only, the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.8 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

9.8 Assignment. The Agreement will not be assigned by any party hereto by operation of Law or otherwise without the prior written consent of the other parties hereto, provided, that Parent or Merger Sub may assign any of their respective rights and obligations to any of their respective Affiliates or to any financing source for security purposes, and the enforcement of all rights and remedies that Parent or Merger Sub, as applicable, has against the Company, but no such assignment will relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

9.9 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision.

9.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement will be governed by, and construed in accordance with, the Laws of the State of Nevada, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any California State or federal court located in Los Angeles County, in the State of California, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

9.12 Specific Performance. The Company agrees that irreparable damage would occur and that Parent and Merger Sub would not have any adequate remedy at Law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement in accordance with its terms, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 9.10(b), this being in addition to any other remedy to which they are entitled at Law or in equity.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OVERHILL FARMS, INC.

By:	/s/ James Rudis
Name: James Rudis
Title: President and Chief Executive Officer

BELLISIO ACQUISITION CORP.

By:	/s/ John Stiker
Name: John Stiker
Title: Vice President

BELLISIO FOODS, INC.

By:	/s/ John Stiker
Name: John Stiker
Title: Secretary

[Signature Page – Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

OVERHILL FARMS, INC.

Pursuant to the provisions of Nevada Revised Statutes 78.390 and 78.403, the undersigned officer of Overhill Farms, Inc., a Nevada corporation, does hereby certify as follows:

A. The Agreement and Plan of Merger, dated as of [        ], 2013, by and among Bellisio Foods, Inc., a Minnesota corporation, Bellisio Acquisition Corp., a Nevada corporation, and Overhill Farms, Inc. (the “Merger Agreement”) provides for the amendment and restatement of the corporation’s articles of incorporation as set forth below.

B. The Merger Agreement, and the amendment and restatement of the corporation’s articles of incorporation contemplated thereby and hereby, have been duly approved by the board of directors of the corporation and at least a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C. This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

OVERHILL FARMS, INC.

ARTICLE I

NAME

The name of the corporation is Overhill Farms, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

PURPOSE

The Corporation is formed for the purpose of engaging in any lawful activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the Corporation shall consist of one thousand (1,000) shares of common stock, par value $0.001 per share.

ARTICLE V

DIRECTORS

The members of the governing board of the Corporation are styled as directors. The Board of Directors shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The current Board of Directors consists of [            (            )] directors. The number of directors may be changed from time to time in such manner as provided in the Bylaws of the Corporation.

ARTICLE VI

INDEMNIFICATION; EXCULPATION

Section 1. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 2. Limitation on Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

Section 3. Repeal and Conflicts. Any repeal or modification of Section 1 or Section 2 of this Article VI approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 1 or Section 2 of this Article VI and any other Article of the Corporation’s Articles of Incorporation, the terms and provisions of Section 1 and/or Section 2 of this Article VI shall control.

*    *    *    *

IN WITNESS WHEREOF, I have executed this Certificate of Third Amended and Restated Articles of Incorporation of Overhill Farms, Inc. as of [        ], 2013.

Name:
Title:

EXHIBIT B

THIRD AMENDED AND RESTATED BYLAWS

OF

OVERHILL FARMS, INC. a

Nevada corporation

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office and place of business of Overhill Farms, Inc., a Nevada corporation (the “Corporation”), shall be established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2 Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Third Amended and Restated Bylaws (as further amended from time to time, these “Bylaws”).

Section 2.2 Special Meetings.

(a) Subject to any rights of stockholders set forth in the articles of incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”), special meetings of the stockholders may be called only by the chairman of the board or the chief executive officer, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the Board of Directors or the holders of not less than a majority of the voting power of the Corporation’s stock entitled to vote. Such request shall state the purpose or purposes of the meeting.

(b)	No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3 Place of Meetings. Any meeting of the stockholders of the Corporation may be held at the Corporation’s registered office in the State of Nevada or at such other place in or out of the State of Nevada and the United States as may be designated in the notice of meeting. A waiver of notice signed by all stockholders entitled to vote thereat may designate any place for the holding of such meeting.

Section 2.4 Notice of Meetings; Waiver of Notice.

(a) The chief executive officer, if any, the president, any vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of electronic communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the Nevada Revised Statutes (“NRS”), including, without limitation, NRS 78.379, 92A.120 or 92A.410.

(b) In the case of an annual meeting, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenters’ rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting (unless the NRS requires delivery to all stockholders of record, in which case such notice shall be delivered to all such stockholders) at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws, may be given pursuant to the forms of electronic transmission listed herein, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d) The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(e) Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5 Determination of Stockholders of Record.

(a) For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b) The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent must be determined. The date set by the Board of Directors must not precede or be more than ten (10) days after the date the resolution setting such date is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution setting a date upon which the stockholders of record entitled to give written consent must be determined and

(i) no prior action by the Board of Directors is required by the NRS, then the date shall be the first date on which a valid written consent is delivered to the Corporation in accordance with the NRS and these Bylaws; or

(ii) prior action by the Board of Directors is required by the NRS, then the date shall be the close of business on the date that the Board of Directors adopts the resolution.

(c) If no record date is fixed pursuant to Section 2.5(a) or Section 2.5(b), the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Section 2.6 Quorum; Adjourned Meetings.

(a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

(b) If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7 Voting.

(a) Unless otherwise provided in the NRS, the Articles of Incorporation or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent.

(b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver , the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, the chief executive officer, if any, the president or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d) Notwithstanding anything to the contrary contained herein and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned or held by it, and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i) If only one person votes, the vote of such person binds all.

(ii) If more than one person casts votes, the act of the majority so voting binds all.

(iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h) If a quorum is present, directors shall be elected by a plurality of the votes cast.

Section 2.8 Actions at Meetings Not Regularly Called; Ratification and Approval.

(a) Whenever all persons entitled to vote at any meeting consent, either by: (i) a writing on the records of the meeting or filed with the secretary, (ii) presence at such meeting and oral consent entered on the minutes, or (iii) taking part in the deliberations at such meeting without objection, such meeting shall be as valid as if a meeting were regularly called and noticed.

(b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

(c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

(d) Such consent or approval may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

Section 2.9 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.10 Meetings Through Electronic Communications. Stockholders may participate in a meeting of the stockholders by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). Participation in a meeting pursuant to this Section 2.10 constitutes presence in person at the meeting.

Section 2.11 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the holders of the voting power that would be required to approve such action at a meeting. A meeting of the stockholders need not be called or noticed whenever action is taken by written consent. The written consent may be signed in multiple counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the stockholders.

Section 2.12 Organization.

(a) Meetings of stockholders shall be presided over by the chairman of the board, or, in the absence of the chairman, by the vice chairman of the board, if any, or if there be no vice chairman or in the absence of the vice chairman, by the chief executive officer, if any, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, or, in the absence of any of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation by the Board of Directors, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chairman of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) The chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.13 Consent to Meetings. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

ARTICLE III

DIRECTORS

Section 3.1 General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

Section 3.2 Number, Tenure, and Qualifications. The Board of Directors shall consist of at least one (1) individual and not more than ten (10) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors or the stockholders without amendment to these Bylaws or the Articles of Incorporation. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors as is hereinafter provided.

Section 3.3 Chairman of the Board. The Board of Directors may elect a chairman of the board from the members of the Board of Directors, who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law. If no chairman of the board is appointed or if the chairman is absent from a Board meeting, then the Board of Directors may appoint a chairman for the sole purpose of presiding at any such meeting. If no chairman of the board is appointed or if the chairman is absent from any stockholder meeting, then the president shall preside at such stockholder meeting. If the president is absent from any stockholder meeting, the stockholders may appoint a substitute chairman solely for the purpose of presiding over such stockholder meeting.

Section 3.4 Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chairman of the board, if any, the president or the secretary, or in the absence of all of them, any other officer of the Corporation.

Section 3.5 Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed, at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.6 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected, the Board of Directors, including directors newly elected, shall hold its annual meeting without call or notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required.

Section 3.7 Special Meetings. Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called only by the chairman of the board, if any, or if there be no chairman of the board, by the chief executive officer, if any, or by the president or the secretary, and shall be called by the chairman of the board, if any, the chief executive officer, if any, the president, or the secretary upon the request of at least a majority of the Board of Directors. If the chairman of the board, or if there be no chairman of the board, each of the chief executive officer, the president, and the secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least a majority of the Board of Directors.

Section 3.8 Place of Meetings. Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.9 Notice of Meetings. Except as otherwise provided in Section 3.6, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least twenty-four (24) hours before the time of such meeting, a copy of a written notice of any meeting (a) by delivery of such notice personally, (b) by mailing such notice postage prepaid, (c) by facsimile, (d) by overnight courier, (e) by telegram, or (f) by electronic transmission or electronic writing, including, without limitation, e-mail. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via facsimile, by electronic transmission or electronic writing, including, without limitation, e-mail, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.10 Quorum; Adjourned Meetings.

(a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.11 Manner of Acting. Except as provided in Section 3.13, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 3.12 Meetings Through Electronic Communications. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at the meeting

Section 3.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.14 Powers and Duties.

(a) Except as otherwise restricted by Chapter 78 of the NRS or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit.

(b) The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

(c) The Board of Directors may, by resolution passed by at least a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.15 Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.15, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.16 Organization. Meetings of the Board of Directors shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the vice chairman, if any, or in his or her absence by a chairman chosen at the meeting. The secretary, or in the absence, of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

ARTICLE IV

OFFICERS

Section 4.1 Election. The Board of Directors shall elect or appoint a president, a secretary and a treasurer or the equivalents of such officers. Such officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices.

Section 4.2 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4 Chief Executive Officer. The Board of Directors may elect a chief executive officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation and perform such other duties and have such other powers which are delegated to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 4.5 President. The president, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation. The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, if any, these Bylaws or as provided by law. The president shall be the chief executive officer of the Corporation unless the Board of Directors shall elect or appoint different individuals to hold such positions.

Section 4.6 Vice Presidents. The Board of Directors may elect one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the president, these Bylaws or as provided by law.

Section 4.7 Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as provided by law.

Section 4.8 Assistant Secretaries. An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as provided by law.

Section 4.9 Treasurer. The treasurer, subject to the order of the Board of Directors, shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the chairman of the board, if any, the chief executive officer, if any, or the president. The treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, these Bylaws or as provided by law. The treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the treasurer and for restoration to the Corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a chief financial officer of the Corporation has not been appointed, the treasurer may be deemed the chief financial officer of the Corporation.

Section 4.10 Assistant Treasurers. An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, if any, the president, the treasurer, these Bylaws or as provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.11 Execution of Negotiable Instruments, Deeds and Contracts. All (a) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (b) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (c) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V

CAPITAL STOCK

Section 5.1 Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2 Stock Certificates and Uncertificated Shares.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the chief executive officer, if any, the president or a vice president, and (ii) the secretary, an assistant secretary, the treasurer or the chief financial officer, if any, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(c) Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect.

Section 5.3 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5 Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new, equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded on the transfer books of the Corporation. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

Section 5.6 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE VI

DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII

RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 7.1 Records. All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3 Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.4 Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, deem proper to provide for contingencies, to equalize distributions or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserves in the manner in which they were created.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any

Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation, or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2 Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX

CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X

AMENDMENT OR REPEAL

Section 10.1 Amendment of Bylaws.

(a) Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these Bylaws or to adopt new bylaws.

(b) Stockholders. Notwithstanding Section 10.1(a), these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

*****

CERTIFICATION

The undersigned, as the duly elected Secretary of Overhill Farms, Inc., a Nevada corporation (the “Corporation”), does hereby certify that the foregoing Third Amended and Restated Bylaws were adopted as the bylaws of the Corporation by the Board of Directors of the Corporation as of [        ], 2013.

[ ], Secretary

[Third A&R Bylaws – Overhill Farms, Inc.]

Annex B

800 Nicollet Mall, Minneapolis, MN 55402-7020
Tel: 612 303-6000 | Tel: 800 333-6000 | Fax: 612 303-1410
Piper Jaffray & Co. Since 1895, Member SIPC and NYSE.

May 14, 2013

Board of Directors

Overhill Farms, Inc.

2727 East Vernon Avenue

Vernon, CA 90058

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Overhill Farms, Inc. (the “Company”), of the Merger Consideration (as defined below), to be exchanged pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among Bellisio Foods, Inc. (the “Acquiror”), the Company and Bellisio Acquisition Corp. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock to be cancelled in accordance with the Agreement, will be converted into the right to receive $5.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated May 13, 2013; (ii) reviewed and analyzed certain business, financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts on a stand-alone basis, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were furnished to us by management of the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant; and (viii) performed a discounted cash flows analysis for the Company on a stand-alone basis. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by us, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any

Opinion of Piper Jaffray & Co.

May 14, 2013

such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion, except in accordance with the terms of our engagement letter with the Company and upon its specific request.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

Opinion of Piper Jaffray & Co.

May 14, 2013

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Merger and the participants in the Merger that differ from the views of Piper Jaffray’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the Merger Consideration, any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the Merger Consideration to be received by holders of Company Common Stock in the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

Annex C-1

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of May 14, 2013, by and between Bellisio Foods, Inc., a Minnesota corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Overhill Farms, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and Parent intend to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Bellisio Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder owns beneficially or of record or has the power to vote, or direct the vote of, the number and class or series of shares of Company Common Stock (as defined below) as set forth on the signature page hereto;

WHEREAS, the Merger Agreement is required under the Nevada Revised Statutes (the “NRS”) to be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed to enter into this Voting Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

(a) “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Company Common Stock means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. The term Beneficially Owned shall exclude Shares over which the Stockholder does not hold the power to vote pursuant to arrangements with such Stockholder’s investment management clients.

(b) “Company Common Stock” means the common stock of the Company, par value $0.01 per share.

(c) “Shares” means shares of Company Common Stock.

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(d) “Stockholder’s Shares” means all Shares held of record or Beneficially Owned by the Stockholder, whether currently issued and outstanding or hereinafter acquired, including, without limitation, any Company Options held of record or Beneficially Owned by the Stockholder and any Shares acquired pursuant to Company Benefit Plans and held of record or Beneficially Owned by the Stockholder.

(e) Capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to them in the Merger Agreement.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1 No Transfer of Shares. The Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of the Stockholder’s Shares or any interest in the Stockholder’s Shares, (b) deposit the Stockholder’s Shares or any interest in the Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Stockholder’s Shares (any such action in clause (a), (b) or (c) above, a “transfer”). Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of the Stockholder’s Shares by the Stockholder (i) if the Stockholder is an individual, (A) to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, or (B) upon the death of the Stockholder to such Stockholder’s heirs, or (ii) if the Stockholder is not a natural person, (A) to the extent required to comply with investment management client instructions; (B) pro rata transfers resulting from withdrawals of investment management client assets under management; or (C) to one or more partners or members of the Stockholder or to an Affiliate under common control with the Stockholder, as applicable; provided, however, that in each case a transfer shall be permitted only if as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement.

2.2 Vote in Favor of the Merger and Related Matters. The Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company (and not, if applicable, in the Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the stockholders of the Company or any adjournment thereof, or in connection with any action by written consent of the stockholders of the Company, the Stockholder shall:

(a) appear at each such meeting or otherwise cause the Stockholder’s Shares Beneficially Owned or owned of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Stockholder’s Shares: (i) in favor of, and will otherwise support, the adoption and approval of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, any stockholder vote required by the Second Amended and Restated Articles of Incorporation of the Company (the “Articles”) and/or Chapter 92A of the NRS, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the transactions contemplated by the Merger Agreement and (iii) except for the Merger and the Merger Agreement, against, and not otherwise support, any Acquisition Proposal or any other action, agreement or transaction submitted for approval of the Company’s stockholders that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely

C-1-2

affect consummation of the Merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or satisfied;

2.3 Consent to Consideration. The Stockholder acknowledges that he, she or it is familiar with or has reviewed the Merger Agreement, understands that the only consideration that he, she or it is entitled to receive as a stockholder of the Company in connection with the Merger is the consideration to be paid pursuant to the Merger Agreement and the Stockholder hereby consents to such consideration.

2.4 Termination. This Voting Agreement, the obligations of the Stockholder pursuant to this Voting Agreement shall terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (b) such date and time as the Merger shall have become effective in accordance with the terms and provisions of the Merger Agreement, (c) November 14, 2013 and (d) such time as the Merger Agreement is amended to change the form, or reduce the amount, of Merger Consideration to be paid pursuant thereto (such earliest date, the “Expiration Date”); provided, however, that if the Merger shall become effective, the Stockholder’s obligations pursuant to Articles IV and V hereof shall survive such termination as shall any unfulfilled obligations of the Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

3.1 Authorization; Binding Agreement. The Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting creditors’ rights generally and by general principles of equity).

3.2	No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Voting Agreement to Parent by the Stockholder does not, and the performance of this Voting Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which the Stockholder is bound or affected, (ii) violate or conflict with the Articles, the Second Amended and Restated Bylaws of the Company or the articles of incorporation or bylaws or other equivalent organizational documents of the Stockholder, if applicable, or (iii) except where it would not interfere with the Stockholder’s ability to perform his, her or its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by the Stockholder of the transactions contemplated by this Voting Agreement.

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(b) The execution and delivery of this Voting Agreement to Parent by the Stockholder does not, and the performance of this Voting Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not interfere with the Stockholder’s ability to perform his, her or its obligations hereunder.

3.3 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Stockholder or any of the Stockholder’s Affiliates, threatened before any agency, administration, court or tribunal, foreign or domestic, against the Stockholder or any of the Stockholder’s Affiliates or any of their respective properties or assets or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective officers or partners (in the case of a partnership), or any of their respective officers, managers or members (in the case of a limited liability company), that would interfere with the Stockholder’s ability to perform his, her or its obligations hereunder. There is no judgment, decree or order against the Stockholder or any of the Stockholder’s Affiliates, or, to the knowledge of the Stockholder, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective officers or partners (in the case of a partnership), or any of their respective officers, managers or members (in the case of a limited liability company), that would prevent, enjoin, alter or delay any of the transactions contemplated by this Voting Agreement, or that would otherwise interfere with the Stockholder’s ability to perform its obligations hereunder.

3.4 Title to Shares. The Stockholder is the record or beneficial owner of the Stockholder’s Shares and has good title to the Stockholder’s Shares free and clear of all liens, encumbrances, security interests, charges, claims, proxies or voting restrictions other than pursuant to this Voting Agreement and as described herein. The signature pages hereto correctly set forth the number of the Stockholder’s Shares owned, directly or indirectly, of record or Beneficially Owned by the Stockholder as of the date of this Voting Agreement. Except as otherwise set forth in this Voting Agreement, the Stockholder has sole power of disposition and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Stockholder’s Shares set forth on the signature pages hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Voting Agreement.

3.5 Acknowledgement of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a copy of the Merger Agreement presented to such Stockholder as a substantially final form and has reviewed and understood the terms thereof.

3.6 Absence of Agreements with the Company. Other than the letter agreement, dated as of April 29, 2013, between the Company and the Stockholder, there are no existing agreements or arrangements between the Stockholder or any of his, her or its affiliates (or his or her spouse), on the one hand, and the Company, on the other hand, relating to the Shares owned beneficially or of record by the Stockholder or any other securities of or investment in the Company.

ARTICLE IV

COVENANTS OF THE STOCKHOLDER

4.1 Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives the exercise of, and shall cause to be waived and prevent, any rights of appraisal, rights to dissent or any similar right that the Stockholder or any other person may have by virtue of the Stockholder’s ownership of the Shares with respect to the Merger and the other transactions contemplated by the Merger Agreement.

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4.3 Public Announcements. Neither the Stockholder, his, her or its Affiliates, nor any of their respective officers, directors, managers or partners, as applicable, shall issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Voting Agreement, the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law.

4.4 No Solicitation of Acquisition Proposals. Neither the Stockholder nor any of his, her or its officers, directors, managers or partners, as applicable, shall, and the Stockholder shall direct and cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate or encourage any inquiries or the making or consummation of any proposal or offer that constitutes, or is reasonably likely to lead to, an Acquisition Proposal (including by way of providing access to non-public information), (b) engage in, continue or otherwise participate in any discussions or negotiations with any Person or group of Persons regarding any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal or (c) otherwise cooperate with or assist in, or knowingly facilitate, any effort or attempt to make any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

4.5 Additional Purchases. The Stockholder agrees that any Company Common Stock (or any Company Options related thereto) acquired or purchased by him, her or it after the execution of this Voting Agreement shall be subject to the terms of this Voting Agreement to the same extent as if they constituted the Stockholder’s Shares as of the date of this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1 Entire Agreement; Amendments. This Voting Agreement, the Merger Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

5.2 Survival of Representations and Warranties. All representations and warranties made by the Stockholder in this Voting Agreement shall survive any termination of the Merger Agreement or this Voting Agreement.

5.3 Assignment. Neither party to this Voting Agreement may assign any of its rights or obligations under this Voting Agreement without the prior written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 5.3 shall be null and void.

5.4 Severability. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

5.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with its specific terms or it is otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The Stockholder

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further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.5, and the Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.6 Governing Law; Jurisdiction. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to any conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any California State court, or federal court of the United States of America located in Los Angeles County, in the State of California, and any appellate court from thereof, in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby and agrees that process may be served upon him, her or it in any manner authorized by the Laws of the State of California for such persons and waives and covenants not to assert or plead any objection which he, she or it might otherwise have to such jurisdiction and such process. Each of the parties hereto irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby.

5.7 No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Parent shall not be deemed to have waived any claim available to it arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of Parent. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.8 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to Parent:

Bellisio Foods, Inc.

1201 Harmon Place

Suite #302

Minneapolis, MN 55403

Facsimile: (612) 337-8427

Attention:     Joel Conner

with a copy to:

Centre Partners Management LLC

825 Third Avenue, 40th Floor

New York, New York 10022

Facsimile: (212) 758-1830

Attention:     Bruce Pollack

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Facsimile: (212) 757-3990

Attention:     John M. Scott

Steven J. Williams

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If to the Stockholder, to the address or facsimile number set forth on the signature page hereof or, if not set forth thereon, to the address reflected in the stock books of the Company.

5.9 No Third-Party Beneficiaries. This Voting Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by, Parent and the Stockholder and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent and the Stockholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Company shall be a third party beneficiary of this Voting Agreement and shall be entitled to enforce any power, right, privilege or remedy of Parent hereunder.

5.10 Headings. The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.

5.11 Counterparts. This Voting Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of Parent and the Stockholder has executed or has caused this Voting Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

BELLISIO FOODS, INC.

By:	/s/ John Stiker
Name: John Stiker
Title: Secretary

STOCKHOLDER

HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC

By:	/s/ Anna Marie Lopez
Name: Anna Marie Lopez
Title: Chief Operating Officer
Date: May 14, 2013
	Address:	725 S. Figueroa Street
39th Floor
Los Angeles, CA 90017
	Facsimile:	213-947-4967

Number of Shares Beneficially Owned: 1,548,800

Signature Page –Voting Agreement

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Annex C-2

VOTING AGREEMENT

VOTING AGREEMENT (this “Voting Agreement”), dated as of May 14, 2013, by and between Bellisio Foods, Inc., a Minnesota corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Overhill Farms, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and Parent intend to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Bellisio Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder owns beneficially or has the power to vote, or direct the vote of, the number and class or series of shares of Company Common Stock (as defined below) reflected in the Schedule 13D (as defined below);

WHEREAS, the Merger Agreement is required under the Nevada Revised Statutes (the “NRS”) to be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed to enter into this Voting Agreement; and

WHEREAS, simultaneous with the execution and delivery of this Voting Agreement by Parent and the Stockholder, the Company is entering into a letter agreement with the Stockholder pursuant to which the Company, among other things, agrees (i) that the certain letter agreement between the Company and Stockholder, dated on or around June 6, 2012, will terminate at the time of public announcement of the Merger and (ii) that from and after the time of public announcement of the Merger, the Company will not provide to the Stockholder any information with respect to the Company or the Merger that can be considered material nonpublic information within the meaning of the federal securities laws (“Company MNPI”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

(a) “Beneficially Own”, “Beneficial Ownership” or “beneficial owner” with respect to any Company Common Stock means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. The term Beneficially Owned shall exclude Shares over which the Stockholder does not hold the power to vote.

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(b) “Company Common Stock” means the common stock of the Company, par value $0.01 per share.

(c) “Shares” means shares of Company Common Stock.

(d) “Stockholder’s Shares” means all Shares Beneficially Owned by the Stockholder, whether currently issued and outstanding or hereinafter acquired.

(e) Capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to them in the Merger Agreement.

ARTICLE II

TRANSFER AND VOTING OF SHARES

2.1 No Transfer of Shares. The Stockholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of the Stockholder’s Shares or any interest in the Stockholder’s Shares, (b) deposit the Stockholder’s Shares or any interest in the Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his, her or its Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein) or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of any of the Stockholder’s Shares (any such action in clause (a), (b) or (c) above, a “transfer”); provided, however, that the Stockholder shall be permitted to dispose of a portion of the Stockholder’s Shares, so long as such disposition would not result in the Stockholder Beneficially Owning less than 8% of the issued and outstanding Company Common Stock publicly reported by the Company, in its quarterly report on Form 10-Q, as outstanding as of February 13, 2013. Notwithstanding anything to the contrary in the foregoing sentence, this Section 2.1 shall not prohibit a transfer of the Stockholder’s Shares by the Stockholder (A) to the extent required to comply with investment management client instructions; (B) substantially pro rata in connection with withdrawals of investment management client assets under management; (C) pursuant to a stock loan made by or on behalf of the Stockholder’s investment management clients in the ordinary course of business; or (D) to one or more partners or members of the Stockholder or to an Affiliate under common control with the Stockholder, as applicable; provided, however, that in the case of a transfer pursuant to this clause (D) only if as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing to be bound by all of the terms of this Voting Agreement as though such transferee were the “Stockholder” hereunder.

2.2 Vote in Favor of the Merger and Related Matters. The Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company (and not, if applicable, in the Stockholder’s capacity as an officer or director of the Company), irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Date (as defined below), at any meeting of the stockholders of the Company or any adjournment thereof, or in connection with any action by written consent of the stockholders of the Company, the Stockholder shall:

(a) appear at each such meeting or otherwise cause the Stockholder’s Shares Beneficially Owned by the Stockholder to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Stockholder’s Shares: (i) in favor of, and will otherwise support, the adoption and approval of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, any stockholder vote required by the Second Amended and Restated Articles of Incorporation of the Company (the “Articles”) and/or Chapter 92A of the NRS, (ii) in favor of any other matter reasonably relating to the consummation or facilitation of, or otherwise in furtherance of, the

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transactions contemplated by the Merger Agreement and (iii) against, and not otherwise support, any Acquisition Proposal or any other action, agreement or transaction submitted for approval of the Company’s stockholders that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger, including, without limitation, any extraordinary transaction, merger, consolidation, sale of assets, recapitalization or other business combination involving the Company;

2.3 Merger Consideration. The Stockholder acknowledges that the only consideration that it is entitled to receive as a stockholder of the Company in connection with the Merger is the consideration to be paid pursuant to the Merger Agreement.

2.4 Termination. This Voting Agreement and the obligations of the Stockholder pursuant to this Voting Agreement shall terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, (b) such date and time as the Merger shall have become effective in accordance with the terms and provisions of the Merger Agreement, (c) such date and time as the board of directors of the Company shall change its recommendation to the Company’s stockholders with respect to the Merger, (d) November 14, 2013 and (e) such time as the Merger Agreement is amended to (i) change the form, or reduce the amount, of Merger Consideration to be paid pursuant thereto; (ii) add conditions, or materially amend or modify the existing conditions, in each case with respect to the obligations of Parent to consummate the Merger; or (iii) increase the Breakup Fee or the Expense Reimbursement Amount (such earliest date, the “Expiration Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

3.1 Authorization; Binding Agreement. The Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting creditors’ rights generally and by general principles of equity).

3.2 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Voting Agreement to Parent by the Stockholder does not, and the performance of this Voting Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which the Stockholder is bound or affected, (ii) violate or conflict with the articles of incorporation or bylaws or other equivalent organizational documents of the Stockholder, or (iii) except where it would not interfere with the Stockholder’s ability to perform its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by the Stockholder of the transactions contemplated by this Voting Agreement.

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(b) The execution and delivery of this Voting Agreement to Parent by the Stockholder does not, and the performance of this Voting Agreement by the Stockholder will not, require the Stockholder to make or obtain any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not interfere with the Stockholder’s ability to perform its obligations hereunder.

3.3 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Stockholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against the Stockholder or any of the Stockholder’s Affiliates or any of their respective properties or assets or any of their respective officers, managers or members, that would interfere with the Stockholder’s ability to perform its obligations hereunder. There is no judgment, decree or order against the Stockholder or any of the Stockholder’s Affiliates, or, to the knowledge of the Stockholder, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective officers or partners (in the case of a partnership), or any of their respective officers, managers or members (in the case of a limited liability company), that would prevent, enjoin, alter or delay any of the transactions contemplated by this Voting Agreement, or that would otherwise interfere with the Stockholder’s ability to perform its obligations hereunder.

3.4 Title to Shares. The Stockholder is the beneficial owner of the Stockholder’s Shares and has good title to the Stockholder’s Shares free and clear of all liens, encumbrances, security interests, charges, claims, proxies or voting restrictions other than pursuant to this Voting Agreement, pursuant to agreements or arrangements with the Stockholder’s investment management clients and as described herein or reflected in the Schedule 13D filed by the Stockholder with respect to the Common Stock on May 3, 2013 (the “Schedule 13D”). The Schedule 13D correctly sets forth the number of the Stockholder’s Shares Beneficially Owned by the Stockholder as of the date thereof. Except as otherwise set forth in this Voting Agreement or the Schedule 13D, the Stockholder has sole power of disposition and sole power to vote as set forth in this Voting Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws, the terms of this Voting Agreement and agreements or arrangements with the Stockholder’s investment management clients.

3.5 Acknowledgement of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Stockholder has received a draft of the Merger Agreement presented to such Stockholder as in substantially final form and has reviewed and understood the terms thereof.

ARTICLE IV

COVENANTS OF THE PARTIES

4.1 Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

4.2 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives the exercise of any rights of appraisal, rights to dissent or any similar right that it may have with respect to the Merger and the other transactions contemplated by the Merger Agreement in respect of any Shares owned by the Stockholder as of the effective time of the Merger.

4.3 Public Announcements. Neither the Stockholder, its Affiliates, nor any of their respective officers, directors, managers or partners, as applicable, shall issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Voting Agreement, the Merger or any other transactions

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contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable Law (including, without limitation, Rule 13d-2 under the Securities Exchange Act of 1934, as amended).

4.4 No Solicitation of Acquisition Proposals. Neither the Stockholder nor any of its officers, directors, managers or partners, as applicable, shall, and the Stockholder shall direct and cause his, her or its employees, agents, consultants and representatives not to, directly or indirectly, (a) solicit, initiate or encourage any inquiries or the making or consummation of any proposal or offer that constitutes, or is reasonably likely to lead to, an Acquisition Proposal (including by way of providing access to non-public information), (b) engage in, continue or otherwise participate in any discussions or negotiations with any Person or group of Persons regarding any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal or (c) otherwise cooperate with or assist in, or knowingly facilitate, any effort or attempt to make any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

4.5 Additional Purchases. For the avoidance of doubt, the Stockholder acknowledges that any Company Common Stock acquired or purchased by it after the execution of this Voting Agreement shall be subject to the terms of this Voting Agreement to the same extent as if they constituted the Stockholder’s Shares as of the date of this Agreement.

4.6 No Company MNPI. Parent agrees that, from and after public announcement of the Merger, neither Parent, its Affiliates, nor any of their respective officers, directors, managers, partners, employees, representatives or advisors, as applicable, shall provide to the Stockholder, any of its Affiliates, or any of their respective officers, directors, managers, partners, employees, representatives or advisors, any Company MNPI.

ARTICLE V

GENERAL PROVISIONS

5.1 Entire Agreement; Amendments. This Voting Agreement, the Merger Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

5.2 No Survival of Representations and Warranties. The representations and warranties made by the Stockholder in this Voting Agreement shall not survive any termination of the Merger Agreement or this Voting Agreement.

5.3 Assignment. Neither party to this Voting Agreement may assign any of its rights or obligations under this Voting Agreement without the prior written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 5.3 shall be null and void.

5.4 Severability. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

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5.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with its specific terms or it is otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.5, and the Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Parent agrees that specific performance or an injunction under this Section 5.5 shall be Parent’s exclusive remedy for any breach of this Voting Agreement, that Parent shall not be entitled to money damages in respect of any breach of this Voting Agreement, and that the Stockholder shall have no other liability under this Voting Agreement.

5.6 Governing Law; Jurisdiction. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any New York State court, or federal court of the United States of America located in New York County, in the State of New York, and any appellate court therefrom, in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby and agrees that process may be served upon him, her or it in any manner authorized by the Laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which he, she or it might otherwise have to such jurisdiction and such process. Each of the parties hereto irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby.

5.7 No Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Parent shall not be deemed to have waived any claim available to it arising out of this Voting Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of Parent. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

5.8 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to Parent:

Bellisio Foods, Inc.

1201 Harmon Place

Suite #302

Minneapolis, MN 55403

Facsimile: (612) 337-8427

Attention:      Joel Conner

with a copy to:

Centre Partners Management LLC

825 Third Avenue, 40th Floor

New York, New York 10022

Facsimile: (212) 758-1830

Attention:         Bruce Pollack

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with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Facsimile: (212) 757-3990

Attention:     John M. Scott

  Steven J. Williams

If to the Stockholder, to the address or facsimile number set forth on the signature page hereof or, if not set forth thereon, to the address reflected in the stock books of the Company.

5.9 No Third-Party Beneficiaries. This Voting Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by, Parent and the Stockholder and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person (other than Parent and the Stockholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Company shall be a third party beneficiary of this Voting Agreement and shall be entitled to enforce any power, right, privilege or remedy of Parent hereunder.

5.10 Headings. The heading references herein are for convenience of reference only and do not form part of this Voting Agreement, and no construction or reference shall be derived therefrom.

5.11 Counterparts. This Voting Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of Parent and the Stockholder has executed or has caused this Voting Agreement to be executed by their respective duly authorized officers, him or her, as applicable, as of the date first written above.

BELLISIO FOODS, INC.

By:	/s/ John Stiker
Name: John Stiker
Title: Secretary

STOCKHOLDER

Lord, Abbett & Co. LLC

By:	/s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Member & General Counsel
Date: May 14, 2013
	Address:	90 Hudson Street
Jersey City, NJ 07302
	Facsimile:	(201) 827-3269

Signature Page – Voting Agreement

C-2-8

SPECIAL MEETING OF STOCKHOLDERS OF OVERHILL FARMS, INC. August 6, 2013 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/12661/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030030300000000000 8 080613 The Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the Merger Agreement, “FOR” the approval of the merger-related named executive officer compensation proposal and, if necessary, “FOR” the adjournment or postponement proposal. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve and adopt the Agreement and Plan of Merger, dated May 14, 2013, as such agreement may be amended from time to time in accordance with its terms (the “Merger Agreement”), by and among the Company, Bellisio Foods, Inc. (“Bellisio”) and Bellisio Acquisition Corp., a wholly-owned subsidiary of Bellisio (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Bellisio. 2. To approve, on a non-binding advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger. 3. To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW. IF OTHER MATTERS THAN THE PROPOSALS LISTED BELOW ARE PROPERLY PRESENTED AT THE SPECIAL MEETING, THE PERSONS NAMED ON THE REVERSE SIDE WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please indicate as such. If the signer is a corporation, partnership, limited liability company or other legal entity, a duly authorized signatory should sign, indicating such entity’s full legal name.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please indicate as such. If the signer is a corporation, partnership, limited liability company or other legal entity, a duly authorized signatory should sign, indicating such entity’s full legal name. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve and adopt the Agreement and Plan of Merger, dated May 14, 2013, as such agreement may be amended from time to time in accordance with its terms (the “Merger Agreement”), by and among the Company, Bellisio Foods, Inc. (“Bellisio”) and Bellisio Acquisition Corp., a wholly-owned subsidiary of Bellisio (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Bellisio. 2. To approve, on a non-binding advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger. 3. To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the Merger Agreement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW. IF OTHER MATTERS THAN THE PROPOSALS LISTED BELOW ARE PROPERLY PRESENTED AT THE SPECIAL MEETING, THE PERSONS NAMED ON THE REVERSE SIDE WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF OVERHILL FARMS, INC. August 6, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the Merger Agreement, “FOR” the approval of the merger-related named executive officer compensation proposal and, if necessary, “FOR” the adjournment or postponement proposal. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00030030300000000000 8 080613 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/12661/

OVERHILL FARMS, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, having read the Notice to Stockholders and Proxy Statement dated July 1, 2013, receipt of which is hereby acknowledged, hereby appoints James Rudis and Robert A. Olivarez, and each of them, as proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to represent and vote as designated on the reverse side, all the shares of common stock of Overhill Farms, Inc. (the “Company”) held of record by the undersigned on June 10, 2013, at the special meeting of stockholders to be held at 9:00 a.m., local time, on August 6, 2013, at the Company’s principal executive offices, located at 2727 E. Vernon Avenue, Vernon, California 90058, or any adjournment or postponement thereof. They are also given authority to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given with respect to such shares with respect to such meeting. (Continued and to be signed on the reverse side) 14475